Exhibit 99.3

PRO FORMA VALUATION REPORT
MUTUAL HOLDING COMPANY
STOCK OFFERNG

Provident Bancorp, Inc. | Amesbury, Massachusetts

PROPOSED HOLDING COMPANY FOR:
The Provident Bank | Amesbury, Massachusetts

Dated as of February 13, 2015

RP FINANCIAL, LC.
Advisory | Planning | Valuation

1100 North Glebe Road Suite 600
Arlington, Virginia 22201
703.528.1700
rpfinancial.com

February 13, 2015

Board of Trustees

Provident Bancorp

Boards of Directors
Provident Bancorp, Inc.
The Provident Bank

5 Market Street

Amesbury, Massachusetts 01913

Members of the Boards of Trustees and Directors:

At your request, we have completed and hereby provide an independent appraisal ("Appraisal") of the estimated pro forma market value of the common stock which is to be issued in connection with the stock issuance transaction described below.

This Appraisal is furnished pursuant to the requirements stipulated in the Code of Federal Regulations and has been prepared in accordance with the “Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization” (the “Valuation Guidelines”) of the Office of Thrift Supervision (“OTS”) and accepted by the Federal Reserve Board (“FRB”), the Office of the Comptroller of the Currency (“OCC”), the Federal Deposit Insurance Corporation (“FDIC”) and the Massachusetts Commissioner of Banks (the “Commissioner”), and applicable regulatory interpretations thereof.

Description of Plan of Stock Issuance

On March 10, 2015, the Board of Trustees of the Provident Bancorp (the “MHC”) and the Board of Directors of Provident Bancorp, Inc. (Provident Bancorp” or the “Company”) adopted the Plan of Stock Issuance (the “Plan”). Pursuant to the Plan, Provident Bancorp will issue a majority of its common stock to the MHC and sell a minority of its common stock to the public. Concurrent with the completion of the public stock offering, The Provident Bank will receive at least 50.0% of the net stock proceeds and the balance will be retained by Provident Bancorp. The MHC will own a controlling interest in the Company of at least 51%, and the Company will be the sole subsidiary of the MHC. For purposes of this document, the existing consolidated entity will hereinafter be referred to as Provident Bancorp or the Company.

Provident Bancorp will offer its common stock in a subscription offering to Eligible Account Holders, Supplemental Eligible Account Holders, Tax-Qualified Plans including The Provident Bank’s employee stock ownership plan (the “ESOP”), and Employees, Officers, Directors, Trustees and Corporators of The Provident Bank and the MHC as such terms are defined in the Company’s Plan for purposes of applicable federal regulatory guidelines governing stock offerings by mutual institutions. To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, the shares may be offered for sale to members of the general public in a community offering and a

Washington Headquarters
Three Ballston Plaza	Telephone: (703) 528-1700
1100 North Glebe Road, Suite 600	Fax No.: (703) 528-1788
Arlington, VA 22201	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com

Board of Trustees

Boards of Directors

February 13, 2015

a syndicated offering. A portion of the net proceeds received from the sale of the common stock will be used to purchase all of the then to be issued and outstanding capital stock of The Provident Bank and the balance of the net proceeds will be retained by the Company.

At this time, no other activities are contemplated for the Company other than the ownership of The Provident Bank, a loan to the newly-formed ESOP and reinvestment of the proceeds that are retained by the Company. In the future, Provident Bancorp may acquire or organize other operating subsidiaries, diversify into other banking-related activities, pay dividends or repurchase its stock, although there are no specific plans to undertake such activities at the present time.

The Plan provides for the establishment of a new charitable foundation (the “Foundation”). The Foundation contribution will be funded with 2.0% of the number of shares of common stock issued in the stock issuance and $250,000 in cash. The purpose of the Foundation is to provide financial support to charitable organizations in the communities in which The Provident Bank operates and to enable those communities to share in the Bank’s long-term growth. The Foundation will be dedicated completely to community activities and the promotion of charitable causes.

RP® Financial, LC.

RP® Financial, LC. (“RP Financial”) is a financial consulting firm serving the financial services industry nationwide that, among other things, specializes in financial valuations and analyses of business enterprises and securities, including the pro forma valuation for savings institutions converting from mutual-to-stock form. The background and experience of RP Financial is detailed in Exhibit V-1. We believe that, except for the fee we will receive for the Appraisal, we are independent of the Company, the Bank, the MHC and the other parties engaged by the Bank, the Company or the MHC to assist in the stock conversion process.

Valuation Methodology

In preparing our Appraisal, we have reviewed the regulatory applications of the Company, the Bank and the MHC, including the prospectus as filed with the FRB, the Commissioner and the Securities and Exchange Commission (“SEC”). We have conducted a financial analysis of the Company, the Bank and the MHC that has included a review of audited financial information for the years ended December 31, 2010 through December 31, 2014, a review of various unaudited information and internal financial reports through December 31, 2014, and due diligence related discussions with the Company’s management; Whittlesey & Hadley, P.C., the Company’s independent auditor; Luse Gorman, PC, the Company’s counsel for the stock issuance and Sandler O’Neill & Partners, L.P., the Company’s marketing advisor in connection with the stock offering. All assumptions and conclusions set forth in the Appraisal were reached independently from such discussions. In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable. While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

Board of Trustees
Boards of Directors
February 13, 2015

We have investigated the competitive environment within which Provident Bancorp operates and have assessed Provident Bancorp’s relative strengths and weaknesses. We have kept abreast of the changing regulatory and legislative environment for financial institutions and analyzed the potential impact on Provident Bancorp and the industry as a whole. We have analyzed the potential effects of the stock offering on Provident Bancorp’s operating characteristics and financial performance as they relate to the pro forma market value of Provident Bancorp. We have reviewed the economic and demographic characteristics of the Company’s primary market area. We have compared Provident Bancorp’s financial performance and condition with selected publicly-traded thrifts in accordance with the Valuation Guidelines, as well as all publicly-traded thrifts and thrift holding companies. We have reviewed the current conditions in the securities markets in general and the market for thrift stocks in particular, including the market for existing thrift issues and initial public offerings by thrifts and thrift holding companies. We have excluded from such analyses thrifts subject to announced or rumored acquisition, and/or institutions that exhibit other unusual characteristics.

The Appraisal is based on Provident Bancorp’s representation that the information contained in the regulatory applications and additional information furnished to us by Provident Bancorp and its independent auditor, legal counsel and other authorized agents are truthful, accurate and complete. We did not independently verify the financial statements and other information provided by Provident Bancorp, or its independent auditor, legal counsel and other authorized agents nor did we independently value the assets or liabilities of Provident Bancorp. The valuation considers Provident Bancorp only as a going concern and should not be considered as an indication of Provident Bancorp’s liquidation value.

Our appraised value is predicated on a continuation of the current operating environment for Provident Bancorp and for all thrifts and their holding companies. Changes in the local, state and national economy, the legislative and regulatory environment for financial institutions and mutual holding companies, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability and may materially impact the value of thrift stocks as a whole or the value of Provident Bancorp’s stock alone. It is our understanding that there are no current plans for selling control of Provident Bancorp following completion of the stock offering. To the extent that such factors can be foreseen, they have been factored into our analysis.

The estimated pro forma market value is defined as the price at which Provident Bancorp’s common stock, immediately upon completion of the stock offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

Valuation Conclusion

It is our opinion that, as of February 13, 2015, the estimated aggregate pro forma market value of the shares to be issued immediately following the offering, both shares issued publicly as well as to the MHC, was $81,600,000 at the midpoint, equal to 8,160,000 shares issued at a per share value of $10.00. Pursuant to conversion guidelines, the 15% offering range indicates a minimum value of $69,360,000 and a maximum value of $93,840,000. Based on the $10.00 per share offering price determined by the Board, this valuation range equates to total shares outstanding of 6,936,000 shares at the minimum of the valuation range and 9,384,000 total

Board of Trustees

Boards of Directors

February 13, 2015

shares outstanding at the maximum of the valuation range. In the event that the appraised value is subject to an increase, the aggregate pro forma market value may be increased up to a super maximum value of $107,916,000 without a resolicitation. Based on the $10.00 per share offering price, the super maximum value would result in total shares outstanding of 10,791,600. The Board of Directors has established a public offering range such that the public ownership of the Company will constitute a 45.0% ownership interest of the Company prior to the issuance of the shares to the Foundation. Accordingly, the offering range to the public of the minority stock will be $31,212,000 at the minimum, $36,720,000 at the midpoint, $42,228,000 at the maximum and $48,562,200 at the super maximum. Based on the public offering range, and inclusive of the shares issued to the Foundation, the public ownership of the shares will represent 47.0% of the shares issued, with the MHC owning the majority of the shares.

Limiting Factors and Considerations

The valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is determined in accordance with applicable regulatory guidelines and is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the stock offering will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the estimated pro forma market value thereof. The appraisal reflects only a valuation range as of this date for the pro forma market value of Provident Bancorp immediately upon issuance of the stock and does not take into account any trading activity with respect to the purchase and sale of common stock in the secondary market on the date of issuance of such securities or at anytime thereafter following the completion of the stock offering.

RP Financial’s valuation was based on the financial condition and operations of Provident Bancorp as of September 30, 2014, the date of the financial data included in the prospectus.

RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits RP Financial, its principals or employees from purchasing stock of its client institutions.

This valuation will be updated as provided for in the conversion regulations and guidelines. These updates will consider, among other things, any developments or changes in the financial performance and condition of Provident Bancorp, management policies, and current conditions in the equity markets for thrift shares, both existing issues and new issues. These updates may also consider changes in other external factors which impact value including, but not limited to: various changes in the legislative and regulatory environment for financial institutions, the stock market and the market for thrift stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of

Board of Trustees
Boards of Directors
February 13, 2015

the update. The valuation will also be updated at the completion of Provident Bancorp’s stock offering.

Respectfully submitted,
RP® FINANCIAL, LC.

Ronald S. Riggins
Managing Director

Gregory E. Dunn
Director

RP® Financial, LC.	TABLE OF CONTENTS
i

TABLE OF CONTENTS
PROVIDENT BANCORP, INC.

THE PROVIDENT BANK
Amesbury, Massachusetts

PAGE
DESCRIPTION		NUMBER

CHAPTER ONE	OVERVIEW AND FINANCIAL ANALYSIS

Introduction		I.1
Plan of Stock Issuance		I.1
Strategic Overview		I.2
Balance Sheet Trends		I.4
Income and Expense Trends		I.8
Interest Rate Risk Management		I.11
Lending Activities and Strategy		I.12
Asset Quality		I.14
Funding Composition and Strategy		I.15
Subsidiary Activity		I.16
Legal Proceedings		I.16

CHAPTER TWO	MARKET AREA

Introduction		II.1
National Economic Factors		II.1
Market Area Demographics		II.4
Regional Economy		II.6
Unemployment Trends		II.9
Market Area Deposit Characteristics and Competition		II.9

CHAPTER THREE	PEER GROUP ANALYSIS

Peer Group Selection		III.1
Financial Condition		III.5
Income and Expense Components		III.8
Loan Composition		III.11
Interest Rate Risk		III.13
Credit Risk		III.13
Summary		III.16

RP® Financial, LC.	TABLE OF CONTENTS
ii

TABLE OF CONTENTS

PROVIDENT BANCORP, INC.
THE PROVIDENT BANK
Amesbury, Massachusetts

(continued)

PAGE
DESCRIPTION		NUMBER

CHAPTER FOUR	VALUATION ANALYSIS

Introduction		IV.1
Appraisal Guidelines		IV.1
RP Financial Approach to the Valuation		IV.1
Valuation Analysis		IV.2
1. Financial Condition		IV.3
2. Profitability, Growth and Viability of Earnings		IV.4
3. Asset Growth		IV.6
4. Primary Market Area		IV.6
5. Dividends		IV.8
6. Liquidity of the Shares		IV.9
7. Marketing of the Issue		IV.9
A. The Public Market		IV.10
B. The New Issue Market		IV.14
C. The Acquisition Market		IV.17
8. Management		IV.18
9. Effect of Government Regulation and Regulatory Reform		IV.18
Summary of Adjustments		IV.18
Valuation Approaches: Fully-Converted Basis		IV.19
Basis of Valuation- Fully-Converted Pricing Ratios		IV.20
1. Price-to-Earnings ("P/E")		IV.20
2. Price-to-Book ("P/B")		IV.24
3. Price-to-Assets ("P/A")		IV.25
Comparison to Publicly-Traded MHCs		IV.25
Comparison to Recent Offerings		IV.29
Valuation Conclusion		IV.30

RP® Financial, LC.	LIST OF TABLES
iii

LIST OF TABLES
PROVIDENT BANCORP, INC.
THE PROVIDENT BANK
Amesbury, Massachusetts

TABLE
Number	DESCRIPTION	page

1.1	Historical Balance Sheet Data	I.5
1.2	Historical Income Statements	I.9

2.1	Summary Demographic Data	II.5
2.2	Primary Market Area Employment Sectors	II.7
2.3	Largest Employers in Local Market Area	II.8
2.4	Unemployment Trends	II.9
2.5	Deposit Summary	II.10
2.6	Market Area Deposit Competitors	II.11

3.1	Peer Group of Publicly-Traded Thrifts	III.3
3.2	Balance Sheet Composition and Growth Rates	III.6
3.3	Income as a Pct. of Avg. Assets and Yields, Costs, Spreads	III.9
3.4	Loan Portfolio Composition and Related Information	III.12
3.5	Interest Rate Risk Measures and Net Interest Income Volatility	III.14
3.6	Credit Risk Measures and Related Information	III.15

4.1	Market Area Unemployment Rates	IV.8
4.2	Pricing Characteristics and After-Market Trends	IV.15
4.3	Market Pricing Comparatives	IV.16
4.4	Fully-Converted Market Pricing Versus Peer Group	IV.22
4.5	MHC Market Pricing Versus Peer Group	IV.23
4.6	Calculation of Implied Per Share Data- Incorporating MHC
	Second Step Conversion	IV.27
4.7	MHC Institutions Implied Pricing Ratios, Full Conversion Basis	IV.28

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.1

I. Overview and Financial Analysis

Introduction

The Provident Bank (“Provident Bank” or the “Bank”, chartered in 1828, is a Massachusetts chartered stock co-operative bank headquartered in Amesbury, Massachusetts. In 2000, Provident Bank reorganized into the mutual holding company structure, forming Provident Bancorp, a Massachusetts chartered mutual holding company (the “MHC”). The MHC’s primary purpose is to act as the holding company for Provident Bancorp, Inc., a Massachusetts corporation (“Provident Bancorp” or the “Company”), which was formed in 2011. Provident Bank is the wholly-owned subsidiary of the Company. Provident Bank serves the Boston metropolitan area and southern New Hampshire through the main office, six full service branch offices and two loan production offices. The main office and one branch are located in Amesbury. Branch offices are also maintained in Newburyport, Massachusetts and Portsmouth, Exeter and Seabrook, New Hampshire. Amesbury and Newburyport are located in Essex County, while all of the New Hampshire branches are located in Rockingham County. The loan production offices are located in Bedford and Nashua, New Hampshire. A map of Provident Bank’s branch office locations is provided in Exhibit I-1. Provident Bank is a member of the Federal Home Loan Bank (“FHLB”) system and its deposits are insured up to the maximum allowable amount by the Federal Deposit Insurance Corporation (“FDIC”). As of December 31, 2014, Provident Bancorp had consolidated total assets of $658.6 million, total deposits of $536.9 million and total equity of $75.8 million equal to 11.51% of total assets. The Company’s audited financial statements are included by reference as Exhibit I-2.

Plan of Stock Issuance

On March 10 2015, the Board of Trustees of the MHC and the Board of Directors of Provident Bancorp adopted the Plan of Stock Issuance (the “Plan”). Pursuant to the Plan, Provident Bancorp will issue a majority of its common stock to the MHC and sell a minority of its common stock to the public. Concurrent with the completion of the public stock offering, the Bank will receive at least 50.0% of the net stock proceeds and the balance will be retained by Provident Bancorp. The MHC will own a controlling interest in the Company of at least 51%, and the Company will be the sole subsidiary of the MHC. For purposes of this document, the existing consolidated entity will hereinafter be referred to as Provident Bancorp or the Company.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.2

Provident Bancorp will offer its common stock in a subscription offering to Eligible Account Holders, Supplemental Eligible Account Holders, Tax-Qualified Plans including Provident Bank’s employee stock ownership plan (the “ESOP”), and Employees, Officers, Directors, Trustees and Corporators of the Bank and the MHC, as such terms are defined in the Company’s Plan for purposes of applicable federal regulatory guidelines governing stock offerings by mutual institutions. To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, the shares may be offered for sale to members of the general public in a community offering and a syndicated offering. A portion of the net proceeds received from the sale of the common stock will be used to purchase all of the then to be issued and outstanding capital stock of Provident Bank and the balance of the net proceeds will be retained by the Company.

At this time, no other activities are contemplated for the Company other than the ownership of the Bank, funding a loan to the newly-formed ESOP and reinvestment of the proceeds that are retained by the Company. In the future, Provident Bancorp may acquire or organize other operating subsidiaries, diversify into other banking-related activities, pay dividends or repurchase its stock, although there are no specific plans to undertake such activities at the present time.

The Plan provides for the establishment of a new charitable foundation (the “Foundation”). The Foundation contribution will be funded with 2.0% of the number of shares of common stock issued in the stock issuance and $250,000 in cash. The purpose of the Foundation is to provide financial support to charitable organizations in the communities in which Provident Bank operates and to enable those communities to share in the Bank’s long-term growth. The Foundation will be dedicated completely to community activities and the promotion of charitable causes.

Strategic Overview

Provident Bancorp maintains a local community banking emphasis, with a primary strategic objective of meeting the borrowing and deposit needs of its local customer base. Provident Bancorp strategic emphasis has shifted from that of a traditional thrift to that of a commercial bank. The Company is pursuing a strategy of strengthening its community bank franchise dedicated to meeting the banking needs of business and retail customers in the communities that are served by the Company. In recent years, growth strategies have

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.3

emphasized increased lending diversification that targets growth of commercial real estate and commercial business loans.

Investments serve as a supplement to the Company’s lending activities and the investment portfolio is considered to be indicative of a low risk investment philosophy. Mortgage-backed securities guaranteed by government sponsored enterprises (“GSEs”) constitute the largest portion of the Company’s investment portfolio, with other investments consisting of municipal bonds, U.S. Government and federal agency obligations, marketable equity securities, trust preferred securities, corporate debt and asset-backed securities.

Deposits have consistently served as the primary funding source for the Company, with supplemental funding provided by utilization of borrowings as an alternative funding source for purposes of managing funding costs and interest rate risk. Borrowings currently held by the Company consist of FHLB advances.

Provident Bancorp’s earnings base is largely dependent upon net interest income and operating expense levels. The Company has maintained a relatively stable net interest margin during the past five years. Redeployment of lower yielding cash and investments into loan growth has helped to preserve the Company’s net interest margin in the prevailing interest rate environment, where financial institutions in general have experienced interest rate spread compression due to interest-earning asset yields declining more significantly relative to interest-bearing funding costs. Operating expense ratios have trended lower in recent years, as the Company has been effective in implementing recent growth strategies without significantly increasing operating expenses. Non-interest operating income has been a fairly stable contributor to the Company’s earnings, while the amount of loan loss provisions established has increased in recent periods largely due to growth of the loan portfolio.

The post-offering business plan of the Company is expected to continue to focus on operating and growing a profitable institution. Accordingly, Provident Bancorp will continue to be an independent full service community bank, with a commitment to meeting the retail and commercial banking needs of individuals and businesses in the Boston metropolitan area and southern New Hampshire.

The Company’s Board of Directors has elected to complete a public stock offering to sustain growth strategies and facilitate implementation of its strategic plan. The capital realized from the stock offering will increase the Company’s operating flexibility and allow for additional growth of the balance sheet. The additional funds realized from the stock offering will provide

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.4

an alternative funding source to deposits and borrowings in meeting the Company’s future funding needs, which may facilitate a reduction in Provident Bancorp’s funding costs. Additionally, Provident Bancorp’s higher equity-to-assets ratio will enable the Company to pursue expansion opportunities. Such expansion would most likely occur through the establishment of additional banking offices to gain a market presence in nearby markets that are complementary to the Company’s existing branch network. The Company will also be in a better position to pursue growth through acquisition of other financial service providers following the stock offering, given its strengthened capital position. At this time, other than the planned opening of a full service branch office in Bedford, New Hampshire, which will include the consolidation of the two loan production offices into that facility, the Company has no specific plans for expansion. The projected uses of proceeds are highlighted below.

o	The Company. The Company is expected to retain up to 50% of the net conversion proceeds. At present, funds at the holding company level are expected to be initially held in liquid funds. Over time, the funds may be utilized for various corporate purposes, which may include redeeming all or a portion of the Company’s outstanding shares of Non-Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) acquisitions, infusing additional equity into the Bank, repurchases of common stock, and the payment of dividends.

o	The Bank. Approximately 50% of the net conversion proceeds will be infused into the Bank. Cash proceeds (i.e., net proceeds less deposits withdrawn to fund stock purchases) infused into the Bank are anticipated to become part of general operating funds and are expected to be primarily utilized to fund loan growth over time.

Overall, it is the Company’s objective to pursue controlled growth that will serve to increase returns, while, without significantly increasing the overall risk associated with Provident Bancorp’s operations.

Balance Sheet Trends

Table 1.1 shows the Company’s historical balance sheet data for the past five years. From yearend 2010 through yearend 2014, Provident Bancorp’s assets increased at a 7.24% annual rate. Asset growth was largely driven by loan growth, which was partially funded with redeployment of cash and investments. Asset growth was funded by deposit growth, which funded a reduction in borrowings as well. A summary of Provident Bancorp’s key operating ratios for the past five years is presented in Exhibit I-3.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.5

Table 1.1

Provident Bancorp, Inc.

Historical Balance Sheet Data

											12/31/10-
											12/31/14
	At December 31,										Annual.
	2010		2011		2012		2013		2014		Growth Rate
	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Pct
	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	(%)

Total Amount of:
Assets	$498,026	100.00%	$530,577	100.00%	$576,450	100.00%	$624,659	100.00%	$658,606	100.00%	7.24%
Cash and cash equivalents	17,329	3.48%	24,789	4.67%	23,101	4.01%	15,356	2.46%	9,558	1.45%	-13.82%
Investment securities/CDs	118,611	23.82%	130,613	24.62%	147,895	25.66%	134,376	21.51%	121,591	18.46%	0.62%
Loans receivable, net	333,895	67.04%	345,565	65.13%	377,118	65.42%	439,712	70.39%	494,183	75.03%	10.30%
FHLB stock	4,067	0.82%	4,067	0.77%	3,799	0.66%	5,318	0.85%	3,642	0.55%	-2.72%
Bank-owned life insurance	5,108	1.03%	5,286	1.00%	5,461	0.95%	11,764	1.88%	12,144	1.84%	24.17%

Deposits	$379,455	76.19%	$404,308	76.20%	$449,664	78.01%	$508,554	81.41%	$536,934	81.53%	9.07%
Borrowings	68,316	13.72%	54,866	10.34%	49,461	8.58%	40,988	6.56%	39,237	5.96%	-12.95%
						0.00%
Equity	$44,551	8.95%	$64,725	12.20%	$67,060	11.63%	$69,827	11.18%	$75,791	11.51%	14.21%

Loans/Deposits		87.99%		85.47%		83.87%		86.46%		92.04%

Number of offices	7		7		7		7		7

(1) Ratios are as a percent of ending assets.

Sources: Provident Bancorp's prospectus, audited and unaudited financial statements, SNL Financial and RP Financial calculations.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.6

Provident Bancorp’s loans receivable portfolio increased at a 10.30% annual rate from yearend 2010 through yearend 2014, in which the loans receivable balance showed a steady upward trend during the period. The most significant loan growth was realized during the past two years, which was primarily attributable to growth of commercial real estate and commercial business loans. The Company’s higher loan growth rate compared to its asset growth rate served to increase the loans-to-assets ratio from 67.04% at yearend 2010 to 75.03% at yearend 2014.

Provident Bancorp’s emphasis on growing commercial loans is evidenced by recent trends in its loan portfolio composition. Trends in the Company’s loan portfolio composition since yearend 2010 show that the concentration of 1-4 family mortgage loans (including home equity loans and lines of credit) comprising total loans decreased from 34.03% of total loans at yearend 2010 to 20.84% of total loans at yearend 2014. Comparatively, from yearend 2010 through yearend 2014, commercial real estate loans (including multi-family loans) decreased from 51.66% to 49.76% of total loans and commercial business loans increased from 8.04% to 19.45% of total loans. Over the same time period, the relative concentrations of construction and land loans increased from 5.98% of total loans to 9.38% of total loans and consumer loans increased from 0.30% of total loans to 0.57% of total loans. Recent trends in the Company’s loan portfolio composition are generally expected to continue, particularly as the Company is no longer originating 1-4 family permanent mortgage loans.

The intent of the Company’s investment policy is to provide adequate liquidity and to generate a favorable return within the context of supporting Provident Bancorp’s overall credit and interest rate risk objectives. It is anticipated that proceeds retained at the holding company level will either be invested into liquid funds held as a deposit at the Bank or to pay down the Series A Preferred Stock. The Company currently intends to redeem at least 50% or $8.6 million of the Series A Preferred Stock with proceeds realized from the stock offering. Since yearend 2010, the Company’s level of cash and investment securities (inclusive of FHLB stock) ranged from a low of 20.47% of assets at yearend 2014 to a high of 30.37% of assets at yearend 2012. The decrease in the balance of cash and investments since yearend 2012 was largely related to redeployment of those funds for purposes of funding loan growth. Mortgage-backed securities totaling $54.9 million comprised the most significant component of the Company’s investment portfolio at December 31, 2014. Other investments held by the Company at December 31, 2014 consisted of municipal bonds ($49.5 million), marketable equity securities ($10.3 million), asset-backed securities ($2.6 million), U.S. Government and

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.7

federal agency obligations ($2.1 million), trust preferred securities ($1.1 million) and corporate debt ($1.1 million). As of December 31, 2014, investments maintained as held to maturity totaled $45.6 million and consisted entirely of municipal bonds. Investments maintained as available-for sale totaled $76.0 million at December 31, 2014 and had a net unrealized gain of $3.9 million. Exhibit I-4 provides historical detail of the Company’s investment portfolio. As of December 31, 2014, the Company also held $9.6 million of cash and cash equivalents and $3.6 million of FHLB stock.

The Company also maintains an investment in bank-owned life insurance (“BOLI”) policies, which cover the lives of certain officers and directors of the Company. The purpose of the investment is to provide funding for employee and director benefit plans. The life insurance policies earn tax-exempt income through cash value accumulation and death proceeds. As of December 31, 2014, the cash surrender value of the Company’s BOLI equaled $12.1 million.

Since yearend 2010, Provident Bancorp’s funding needs have been addressed through a combination of deposits, borrowings and internal cash flows. From yearend 2010 through yearend 2014, the Company’s deposits increased at a 9.07% annual rate. Deposits growth was sustained throughout the period covered in Table 1.1. Deposit growth trends in recent years reflect that deposit growth has primarily consisted of certificates of deposit (“CDs”), which has been largely related to increased utilization of brokered CDs by the Company. Core deposits comprised 76.88% of total deposits at December 31, 2014, versus 83.35% of total deposits at December 31, 2012.

Borrowings serve as an alternative funding source for the Company to address funding needs for growth and to support management of deposit costs and interest rate risk. From yearend 2010 through yearend, 2014, borrowings decreased from $68.3 million or 13.72% of assets to $39.2 million or 5.96% of assets. Borrowing utilized by the Company have generally been limited to FHLB advances and repurchase agreements and as of December 31, 2014 consisted entirely of FHLB advances.

The Company’s equity increased at a 14.21% annual rate from yearend 2010 through yearend 2014. Capital growth was supplemented with the issuance of $17.1 million of the Series A Preferred Stock in 2011. On September 13, 2011, as part of the Small Business Lending Fund Program (“SBLF”) of the U.S. Treasury (“Treasury”), the Company entered into a Letter Agreement pursuant to which the Company issued and sold to the Treasury 17,145 shares of the Company’s Series A Preferred Stock, having a liquidation preference of $1,000

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I.8

per preferred share. Non-cumulative dividends on the Series A Preferred Stock accrue at an annual rate of between 1% and 5% for the first four and one-half years and at an annual rate of 9% thereafter. The variable rate is determined based upon changes in the amount of the Company’s “Qualified Small Business Lending” as compared to a baseline level. At December 31, 2014, as a result of the Company’s small business lending activity, the dividend rate was 1.00%. Net proceeds retained by the Company from the minority stock offering may be used to repay all or a portion of the Series A Preferred Stock. The Company currently intends to redeem at least 50% or $8.6 million of the Series A Preferred Stock with proceeds realized from the stock offering. Overall, comparatively stronger equity growth relative to asset growth increased the Company’s equity-to-assets ratio from 8.95% at yearend 2010 to 11.51% at yearend 2014. The Bank maintained capital surpluses relative to all of its regulatory capital requirements at December 31, 2014. The addition of stock proceeds will serve to strengthen the Company’s capital position, facilitate repayment of the Series A Preferred stock, as well as support growth opportunities. At the same time, the increase in Provident Bancorp’s pro forma capital position will initially depress its ROE.

Income and Expense Trends

Table 1.2 shows the Company’s historical income statements for the past five years. The Company’s reported earnings ranged from a low of $2.2 million or 0.44% of average assets during 2010 to a high of $4.6 million or 0.71% of average assets during 2014. Net interest income and operating expenses represent the primary components of the Company’s earnings. Non-interest operating income has been a fairly stable source of earnings for the Company, while loan loss provisions have generally been relatively limited; although, primarily due to loan growth, the amount of loan loss provisions established has increased in recent years. Non-operating income has primarily consisted of gains on sale of investment securities.

During the period covered in Table 1.2, the Company’s net interest income to average assets ratio ranged from a low of 3.10% during 2012 to a high of 3.41% during 2011. For 2014, the Company’s net interest income to average assets ratio equaled 3.29%. The decline in the Company’s net interest income ratio since 2011 has been largely attributable to interest rate spread compression that has resulted from a more significant decrease in the yield earned on interest-earnings assets relative to the cost of interest-bearing liabilities. As the result of the prolonged low interest rate environment, the decline in yield earned on less rate sensitive interest-earning assets has become more significant relative to the decline in rate paid on more

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Table 1.2

Provident Bancorp, Inc.

Historical Income Statements

	For the Year Ended December 31,
	2010		2011		2012		2013		2014
	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)
	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)

Interest income	$22,333	4.43%	$21,246	4.26%	$20,829	3.78%	$21,638	3.57%	$23,311	3.65%
Interest expense	(5,616)	-1.11%	(4,248)	-0.85%	(3,714)	-0.67%	(2,625)	-0.43%	(2,291)	-0.36%
Net interest income	$16,717	3.32%	$16,998	3.41%	$17,115	3.10%	$19,013	3.14%	$21,020	3.29%
Provision for loan losses	(467)	-0.09%	(458)	-0.09%	(681)	-0.12%	(1,175)	-0.19%	(1,452)	-0.23%
Net interest income after provisions	$16,250	3.22%	$16,540	3.32%	$16,434	2.98%	$17,838	2.95%	$19,568	3.06%

Non-interest operating income	$3,254	0.65%	$3,680	0.74%	$3,265	0.59%	$3,064	0.51%	$3,440	0.54%
Operating expense	(16,799)	-3.33%	(16,629)	-3.33%	(16,829)	-3.05%	(17,362)	-2.87%	(17,421)	-2.72%
Net operating income	$2,705	0.54%	$3,591	0.72%	$2,870	0.52%	$3,540	0.58%	$5,587	0.87%

Non-Operating Income/(Losses)
Gain (loss) on sales of securities, net	$446	0.09%	$3,379	0.68%	$565	0.10%	$2,253	0.37%	$428	0.07%
Writedown of securities	(48)	-0.01%	(164)	-0.03%	-	0.00%	(141)	-0.02%	-	0.00%
Loss on sales and writedowns of OREO	(102)	-0.02%	(25)	-0.01%	(52)	-0.01%	(33)	-0.01%	-	0.00%
Net non-operating income(loss)	$296	0.06%	$3,190	0.64%	$513	0.09%	$2,079	0.34%	$428	0.07%

Net income before tax	$3,001	0.60%	$6,781	1.36%	$3,383	0.61%	$5,619	0.93%	$6,015	0.94%
Income tax provision	(796)	-0.16%	(2,242)	-0.45%	(818)	-0.15%	(1,607)	-0.27%	(1,453)	-0.23%
Net income (loss)	$2,205	0.44%	$4,539	0.91%	$2,565	0.47%	$4,012	0.66%	$4,562	0.71%

Adjusted Earnings
Net income	$2,205	0.44%	$4,539	0.91%	$2,565	0.47%	$4,012	0.66%	$4,562	0.71%
Add(Deduct): Non-operating income	(296)	-0.06%	(3,190)	-0.64%	(513)	-0.09%	(2,079)	-0.34%	(428)	-0.07%
Tax effect (2)	118	0.02%	1,276	0.26%	205	0.04%	832	0.14%	171	0.03%
Adjusted earnings	$2,027	0.40%	$2,625	0.53%	$2,257	0.41%	$2,765	0.46%	$4,305	0.67%

Expense Coverage Ratio (3)	1.00x		1.02x		1.02x		1.09x		1.21x
Efficiency Ratio (4)	83.88%		80.24%		82.66%		78.63%		71.02%

(1) Ratios are as a percent of average assets.

(2) Assumes a 40.0% effective tax rate.

(3) Expense coverage ratio calculated as net interest income before provisions for loan losses divided by operating expenses.

(4) Efficiency ratio calculated as operating expenses divided by the sum of net interest income before provisions for loan losses plus non-interest operating income.

Sources: Provident Bancorp's prospectus, audited & unaudited financial statements, SNL Financial and RP Financial calculations.

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rate sensitive liabilities which had more significant downward repricing earlier in the prevailing interest rate environment. The increase in the Company’s net interest income ratio since 2012 has been due to a decrease in the interest expense ratio in 2013 and 2104, as well as an increase in the interest income ratio during 2014. Notably, a shift in the Company’s interest-earning asset composition towards a higher concentration of comparatively higher yielding loans relative to lower yielding investments has helped to preserve the overall yield on interest-earning assets. Overall, during the past five years, the Company’s interest rate spread decreased from a peak of 3.43% during 2011 to a low of 3.05% during 2012. For 2013 and 2014, the Company’s interest rate spreads increased to 3.16% and 3.32%, respectively. The Company’s net interest rate spreads and yields and costs for the past five years are set forth in Exhibit I-3 and Exhibit I-5.

Non-interest operating income as a percent of average assets has been a fairly stable contributor to the Company’s earnings, ranging from a low of $3.1 million or 0.51% of average assets during 2013 to a high of $3.7 million or 0.74% of average assets during 2011. For 2014, non-interest operating income amounted to $3.4 million or 0.54% of average assets. Service charges on deposit accounts and other fees and charges are the primary contributors to the Company’s non-interest operating revenues, which also includes income earned on BOLI.

Operating expenses represent the other major component of the Company’s earnings, ranging from a low of $16.6 million or 3.33% of average assets during 2011 to a high of $17.4 million or 2.72% of average assets during 2014. In recent years, the Company has effectively leveraged it operating expense ratio through containing increases in operating expenses during a period of relatively strong asset growth sustained by loan growth. Upward pressure will be placed on the Company’s operating expense ratio following the stock offering, due to expenses associated with operating as a publicly-traded company, including expenses related to the stock benefit plans. At the same time, the increase in capital realized from the stock offering will increase the Company’s capacity to further leverage operating expenses through balance sheet growth.

Overall, during the past five years, the Company’s expense coverage ratios (net interest income divided by operating expenses) ranged from a low of 1.00x during 2010 to a high of 1.21x during 2014. Similar trends were reflected in the Company’s efficiency ratio (operating expenses as a percent of the sum of net interest income and other operating income) over the

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past five years, with the Company’s efficiency ratio ranging from a high of 83.88% during 2010 to a low of 71.02% during 2014.

During the period covered in Table 1.2, the amount of loan loss provisions established ranged from a low of $458,000 or 0.09% of average assets during 2011 to a high of $1.5 million or 0.23% of average assets during 2014. The higher amount of loan loss provisions established in recent periods has been mostly to address growth of the loan portfolio, which has primarily been realized through growth of commercial real estate loans and commercial business loans. As of December 31, 2014 the Company maintained loan loss allowances of $7.2 million, equal to 1.44% of total loans and 187.49% of non-performing loans. Exhibit I-6 sets forth the Company’s loan loss allowance activity for the past five years.

Non-operating gains and losses have had a varied impact on the Company’s earnings during the period covered in Table 1.2, ranging from net non-operating gains of $296,000 or 0.06% of average assets during 2010 to net non-operating gains of $2.1 million or 0.34% of average assets during 2013. For 2014, the Company reported net non-operating gains of $428,000 or 0.07% of average assets. Non-operating gains reported during 2014 consisted entirely of gains on the sale of investment securities.

The Company’s effective tax rate ranged from 24.16% during 2014 to 33.06% during 2011. As set forth in the prospectus, the Company’s effective marginal tax rate is 40.0%.

Interest Rate Risk Management

The Company’s balance sheet is slightly liability sensitive in the short-term (less than one year). While financial institutions in general have been experiencing some interest spread compression during recent periods, due to the average yield earned on interest-earning assets declining more relative to the average rate paid on interest-bearing liabilities, the Company has been effective in preserving its interest rate spread through increasing the concentration of interest-earning comprised of loans relative to lower yielding cash and investments. The increase in the concentration of interest-earning assets maintained in loans has been realized through loan growth, which has been partially funded by redeployment of cash and investments. The Company’s interest rate risk analysis as of December 31, 2014 indicates that in the event of a 200 basis point increase in interest rates over a one year period, assuming a parallel and immediate shift across the yield curve over such period, net interest income would increase by

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
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0.43% and Economic Value of Equity would decrease by 4.3%, which were within policy limits (see Exhibit I-7).

The Company pursues a number of strategies to manage interest rate risk, particularly with respect to seeking to limit the repricing mismatch between interest rate sensitive assets and liabilities. The Company manages interest rate risk from the asset side of the balance sheet through investing in investment securities with durations of no more than seven years and emphasizing growth of commercial real estate and commercial business loans, which consists primarily of shorter term fixed rate loans and adjustable rate loans. As of December 31, 2014, of the Company’s total loans due after December 31, 2015, ARM loans comprised 69.16%% of those loans (see Exhibit I-8). On the liability side of the balance sheet, management of interest rate risk has been pursued through emphasizing growth of lower costing and less interest rate sensitive transaction and savings accounts. Transaction and savings accounts comprised 76.88% of the Company’s total deposits at December 31, 2014.

The infusion of stock proceeds will serve to further limit the Company’s interest rate risk exposure, as most of the net proceeds will be redeployed into interest-earning assets and the increase in the Company’s capital position will lessen the proportion of interest rate sensitive liabilities funding assets.

Lending Activities and Strategy

Pursuant to the Company’s strategic plan, the Company is pursuing a diversified lending strategy emphasizing commercial real estate loans and commercial business loans as the primary areas of targeted loan growth. Historically, Provident Bancorp’s lending activities emphasized origination of 1-4 family permanent mortgage loans, but at this time the Company no longer offers 1-4 family permanent mortgage loans as a loan product. Other areas of lending diversification for the Company include construction and land development loans, home equity loans and consumer loans on a very limited basis. Exhibit I-9 provides historical detail of Provident Bancorp’s loan portfolio composition for the past five years and Exhibit I-10 provides the contractual maturity of the Company’s loan portfolio by loan type as of December 31, 2014.

Commercial Real Estate Loans Commercial real estate loans consist of loans originated by the Company, which are collateralized by properties in the Company’s regional lending area. Recent growth of the commercial real estate loan portfolio has been primarily realized through originations of commercial real estate loans in the Company’s southern New Hampshire lending

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
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markets, where the Company has emphasized originations of loans secured by owner occupied properties. Provident Bancorp generally originates commercial real estate loans up to a loan-to-value (“LTV”) ratio of 75.0% for owner occupied properties and 70.0% for investment properties. Owner occupied properties require a minimum debt-coverage ratio of 1.20 times and investment properties require a minimum debt-coverage ratio of 1.25 times. The Company offers both fixed and adjustable rate commercial real estate loans, generally for terms of up to 20 years. Fixed rate loans generally have a shorter term balloon provision of five or ten years. Adjustable rate loans reprice every three, five or seven years and are indexed to the corresponding FHLB advance rate. Commercial real estate loans offered by the Company also include floating lines of credit indexed to The Wall Street Journal prime rate for up to five years followed by a 20 year amortization term. Properties securing the commercial real estate loan portfolio include mixed use, office, apartments, industrial/manufacturing/warehouse, gas stations, non-owner occupied 1-4 family residences and retail. As of December 31, 2014, the Company’s outstanding balance of commercial real estate loans totaled $249.7 million equal to 49.76% of total loans outstanding.

1-4 Family Residential Loans. In 2014, the Company discontinued origination of 1-4 family permanent mortgage loans and, thus, 1-4 family loans will become a smaller portion of the Company’s loan portfolio over time. Previously, Provident Bancorp offered both fixed rate and adjustable rate 1-4 family permanent mortgage loans, which were typically underwritten to secondary market guidelines. The Company generally retained all originations for investment. As of December 31, 2014, the Company’s outstanding balance of 1-4 family loans (excluding home equity loans and lines of credit) equaled $80.9 million or 16.12% of total loans outstanding.

Commercial Business Loans The commercial business loan portfolio is generated through extending loans to businesses operating in the local market area. Expansion of commercial business lending activities is a desired area of loan growth for the Company, pursuant to which the Company is seeking to become a full service community bank to its commercial loan customers through offering a full range of commercial loan products that can be packaged with lower cost commercial deposit products. Commercial business loans offered by the Company consist of floating lines of credit indexed to The Wall Street Journal prime rate, fixed rate term loans priced off of the corresponding FHLB advance rate, and adjustable rate term loans indexed to The Wall Street Journal prime rate. Commercial business loans are generally offered for terms up to seven years. The commercial business loan portfolio consists

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substantially of loans secured by business assets such as inventory, equipment and real estate. As of December 31, 2014, Provident Bancorp’s outstanding balance of commercial business loans totaled $97.6 million equal to 19.45% of total loans outstanding.

Construction and Land Development Loans The Company primarily originates construction loans for commercial development projects, such as apartments, condominiums and office buildings Construction loans are interest-only loans during the construction phase, which is typically up to 24 months. Commercial real estate construction loans may be originated up to a maximum LTV ratio of 80.0% of the appraised market value upon completion of the project. On a more limited basis, the Company’s originates 1-4 family residential construction loans and residential land or development loans, which are offered with similar terms as commercial construction loans. Construction lending has been a recent area of minor loan growth for the Company, as the regional economy in southern New Hampshire has supported an increase in demand for construction of commercial properties. As of December 31, 2014, Provident Bancorp’s outstanding balance of construction and land development loans totaled $47.1 million equal to 9.38% of total loans outstanding.

Home Equity Loans and Lines of Credit. The Company discontinued origination of home equity loans in 2014. Home equity loans were generally offered for terms up to 10 years, with a fixed rate for the first year of the loan and then converted to a floating rate loan indexed to the prime rate as published in The Wall Street Journal. Home equity lines of credit are tied to the prime rate as published in The Wall Street Journal and are offered for terms of up to a 10-year draw period followed by a 15 year repayment period. The Company will originate home equity lines of credit up to a maximum loan-to value (“LTV”) ratio of 80.0%, inclusive of other liens on the property. As of December 31, 2014, the Company’s outstanding balance of home equity loans and lines of credit totaled $23.7 million equal to 4.72% of total loans outstanding.

Consumer Loans. Consumer lending is currently not an active lending area for the Company. The small balance of consumer loans held in the Company’s loan portfolio primarily consist of automobile loans and other types of installment loans. As of December 31, 2014, the consumer loan portfolio totaled $2.9 million equal to 0.57% of total loans outstanding.

Asset Quality

The Company’s emphasis on lending in local and familiar markets has generally supported the maintenance of relatively favorable credit quality measures. Provident Bancorp’s

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balance of non-performing assets ranged from a low of $2.4 million or 0.48% of assets at yearend 2010 to a high of $3.9 million or 0.59% of assets at yearend 2014. Most of the increase in the Company’s balance of non-performing assets since yearend 2010 was due to an increase in non-accruing commercial real estate loans. As shown in Exhibit I-11, the Company’s balance of non-performing assets at December 31, 2014 consisted entirely of non-accruing loans. Non-accruing loans commercial real estate loans and 1-4 family permanent mortgage loans constituted the Company’s largest concentrations of non-accruing loans at December 31, 2014, with such balances totaling $1.8 million and $1.6 million, respectively.

To track the Company’s asset quality and the adequacy of valuation allowances, Provident Bancorp has established detailed asset classification policies and procedures which are consistent with regulatory guidelines. Classified assets are reviewed monthly by senior management and the Loan Committee, and quarterly by the full Board. The loan portfolio is also reviewed by an independent third party. Pursuant to these procedures, when needed, the Company establishes additional valuation allowances to cover anticipated losses in classified or non-classified assets. As of December 31 2014, the Company maintained loan loss allowances of $7.2 million, equal to 1.44% of total loans receivable and 187.49% of non-performing loans.

Funding Composition and Strategy

Deposits have consistently served as the Company’s primary funding source and at December 31, 2014 deposits accounted for 93.19% of Provident Bancorp’s interest-bearing funding composition. Exhibit I-12 sets forth the Company’s deposit composition for the past three years. Transaction and savings account deposits comprised 76.88% of total deposits at December 31, 2014, as compared to 83.35% of total deposits at December 31, 2012. The decrease in the concentration of core deposits comprising total deposits since 2012 was due to stronger growth of CDs relative to growth of core deposits, which was mostly related to an increase in brokered CDs held by the Company. Non-interest bearing demand deposits comprise the largest concentration of the Company’s core deposits, totaling $128.4 million or 31.11% of total core deposits at December 31, 2014.

The balance of the Company’s deposits consists of CDs, which equaled 23.12% of total deposits at December 31, 2014 compared to 16.65% of total deposits at December 31, 2012. Provident Bancorp’s current CD composition reflects a higher concentration of jumbo CDs (CDs with balances of $100,000 or more). The CD portfolio totaled $124.1 million at December 31, 2014 and $96.8 million or 77.96% consisted of jumbo CDs. Exhibit I-13 sets forth the maturity

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
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schedule of the Company’s jumbo CDs as of December 31, 2014. The Company held $67.0 million of brokered CDs at December 31, 2014.

Borrowings serve as an alternative funding source for the Company to facilitate management of funding costs and interest rate risk Borrowings totaled $39.2 million at December 31, 2014 and consisted entirely of FHLB advances. At December 31, 2014, the FHLB advances had schedules maturities through 2017 and had a weighted average interest rate of 1.43%. Exhibit I-14 provides further detail of the Company’s borrowings activities during the past three years.

Subsidiary Activity

Provident Bancorp, Inc. has no direct subsidiaries other than Provident Bank. Provident Bank has two wholly-owned subsidiaries, Provident Security Corporation (“Provident Security”) and 5 Market Street Security Corporation (“5 Market Street”). 5 Market Street is an inactive corporation. Provident Security busy, sells and holds securities on its own behalf as a wholly-owned subsidiary of Provident Bank, which results in tax advantages in Massachusetts.

Legal Proceedings

The Company is not currently party to any pending legal proceedings that the Company’s management believes would have a material adverse effect on the Company’s financial condition, results of operations or cash flows.

RP® Financial, LC.	MARKET AREA
II.1

II. MARKET AREA

Introduction

Provident Bancorp serves the Boston metropolitan area through the main office in Amesbury, Massachusetts and two branch offices in Massachusetts and four additional branch offices in New Hampshire. Within Massachusetts, a branch office is also located in Amesbury and the other branch is located in Newburyport. Within New Hampshire, the Company has branch offices in Seabrook, Portsmouth, Hampton, and Exeter. The Massachusetts offices are in Essex County and the New Hampshire offices are in Rockingham County. The Company also operates two LPOs in Bedford and Nashua, New Hampshire, which are both located in Hillsborough County. Exhibit II-1 provides information on the Company’s office properties.

With operations in a major metropolitan area, the Company’s competitive environment includes a significant number of thrifts, commercial banks and other financial services companies, some of which have a regional or national presence and are larger than the Company in terms of deposits, loans, scope of operations, and number of branches. These institutions also have greater resources at their disposal than the Company. The Boston metropolitan area has a highly developed economy, with a relatively high concentration of highly skilled workers who are employed in a number of different industry clusters including healthcare, financial services and technology.

Future growth opportunities for Provident Bancorp depend on the future growth and stability of the national and regional economy, demographic growth trends and the nature and intensity of the competitive environment. These factors have been examined to help determine the growth potential that exists for the Company, the relative economic health of the Company’s market area, and the resultant impact on value.

National Economic Factors

The future success of the Company’s operations is partially dependent upon various national and local economic trends. In assessing national economic trends over the past few quarters, the employment report for July 2014 showed job growth slowing more than expected, as 209,000 jobs were added in July and the unemployment rate for July edged up to 6.2%. Both manufacturing and non-manufacturing activity expanded at slightly higher rates in July compared to June’s readings. Signs of the recovery in housing gaining traction were indicated by month-over-month increases for July housing starts and sales of existing homes, although

RP® Financial, LC.	MARKET AREA
II.2

new home sales declined from to June to July. Aided by strong sales of aircraft, durable-goods orders jumped by more than 22% in July compared to June. Manufacturing activity expanded at a faster rate in August, while service sector activity growth eased in August. The employment report for August showed only 142,000 jobs were added, which was the smallest increase in eight months. However, the unemployment rate for August edged down to 6.1%, as more people dropped out of the labor force. In contrast to July, housing starts and existing home sales showed month-over-month declines in August, while new home sales were up solidly in August compared to July. After posting a significant increase in July, orders for durable-goods were down by more than 18% in August. The growth rates for manufacturing and service sector activity slowed slightly in September. A stronger-than-expected 248,000 jobs were added to the U.S. economy in September and the September unemployment rate declined to a six-year low of 5.9%. September retail sales were down 0.3% compared to the prior month, while September housing starts showed a 6.3% increase compared to August and sales of existing homes climbed 2.4% in September. New home sales edged up 0.2% in September compared to August. Durable-goods orders fell 1.3% from August to September. Third quarter GDP came in at a 3.5% annual growth rate, which was driven by an increase in military spending.

U.S employers added 214,000 jobs in October 2014, which provided for a decline in the national unemployment rate to 5.8%. Manufacturing activity expanded at a faster rate in October compared to September, while the rate of expansion for the service sector declined slightly from September to October. Retail sales rose 0.3% in October after declining 0.3% in September. October existing home sales jumped to their highest level in more than a year, rising 1.5% from September. Comparatively, new home sales increased 0.7% from September to October. The pace of manufacturing and service sector activity both eased slightly in November compared to October. U.S. employers added 321,000 jobs in November, which was the most in one month since January 2012. The November unemployment rate was unchanged at 5.8% and wage growth showed a slight pick-up in November. Retail sales rose 0.7% in November from October, as retailers got a boost from a sharp drop in gasoline prices. November existing and new home sales declined 6.1% and 1.5%, respectively, from October. Manufacturing and service activity slowed further in December, with service sector activity slipping to a six month low. Employers added 252,000 jobs in December and the December unemployment rate dipped to 5.6%. December retail sales fell 0.9% compared to November, which was largely related to a decline in gasoline spending due to falling oil prices. New and existing home sales rebounded in December, with respective increases of 11.6% and 2.4% compared to the previous month. Comparatively, durable goods orders for December fell 3.4%

RP® Financial, LC.	MARKET AREA
II.3

from November and fourth quarter GDP increased at an annual rate of 2.6% compared to a third quarter annual growth rate of 5.0%.

Manufacturing activity for January 2015 declined to its lowest level in a year with an index reading of 53.5 compared to 55.1 for December 2014, as slow global growth started to weigh on demand for goods made in the U.S. Comparatively, service sector activity edged up slightly in January 2015 with an index reading of 56.7 compared to 56.5 for December 2014. U.S. job growth showed a solid increase of 257,000 jobs in January 2015, although the unemployment rate for January edged up to 5.7%. Led by plunging gas prices, retail sales declined 0.8% in January. Excluding gas sales, retail spending was flat January.

In terms of interest rates trends over the past few quarters, better-than-expected job growth reflected in the June employment report contributed to long-term Treasury yields increasing slightly at the start of the third quarter of 2014. Treasury yields eased lower in mid-July, as investors moved to safer assets on news that a jet was shot down over eastern Ukraine. The 10-year Treasury yield hovered around 2.50% through the end of July. The policy statement from the Federal Reserve’s end of July meeting indicated that the Federal Reserve would remain patient about raising interest rates and monthly bond purchases by the Federal Reserve would be scaled back by another $10 billion to $25 billion per month. Weaker than expected job growth reflected in the July employment report and turmoil in the Mideast and Ukraine contributed to long-term Treasury yields edging lower in early-August. Low inflation readings and mixed economic data provided for a stable interest rate environment through early-September. Long-term Treasury yields edged higher ahead of the mid-September meeting of the Federal Reserve, with the yield on the on the 10-year Treasury approximating 2.60%. The Federal Reserve concluded its mid-September by maintaining “considerable time” phrasing with respect to its stance on keeping short-term interest rates near zero and concluded its bond buying program with $15 billion of purchases in October.

Treasury yields dipped lower at the start of the fourth quarter of 2014, as investors moved into safe haven investments amid heightened concerns that slowing economic growth in Europe would negatively impact corporate earnings for the third quarter. Heightened volatility in the stock market sustained the bond rally into mid-October. Treasury yields remained fairly stable through the balance of October and the first half of November, as the Federal Reserve concluded its late-October session with a policy statement that confirmed the end of quantitative easing and reaffirmed its commitment to keep interest rates low for the foreseeable future. The Federal Reserve’s policy statement also included a brighter economic outlook. A sharp decline

RP® Financial, LC.	MARKET AREA
II.4

in oil prices and more signs of economic weakness in Europe and Japan served to push long-term Treasury yields lower during the first half of December, which was followed by relatively stable interest rates during the balance of 2014.

The 10-year Treasury yield dipped below 2.0% in early-January 2015 and continued to trend lower into mid-January, as investors moved into safe haven investments amid heightened concerns over global economic growth and an increase in financial market turmoil. Long-term Treasury yields continued to edge lower through the end of January, as investors took into consideration economic data suggesting that the economic recovery was losing momentum and indications from the Federal Reserve that it would keep its target rate near zero until at least mid-year. A jump in oil prices and the strong job growth reflected in the January employment report pushed long-term Treasury yields higher in the first half of February, as expectations increased that the Federal Reserve would raise rates in mid-2015. As of February 13, 2015, the bond equivalent yields for U.S. Treasury bonds with terms of one and ten years equaled 0.23% and 2.02%, respectively, versus comparable year ago yields of 0.12% and 2.73%. Exhibit II-2 provides historical interest rate trends.

Based on the consensus outlook of economists surveyed by The Wall Street Journal in January 2015, GDP growth was projected to come in at 2.6% in 2014 and increase to 3.0% in 2015. The unemployment rate was forecasted to decline to 5.2% in December 2015. An average of 240,000 jobs were projected to be added per month during 2015. On average, the economists did not expect the Federal Reserve to begin raising its target rate until mid-2015 at the earliest and the 10-year Treasury yield would increase to 2.87% at the end of 2015. The surveyed economists also forecasted home prices would rise 4.1% in 2015 and housing starts were forecasted to continue to trend slightly higher in 2015.

Market Area Demographics

Demographic and economic growth trends, measured by changes in population, number of households, age distribution and median household income, provide key insight into the health of the market area served by Provident Bancorp. Demographic data for Essex and Rockingham Counties, as well as for Massachusetts, New Hampshire, and the U.S., is provided in Table 2.1.

Population and household data indicate that the market area served by the Company’s branches is largely suburban in nature. Essex County was the first established county in Massachusetts and is also one of the most populated counties in Massachusetts with a

RP® Financial, LC.	MARKET AREA
II.5

Table 2.1

Provident Bancorp, Inc.

Summary Demographic Data

	Year			Growth Rate
	2010	2014	2019	2010-2014	2014-2019
				(%)	(%)
Population (000)
USA	308,746	317,199	328,309	0.7%	0.7%
Massachusetts	6,548	6,704	6,908	0.6%	0.6%
Essex, MA	743	763	788	0.7%	0.6%
New Hampshire	1,316	1,324	1,333	0.1%	0.1%
Rockingham, NH	295	298	302	0.3%	0.2%

Households (000)
USA	116,716	120,163	124,623	0.7%	0.7%
Massachusetts	2,547	2,613	2,700	0.6%	0.7%
Essex, MA	286	294	304	0.7%	0.7%
New Hampshire	519	525	532	0.3%	0.3%
Rockingham, NH	115	117	119	0.5%	0.4%

Median Household Income ($)
USA	NA	51,579	53,943	NA	0.9%
Massachusetts	NA	65,736	70,154	NA	1.3%
Essex, MA	NA	65,986	70,087	NA	1.2%
New Hampshire	NA	64,840	69,032	NA	1.3%
Rockingham, NH	NA	76,173	80,682	NA	1.2%

Per Capita Income ($)
USA	NA	27,721	29,220	NA	1.1%
Massachusetts	NA	36,030	39,020	NA	1.6%
Essex, MA	NA	34,967	37,583	NA	1.5%
New Hampshire	NA	33,685	36,400	NA	1.6%
Rockingham, NH	NA	37,336	39,861	NA	1.3%

2014 Age Distribution (%)	0-14 Yrs.	15-34 Yrs.	35-54 Yrs.	55-69 Yrs.	70+ Yrs.
USA	19.3	27.3	26.6	17.3	9.5
Massachusetts	17.0	27.3	27.4	18.1	10.2
Essex, MA	18.0	24.9	27.7	18.9	10.5
New Hampshire	16.5	25.0	28.3	20.2	10.0
Rockingham, NH	16.5	22.9	30.4	20.6	9.5

	Less Than	$25,000 to	$50,000 to
2014 HH Income Dist. (%)	25,000	50,000	100,000	$100,000+
USA	24.4	24.4	29.8	21.3
Massachusetts	20.7	19.1	28.9	31.3
Essex, MA	20.8	19.3	28.4	31.5
New Hampshire	17.2	21.9	32.7	28.2
Rockingham, NH	13.5	17.7	33.4	35.3

Source: SNL Financial, LC.

RP® Financial, LC.	MARKET AREA
II.6

population of 763,000. The adjacent Rockingham County in New Hampshire is the second-most populous county in New Hampshire with a population of 298,000. Essex County’s population increased at a 0.7% annual rate from 2010 to 2014, which was slightly higher than the comparable Massachusetts population growth rate of 0.6% and equaled the comparable U.S. population growth rate. Rockingham County’s population increased at a lower 0.3% annual rate over the same time period, which was higher than the comparable New Hampshire growth rate of 0.1%.

Household growth rates paralleled population growth trends in both market area counties, with Essex County displaying a higher rate of household growth. Population and household growth trends for both market area counties are generally expected to continue over the next five years.

Income measures show that Essex and Rockingham Counties are relatively affluent markets, based on median household and per capita income measures that were well above the comparable U.S. measures. Rockingham County’s income measures were both higher than the comparable New Hampshire income measures, while Essex County’s median household income and per capital income were similar to and slightly below the respective income measures for Massachusetts. Projected income growth measures for Essex and Rockingham Counties were generally in line with the comparable projected growth rates for Massachusetts, New Hampshire, and the U.S.

Household income distribution measures provide another indication of the relative affluence of Essex and Rockingham Counties. Essex and Rockingham Counties maintained relatively high percentages of households with income above $100,000 at 31.5% and 35.3%, respectively, as compared to 31.3% for Massachusetts, 28.2% for New Hampshire, and 21.3% for the U.S. Age distribution measures reflect that Essex and Rockingham Counties have slightly older populations relative to the U.S, but are similar to the statewide measures.

Regional Economy

Comparative employment data shown in Table 2.2 shows that employment in services constituted the major source of jobs in Essex and Rockingham Counties, as well as Massachusetts and New Hampshire. Wholesale/retail employment represented the second largest employment sector in Essex and Rockingham Counties followed by finance/insurance/real estate employment in Essex County and construction employment in Rockingham County.

RP® Financial, LC.	MARKET AREA
II.7

Compared to Massachusetts, Essex County maintained higher levels of employment in wholesale/retail trade, construction, healthcare, manufacturing and transportation/utility. Likewise, compared to New Hampshire, Rockingham County maintained higher levels of employment in wholesale/retail trade, construction, healthcare and agriculture.

Table 2.2

Provident Bancorp, Inc.

Primary Market Area Employment Sectors

(Percent of Labor Force)

		New	Essex	Rockingham
Employment Sector	Massachusetts	Hampshire	County	County

Services	35.4%	33.8%	34.8%	33.1%
Wholesale/Retail Trade	25.7%	25.5%	26.0%	27.5%
Finance/Insurance/Real Estate	10.6%	9.2%	10.0%	9.1%
Construction	8.1%	9.3%	8.6%	9.6%
Healthcare	4.8%	4.4%	5.0%	4.5%
Manufacturing	3.6%	4.3%	4.1%	4.1%
Government	3.4%	4.7%	3.2%	3.0%
Transportation/Utility	3.0%	3.1%	3.1%	3.1%
Agriculture	2.2%	2.7%	2.2%	2.8%
Communications	0.8%	0.8%	0.7%	0.8%
Other	2.4%	2.2%	2.2%	2.3%
	100.0%	100.0%	100.0%	100.0%

Source: SNL Financial, LC.

The market area served by the Company, characterized primarily as the Boston MSA, has a highly developed and diverse economy, with the regions’ many colleges and universities serving to attract industries in need of a highly skilled and educated workforce. Healthcare, high-tech and financial services companies constitute major sources of employment in the Company’s regional market area, as well as the colleges and universities that populate the Boston MSA. Tourism also is a prominent component of market area’s economy, as Boston annually ranks as one of the nation’s top tourist destinations.

Essex County is designated as the Essex National Heritage Area by the National Park Service, due to the county’s rich colonial and maritime history, and thus attracts tourism in its reserve sites. The city of Amesbury is located on the left bank of the Merrimack River, upstream from Salisbury and across the river from Newburyport (where a Provident Bank branch office is located). A former farming and mill town, Amesbury is today largely residential.

RP® Financial, LC.	MARKET AREA
II.8

It is one of the two northernmost towns in Massachusetts. Newburyport is a small, coastal city with a vibrant tourism industry. The mooring, winter storage, and maintenance of recreational boats remains a significant source of business in Newburyport.

Rockingham County is located to the north of Essex County and is home to New Hampshire's entire seacoast and features several popular resort towns. Portsmouth is a historic seaport and popular summer destination, while Hampton is located beside the Atlantic Ocean and is home to Hampton Beach, also a summer tourist destination. Located at the southern end of the coast of New Hampshire on the border with Massachusetts, Seabrook is noted as the location of the Seabrook Nuclear Power Station, the third-most recently constructed nuclear power plant in the U.S. Exeter is home to the Phillips Exeter Academy, a private university-preparatory school and is situated where the Exeter River feeds into the tidal Squamscott River. Additionally, Exeter is home to a large manufacturing facility and former headquarters of SIG Sauer, Inc., which is one of the largest firearms manufacturing entities in the world. Table 2.3 lists in detail the major employers in Essex County and Rockingham County.

Table 2.3

Provident Bancorp, Inc.

Largest Employers in Local Market Area

Company	Community	Industry	Employees

Essex County
Mass General for Children	Salem	Healthcare	5,000-9,999
American Renal Associates	Beverly	Healthcare	1,000-4,999
Anna Jaques Hospital	Newburyport	Healthcare	1,000-4,999
CGI	Andover	Technology	1,000-4,999
Columbia Gas of MA	Lawrence	Utilities	1,000-4,999
Ebsco Information Svc	Ipswich	Information	1,000-4,999
GE Aviation	Lynn	Manufacturing	1,000-4,999
Green's Ace Hardware	Marblehead	Retail Trade	1,000-4,999
Holy Family Hospital	Methuen	Healthcare	1,000-4,999
Home Health VNA	Lawrence	Healthcare	1,000-4,999

Rockingham County
City of Portsmouth	Portsmouth	Government	1,542
Insight Technology, Inc.	Londonderry	Manufacturing	1,300
Portsmouth Consular Center, US Dept of State	Portsmouth	Government	1,265
HCA Portsmouth Regional Hospital	Portsmouth	Healthcare	1,040
Liberty Mutual Insurance	Portsmouth	Insurance Services	1,013
Next Era	Seabrook	Utilities	1,000
Exeter Hospital	Exeter	Healthcare	900
Lonza Biologies	Portsmouth	Contract Pharmaceuticals	772
Timberlane Regional School District	Plaistow	Education	740
Rockingham County Home & Jail	Brentwood	Nursing Home & Correctional Facility	690

Source: Essex County - Executive Office of Labor and Workforce Development; Rockingham County - Economic & Labor Market Information Bureau.

RP® Financial, LC.	MARKET AREA
II.9

Unemployment Trends

Comparative unemployment rates for Essex and Rockingham Counties, as well as for the U.S., Massachusetts, and New Hampshire, are shown in Table 2.4. The December 2014 unemployment rates for Essex and Rockingham Counties, at 5.1% and 4.2% respectively, were slightly higher than their comparable statewide unemployment rates of 4.8% (Massachusetts) and 3.8% (New Hampshire) and lower than the comparable nationwide unemployment rate of 5.6%. Similar to the U.S., Essex and Rockingham Counties, along with the states of Massachusetts and New Hampshire, reported lower unemployment rates for December 2014 compared to a year ago.

Table 2.4

Provident Bancorp, Inc.

Unemployment Trends

	December 2013	December 2014
Region	Unemployment	Unemployment
USA	6.7%	5.6%
Massachusetts	6.7%	4.8%
Essex, MA	7.0%	5.1%
New Hampshire	4.8%	3.8%
Rockingham, NH	5.2%	4.2%

Source: SNL Financial, LC.

Market Area Deposit Characteristics and Competition

The Company’s deposit base is closely tied to the economic fortunes of Essex and Rockingham Counties and, in particular, the areas that are nearby to the Company’s branches. Table 2.5 displays deposit market trends from June 30, 2010 through June 30, 2014 for Provident Bancorp, as well as for all commercial bank and savings institution branches located in the market area counties and the state of Massachusetts and New Hampshire.

Commercial banks maintained a larger market share of deposits than savings institutions in the states of Massachusetts and New Hampshire, as well as in Rockingham County, however, within Essex County, savings institutions held a larger market share of deposits than commercial banks. For the four year period covered in Table 2.5, savings institutions experienced a decrease in deposit market share in the market area counties as well as in the states of Massachusetts and New Hampshire. Overall, for the past four years, bank and thrift

RP® Financial, LC.	MARKET AREA
II.10

deposits increased at a comparatively higher annual rate of 4.9% in Rockingham County versus 3.3% for Essex County. Comparatively, deposits increased at a 2.3% annual rate in the state of New Hampshire and a 14.0% annual rate in the state of Massachusetts during the four year period.

As of June 30, 2014, Provident Bancorp maintained relatively low deposit market shares in Essex and Rockingham Counties of 1.8% and 3.4% respectively. The Company’s deposits increased at annual rates of 4.9% and 12.8% in Essex and Rockingham Counties, respectively, which provided for slightly increases in deposit market share in both counties during the four period.

Table 2.5

Provident Bancorp, Inc.

Deposit Summary

	As of June 30,
	2010			2014			Deposit
		Market	No. of		Market	No. of	Growth Rate
	Deposits	Share	Branches	Deposits	Share	Branches	2010-2014
	(Dollars in Thousands)						(%)

Massachusetts	$205,201,264	100.0%	2,217	$346,200,609	100.0%	2,227	14.0%
Commercial Banks	128,910,606	62.8%	1,005	279,600,652	80.8%	1,332	21.4%
Savings Institutions	76,290,658	37.2%	1,212	66,599,957	19.2%	895	-3.3%
Provident Bancorp	277,520	0.1%	3	335,849	0.1%	3	4.9%

Essex County	$16,496,705	100.0%	255	$18,802,084	100.0%	258	3.3%
Commercial Banks	5,155,887	31.3%	95	7,676,480	40.8%	122	10.5%
Savings Institutions	11,340,818	68.7%	160	11,125,604	59.2%	136	-0.5%
Provident Bancorp	277,520	1.7%	3	335,849	1.8%	3	4.9%

New Hampshire	$26,366,843	100.0%	433	$28,897,852	100.0%	431	2.3%
Commercial Banks	19,019,454	72.1%	258	21,608,644	74.8%	274	3.2%
Savings Institutions	7,347,389	27.9%	175	7,289,208	25.2%	157	-0.2%
Provident Bancorp	123,094	0.5%	4	199,233	0.7%	4	12.8%

Rockingham County	$4,862,352	100.0%	94	$5,898,252	100.0%	95	4.9%
Commercial Banks	3,332,012	68.5%	62	4,614,959	78.2%	68	8.5%
Savings Institutions	1,530,340	31.5%	32	1,283,293	21.8%	27	-4.3%
Provident Bancorp	123,094	2.5%	4	199,233	3.4%	4	12.8%

Source: FDIC.

As implied by the Company’s relatively low market shares of deposits in Essex and Rockingham Counties, competition among financial institutions in the Company’s market area is significant. Among the Company’s competitors are much larger and more diversified institutions, which have greater resources than maintained by Provident Bancorp. Financial institution competitors in the Company’s primary market area include other locally based thrifts and banks, as well as regional, super regional and money center banks. From a competitive standpoint, Provident Bancorp has sought to emphasize its community orientation in the markets served by its branches. There are a total of 38 banking institutions operating in Essex

RP® Financial, LC.	MARKET AREA
II.11

County, with Provident Bancorp holding the 14th largest market share of deposits. In Rockingham County, there are a total of 23 banking institutions, with Provident Bancorp holding the 9th largest market share of deposits.

Table 2.6 lists the Company’s largest competitors in the market area counties, based on deposit market share as noted parenthetically.

Table 2.6

Provident Bancorp, Inc.

Market Area Deposit Competitors

Location	Name	Market Share	Rank
Essex County, MA	Toronto-Dominion Bank	12.77%
	Salem Five Bancorp (MA)	10.89%
	Eastern Bank Corp. (MA)	9.54%
	Inst for Svgs in Newburyport (MA)	8.93%
	Bank of America Corp. (NC)	8.35%
	Provident Bancorp	1.79%	14 out of 38

Rockingham County, NH	Toronto-Dominion Bank	26.89%
	Royal Bank of Scotland Group	18.95%
	Bank of America Corp. (NC)	12.01%
	People's United Financial Inc. (CT)	7.74%
	Banco Santander	6.18%
	Provident Bancorp	3.38%	9 out of 23

Source: SNL Financial LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.1

III. PEER GROUP ANALYSIS

This chapter presents an analysis of Provident Bancorp’s operations versus a group of comparable savings institutions (the "Peer Group") selected from the universe of all publicly-traded savings institutions in a manner consistent with the regulatory valuation guidelines. The basis of the pro forma market valuation of Provident Bancorp is derived from the pricing ratios of the Peer Group institutions, incorporating valuation adjustments for key differences in relation to the Peer Group. Since no Peer Group can be exactly comparable to Provident Bancorp, key areas examined for differences are: financial condition; profitability, growth and viability of earnings; asset growth; primary market area; dividends; liquidity of the shares; marketing of the issue; management; and effect of government regulations and regulatory reform.

Peer Group Selection

The Peer Group selection process is governed by the general parameters set forth in the regulatory valuation guidelines. Accordingly, the Peer Group is comprised of only those publicly-traded savings institutions whose common stock is either listed on the NYSE or NASDAQ, since their stock trading activity is regularly reported and generally more frequent than non-publicly traded and closely-held institutions. Institutions that are not listed on the NYSE or NASDAQ are inappropriate, since the trading activity for thinly-traded or closely-held stocks are typically highly irregular in terms of frequency and price and thus may not be a reliable indicator of market value. We have also excluded from the Peer Group those companies under acquisition or subject to rumored acquisition and recent conversions, since their pricing ratios are subject to unusual distortion and/or have limited trading history. A recent listing of the universe of all publicly-traded savings institutions is included as Exhibit III-1.

Ideally, the Peer Group, which must have at least 10 members to comply with the regulatory valuation guidelines, should be comprised of publicly-traded MHCs with comparable resources, strategies and financial characteristics as Provident Bancorp. However, there are currently only ten publicly-traded MHCs, of which two have announced plans to complete a second-step conversion offering. Accordingly, in deriving a Peer Group comprised of institutions with relatively comparable characteristics as Provident Bancorp, the companies selected for Provident Bancorp’s Peer Group are all fully-converted companies. The valuation adjustments applied in the Chapter IV analysis will take into consideration differences between

RP® Financial, LC.	PEER GROUP ANALYSIS
III.2

the Company’s MHC form of ownership relative to the fully-converted Peer Group companies. Also included in Chapter IV is a pricing analysis of the publicly-traded MHCs on a fully-converted basis.

From the universe of publicly-traded thrifts, we selected ten institutions with characteristics similar to those of Provident Bancorp. In the selection process, we applied two “screens” to the universe of all public companies that were eligible for consideration:

o	Screen #1 Northeast institutions with assets between $500 million and $1.5 billion, tangible equity-to-assets ratios of greater than 8.0% and positive core earnings. Six companies met the criteria for Screen #1 and four were included in the Peer Group: BSB Bancorp, Inc. of Massachusetts, SI Financial Group, Inc. of Connecticut, Wellesley Bancorp, Inc. of Massachusetts and Westfield Financial, Inc. of Massachusetts. Hampden Bancorp, Inc. of Massachusetts and Peoples Federal Bancshares, Inc. of Massachusetts were excluded as the result of being the targets of announced acquisitions. Exhibit III-2 provides financial and public market pricing characteristics of all publicly-traded Northeast thrifts.
o	Screen #2 Mid-Atlantic institutions with assets between $500 million and $1.5 billion, tangible equity-to-assets ratios of greater than 8.0% and positive core earnings. Nine companies met the criteria for Screen #2 and six were included in the Peer Group: Cape Bancorp, Inc. of New Jersey, Fox Chase Bancorp, Inc. of Pennsylvania, Malvern Bancorp, Inc. of Pennsylvania, Ocean Shore Holding Co. of New Jersey, Oneida Financial Corp. of New York and Prudential Bancorp, Inc. of Pennsylvania. Colonial Financial Services, Inc. of New Jersey was excluded as the result of being the target of an announced acquisition. Clifton Bancorp, Inc. of New Jersey and Pathfinder Bancorp, Inc. of New York were excluded from the Peer Group due to their recent conversion status (Clifton Bancorp’s conversion was completed in April 2014 and Pathfinder Bancorp’s conversion was completed in October 2014). Exhibit III-3 provides financial and public market pricing characteristics of all publicly-traded Mid-Atlantic thrifts.

Table 3.1 shows the general characteristics of each of the ten Peer Group companies and Exhibit III-4 provides summary demographic and deposit market share data for the primary market areas served by each of the Peer Group companies. While there are expectedly some differences between the Peer Group companies and Provident Bancorp, we believe that the Peer Group companies, on average, provide a good basis for valuation subject to valuation adjustments. The following sections present a comparison of Provident Bancorp’s financial condition, income and expense trends, loan composition, interest rate risk and credit risk versus the Peer Group as of the most recent publicly available date. Comparative data for all publicly-traded thrifts and publicly-traded Massachusetts thrifts have been included in the Chapter III tables as well.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.3

Table 3.1

Peer Group of Publicly-Traded Thrifts

As of December 31, 2014 or the Most Recent Date Available

									As of
									February 13, 2015
					Total		Fiscal	Conv.	Stock	Market
Ticker	Financial Institution	Exchange	City	State	Assets	Offices	Year End	Date	Price	Value
					($Mil)				($)	($Mil)

BLMT	BSB Bancorp, Inc.	NASDAQ	Belmont	MA	1,426	6	Dec	10/5/2011	18.88	171.20
SIFI	SI Financial Group, Inc.	NASDAQ	Willimantic	CT	1,351	26	Dec	1/13/2011	11.32	144.67
WFD	Westfield Financial, Inc.	NASDAQ	Westfield	MA	1,320	14	Dec	1/4/2007	7.41	138.80
FXCB	Fox Chase Bancorp, Inc.	NASDAQ	Hatboro	PA	1,095	10	Dec	6/29/2010	16.31	192.50
CBNJ	Cape Bancorp, Inc.	NASDAQ	Cape May Court House	NJ	1,080	15	Dec	2/1/2008	8.82	101.21
OSHC	Ocean Shore Holding Co.	NASDAQ	Ocean City	NJ	1,025	11	Dec	12/21/2009	14.07	89.95
ONFC	Oneida Financial Corp.	NASDAQ	Oneida	NY	798	14	Dec	7/7/2010	13.15	92.35
MLVF	Malvern Bancorp, Inc.	NASDAQ	Paoli	PA	603	8	Sep	10/12/2012	12.30	80.67
WEBK	Wellesley Bancorp, Inc.	NASDAQ	Wellesley	MA	535	5	Dec	1/26/2012	18.75	46.10
PBIP	Prudential Bancorp, Inc.	NASDAQ	Philadelphia	PA	527	8	Sep	10/10/2013	12.22	113.69

Source: SNL Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.4

In addition to the selection criteria used to identify the Peer Group companies, a summary description of the key comparable characteristics of each of the Peer Group companies relative to Provident Bancorp’s characteristics is detailed below.

o	BSB Bancorp, Inc. of Massachusetts. Comparable due to Boston market area, similar size of branch network, lending diversification emphasis on commercial real estate loans and relatively favorable credit quality measures.
o	Cape Bancorp, Inc. of New Jersey. Comparable due to similar interest-earning asset composition, similar net interest income to average assets ratio, similar impact of loan loss provisions on earnings, similar earnings contribution from sources of non-interest operating income, and lending diversification emphasis on commercial real estate loans.
o	Fox Chase Bancorp, Inc. of Pennsylvania. Comparable due to similar return on average assets ratio, similar impact of loan loss provisions on earnings, similar concentration of 1-4 family permanent mortgage loans as a percent of assets, lending diversification emphasis on commercial real estate and commercial business loans, and relatively favorable credit quality measures.
o	Malvern Bancorp, Inc. of Pennsylvania. Comparable due to similar asset size, similar size of branch network, similar ratio of operating expenses as a percent of average assets, lending diversification emphasis on commercial real estate loans and relatively favorable credit quality measures.
o	Ocean Shore Holding Co. of New Jersey. Comparable due to similar interest-earning asset composition, similar interest-bearing funding composition, lending diversification emphasis on commercial real estate loans and relatively favorable credit quality measures.
o	Oneida Financial Corp. of New York. Comparable due to similar asset size, similar return on average assets ratio, similar concentration of 1-4 family permanent mortgage loans as a percent of assets, lending diversification emphasis on commercial real estate loans and relatively favorable credit quality measures.
o	Prudential Bancorp, Inc. of Pennsylvania. Comparable due to similar asset size and similar size of branch network.
o	SI Financial Group, Inc. of Connecticut. Comparable due to similar interest-earning asset composition, similar earnings contribution from sources of non-interest operating income, lending diversification emphasis on commercial real estate loans and relatively favorable credit quality measures.
o	Wellesley Bancorp, Inc. of Massachusetts. Comparable due to Boston market area, similar asset size, similar interest-bearing funding composition, similar net interest income to average assets ratio, similar ratio of operating expenses as a percent of average assets, lending diversification emphasis on commercial real estate loans and relatively favorable credit quality measures.
o	Westfield Financial Inc. of Massachusetts. Comparable due to lending diversification emphasis on commercial real estate loans and commercial business loans, and relatively favorable credit quality measures.

In aggregate, the Peer Group companies maintained a slightly lower level of tangible equity than the industry average (12.27% of assets versus 12.92% for all public companies),

RP® Financial, LC.	PEER GROUP ANALYSIS
III.5

generated lower earnings as a percent of average assets (0.44% core ROAA versus 0.71% for all public companies), and earned a lower ROE (3.53% core ROE versus 5.74% for all public companies). Overall, the Peer Group's average P/TB ratio and average core P/E multiple were below and above the respective averages for all publicly-traded thrifts.

	All
	Publicly-Traded	Peer Group
Financial Characteristics (Averages)
Assets ($Mil)	$3,166	$976
Market capitalization ($Mil)	$452	$117
Tangible equity/assets (%)	12.92%	12.27%
Core return on average assets (%)	0.71	0.44
Core return on average equity (%)	5.74	3.53

Pricing Ratios (Averages)(1)
Core price/earnings (x)	16.76x	22.09x
Price/tangible book (%)	113.74%	103.37%
Price/assets (%)	13.62	12.42

(1) Based on market prices as of February 13, 2015.

Ideally, the Peer Group companies would be comparable to Provident Bancorp in terms of all of the selection criteria, but the universe of publicly-traded thrifts does not provide for an appropriate number of such companies. However, in general, the companies selected for the Peer Group were fairly comparable to Provident Bancorp, as will be highlighted in the following comparative analysis. Comparative data for all publicly-traded thrifts and publicly-traded Massachusetts thrifts have been included in the Chapter III tables as well.

Financial Condition

Table 3.2 shows comparative balance sheet measures for Provident Bancorp and the Peer Group, reflecting the expected similarities and some differences given the selection procedures outlined above. The Company’s and the Peer Group's ratios reflect balances as of December 31, 2014. Provident Bancorp’s equity-to-assets ratio of 11.51% was lower than the Peer Group's average net worth ratio of 13.00%. With the infusion of the net proceeds, the Company’s pro forma equity-to-assets ratio will be more comparable to or exceed the Peer Group’s equity-to-assets ratio. However, somewhat negating the Company’s stronger capital position is that it includes $17.1 million of Series A Preferred Stock, which will reprice from a current annual dividend rate of 1.0% to 9.0% in June 2016. Comparatively, none of the Peer

RP® Financial, LC.	PEER GROUP ANALYSIS
III.6

Table 3.2

Balance Sheet Composition and Growth Rates

Comparable Institution Analysis

As of December 31, 2014 or the Most Recent Date Available

			Balance Sheet as a Percent of Assets										Balance Sheet Annual Growth Rates							Regulatory Capital
			Cash &	MBS &		Net		Borrowed	Sub.	Total	Goodwill	Tangible		MBS, Cash &			Borrows.	Total	Tangible	Tier 1	Tier 1	Risk-Based
			Equivalents	Invest	BOLI	Loans (1)	Deposits	Funds	Debt	Equity	& Intang	Equity	Assets	Investments	Loans	Deposits	&Subdebt	Equity	Equity	Leverage	Risk-Based	Capital

Provident Bancorp, Inc.		MA	1.45%	19.01%	1.84%	75.03%	81.53%	5.96%	0.00%	11.51%	0.00%	11.51%	5.43%	-13.07%	12.39%	5.64%	-4.27%	8.54%	8.54%	11.31%	13.87%	15.37%
December 31, 2014

All Public Companies
Averages			4.68%	18.84%	1.96%	69.98%	73.69%	11.28%	0.39%	13.61%	0.67%	12.92%	8.66%	2.34%	13.64%	8.12%	9.73%	17.98%	16.54%	11.93%	18.86%	19.95%
Medians			3.13%	16.50%	1.96%	71.31%	74.07%	10.37%	0.00%	12.80%	0.00%	11.53%	4.33%	-1.11%	9.09%	2.76%	0.00%	3.79%	4.04%	10.74%	17.04%	18.28%

State of	MA
Averages			6.48%	14.46%	1.78%	75.14%	73.35%	13.10%	0.00%	12.69%	0.13%	12.55%	16.90%	16.99%	20.21%	14.96%	15.42%	36.77%	33.43%	9.88%	13.88%	14.90%
Medians			3.64%	10.53%	1.68%	80.83%	70.17%	11.49%	0.00%	10.80%	0.00%	10.80%	15.57%	13.44%	15.12%	13.56%	9.46%	5.79%	6.12%	10.08%	13.21%	14.29%

Comparable Group
Averages			4.18%	21.77%	2.24%	68.31%	73.53%	12.20%	0.13%	13.00%	0.73%	12.27%	6.23%	4.18%	7.94%	6.02%	6.02%	1.58%	1.98%	11.71%	19.44%	20.42%
Medians			3.63%	19.56%	2.26%	68.75%	74.04%	12.06%	0.00%	11.84%	0.00%	10.55%	1.00%	1.06%	3.61%	2.37%	-1.29%	2.31%	2.87%	9.86%	16.32%	17.18%

Comparable Group
BLMT	BSB Bancorp, Inc.	MA	3.64%	10.83%	1.68%	82.73%	69.07%	20.17%	0.00%	9.61%	0.00%	9.61%	35.17%	9.94%	40.57%	28.74%	97.85%	5.05%	5.05%	9.42%	11.43%	12.23%
CBNJ	Cape Bancorp, Inc.	NJ	2.60%	15.98%	2.88%	71.33%	73.81%	12.63%	0.00%	13.05%	2.11%	10.94%	-1.19%	-3.56%	-1.49%	-0.17%	-5.28%	0.32%	0.40%	9.94%	13.34%	14.55%
FXCB	Fox Chase Bancorp, Inc.	PA	1.57%	28.34%	1.37%	66.17%	65.04%	18.27%	0.00%	16.07%	0.00%	16.07%	-1.97%	-5.56%	0.53%	5.67%	-23.22%	1.41%	1.41%	13.99%	18.97%	20.02%
MLVF	Malvern Bancorp, Inc.	PA	7.97%	23.14%	3.05%	63.56%	73.05%	12.93%	0.00%	12.91%	0.00%	12.91%	1.54%	25.32%	-5.87%	-6.45%	81.40%	4.39%	4.39%	10.97%	18.53%	19.78%
OSHC	Ocean Shore Holding Co.	NJ	7.84%	10.86%	2.31%	75.53%	76.81%	10.73%	0.70%	10.33%	0.51%	9.82%	0.46%	-13.93%	3.92%	0.82%	-2.57%	-0.39%	-0.35%	9.78%	18.73%	19.24%
ONFC	Oneida Financial Corp.	NY	3.89%	38.97%	2.21%	46.09%	86.34%	0.00%	0.00%	12.01%	3.29%	8.71%	7.50%	7.98%	9.58%	8.15%	-100.00%	5.66%	8.46%	9.36%	15.77%	16.54%
PBIP	Prudential Bancorp, Inc.	PA	6.30%	26.95%	2.37%	63.03%	74.27%	0.06%	0.00%	24.31%	0.00%	24.31%	0.36%	-4.36%	3.30%	0.64%	0.00%	-1.80%	-1.80%	24.98%	54.19%	55.23%
SIFI	SI Financial Group, Inc.	CT	2.91%	13.58%	1.58%	77.42%	74.84%	10.98%	0.61%	11.68%	1.38%	10.30%	0.31%	5.68%	-0.34%	2.64%	-15.17%	3.20%	4.33%	9.37%	14.86%	15.87%
WEBK	Wellesley Bancorp, Inc.	MA	3.62%	10.53%	1.28%	82.95%	78.91%	11.49%	0.00%	9.22%	0.00%	9.22%	16.70%	28.29%	15.43%	18.10%	17.14%	5.46%	5.46%	8.58%	11.67%	12.88%
WFD	Westfield Financial, Inc.	MA	1.42%	38.54%	3.69%	54.29%	63.19%	24.73%	0.00%	10.80%	0.00%	10.80%	3.39%	-8.03%	13.77%	2.09%	10.08%	-7.53%	-7.53%	10.74%	16.86%	17.81%

(1) Includes loans held for sale.

Source: SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2015 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.7

Group companies’ capital structures included preferred stock. Tangible equity-to-assets ratios for the Company and the Peer Group equaled 11.51% and 12.27%, respectively. The increase in Provident Bancorp’s pro forma capital position will be favorable from a risk perspective and in terms of future earnings potential that could be realized through leverage and lower funding costs. At the same time, the Company’s higher pro forma capitalization will initially depress return on equity. Both Provident Bancorp’s and the Peer Group's capital ratios reflected capital surpluses with respect to the regulatory capital requirements.

The interest-earning asset compositions for the Company and the Peer Group were somewhat similar, with loans constituting the bulk of interest-earning assets for both Provident Bancorp and the Peer Group. The Company’s loans-to-assets ratio of 75.03% was higher than the comparable Peer Group ratio of 68.31%. Comparatively, the Company’s cash and investments-to-assets ratio of 20.46% was lower than the comparable Peer Group ratio of 25.95%. Overall, Provident Bancorp’s interest-earning assets amounted to 95.49% of assets, which was slightly above the comparable Peer Group ratio of 94.26%. The Company’s non-interest earning assets included bank-owned life insurance (“BOLI”) equal to 1.84% of assets, while the Peer Group’s non-interest assets included BOLI equal to 2.24% of assets and goodwill/intangible equal to 0.73% of assets.

Provident Bancorp’s funding liabilities reflected a funding strategy that was somewhat similar to that of the Peer Group's funding composition. The Company’s deposits equaled 81.53% of assets, which was above the Peer Group’s ratio of 73.53%. Comparatively, the Company maintained a lower level of borrowings than the Peer Group, as indicated by borrowings-to-assets ratios of 5.96% and 12.33% for Provident Bancorp and the Peer Group, respectively. Total interest-bearing liabilities maintained by the Company and the Peer Group, as a percent of assets, equaled 87.49% and 85.86%, respectively.

A key measure of balance sheet strength for a thrift institution is its interest-earnings assets/interest-bearing liabilities (“IEA/IBL”) ratio. Presently, the Company’s IEA/IBL ratio is slightly lower than the Peer Group’s ratio, based on IEA/IBL ratios of 109.14% and 109.78%, respectively. The additional capital realized from stock proceeds should serve to provide Provident Bancorp with an IEA/IBL ratio that exceeds the Peer Group’s ratio, as the increase in capital provided by the infusion of stock proceeds will serve to lower the level of interest-bearing liabilities funding assets and will be primarily deployed into interest-earning assets.

The growth rate section of Table 3.2 shows annual growth rates for key balance sheet items. Provident Bancorp’s and the Peer Group’s growth rates are based on annual growth for

RP® Financial, LC.	PEER GROUP ANALYSIS
III.8

the twelve months ended December 31, 2014. Provident Bancorp recorded a 5.43% increase in assets, versus asset growth of 6.23% recorded by the Peer Group. Asset growth for Provident Bancorp was driven by a 12.39% increase in loans, which was in part funded by a 13.07% reduction in cash and investments. Similarly, asset growth for the Peer Group was largely sustained by a 7.94% increase in loans and supplemented with a 4.18% increase in cash and investments.

Asset growth for Provident Bancorp was funded by a 5.64% increase in deposits, which also funded a 4.27% decrease in borrowings. Asset growth for the Peer Group was funded through deposit growth of 6.02% and a 6.02% increase in borrowings as well. The Company’s tangible capital increased 8.54%, which was largely realized through retention of earnings. Comparatively, the Peer Group’s tangible capital increased 1.98%, as retention of earnings for the Peer Group were somewhat offset by capital management strategies such as dividend payments and stock repurchases. The Company’s post-conversion capital growth rate will initially be constrained by maintenance of a higher pro forma capital position. Additionally, implementation of any stock repurchases and dividend payments, pursuant to regulatory limitations and guidelines, could also slow the Company’s capital growth rate in the longer term following the stock offering.

Income and Expense Components

Table 3.3 displays statements of operations for the Company and the Peer Group. The Company’s and the Peer Group’s ratios are based on earnings for the twelve months ended December 31, 2014. Provident Bancorp and the Peer Group reported net income to average assets ratios of 0.71% and 0.46%, respectively. Higher ratios for net interest income and non-operating gains represented earnings advantages for the Company, which were partially offset by the Peer Group’s higher ratio for non-interest operating income and slightly lower ratio for loan loss provisions.

The Company’s higher net interest income to average assets ratio was realized through both a higher interest income ratio and a lower interest expense ratio. The Company’s higher interest income ratio was supported by maintaining a higher concentration of interest-earning assets in loans, which translated into a higher overall yield earned on interest-earning assets (3.84% versus 3.67% for the Peer Group). Likewise, the Company’s lower interest expense ratio was supported by a lower cost of funds (0.52% versus 0.80% for the Peer Group). Overall,

RP® Financial, LC.	PEER GROUP ANALYSIS
III.9

Table 3.3

Income as Percent of Average Assets and Yields, Costs, Spreads

Comparable Institution Analysis

For the 12 Months Ended December 31, 2014 or the Most Recent Date Available

				Net Interest Income					Non-Interest Income			Non-Op. Items			Yields, Costs, and Spreads
							Loss	NII	Gain	Other	Total			Provision				MEMO:	MEMO:
			Net				Provis.	After	on Sale of	Non-Int	Non-Int	Net Gains/	Extrao.	for	Yield	Cost	Yld-Cost	Assets/	Effective
			Income	Income	Expense	NII	on IEA	Provis.	Loans	Income	Expense	Losses (1)	Items	Taxes	On IEA	Of IBL	Spread	FTE Emp.	Tax Rate
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)		(%)
Provident Bancorp, Inc.		MA
December 31, 2014			0.71%	3.65%	0.36%	3.29%	0.23%	3.06%	0.00%	0.54%	2.72%	0.07%	0.00%	0.23%	3.84%	0.52%	3.32%	$6,098	24.16%

All Public Companies
Averages			0.66%	3.61%	0.61%	3.00%	0.08%	2.92%	0.29%	0.61%	2.93%	-0.01%	0.00%	0.16%	3.86%	0.76%	3.06%	$6,190	25.93%
Medians			0.63%	3.56%	0.59%	3.00%	0.07%	2.94%	0.05%	0.46%	2.79%	0.00%	0.00%	0.24%	3.83%	0.72%	3.08%	$5,448	32.08%

State of	MA
Averages			0.49%	3.61%	0.62%	2.99%	0.21%	2.78%	0.02%	0.28%	2.42%	0.05%	0.00%	0.23%	3.81%	0.79%	3.01%	$8,378	33.71%
Medians			0.42%	3.74%	0.64%	3.06%	0.12%	2.64%	0.02%	0.32%	2.39%	0.00%	0.00%	0.22%	3.92%	0.82%	3.11%	$7,984	34.92%

Comparable Group
Averages			0.46%	3.42%	0.63%	2.79%	0.12%	2.67%	0.02%	0.68%	2.74%	0.04%	0.00%	0.21%	3.67%	0.80%	2.87%	$6,750	28.66%
Medians			0.42%	3.42%	0.64%	2.63%	0.12%	2.58%	0.02%	0.30%	2.39%	0.01%	0.00%	0.20%	3.68%	0.87%	2.94%	$7,198	30.25%

Comparable Group
BLMT	BSB Bancorp, Inc.	MA	0.35%	3.14%	0.57%	2.57%	0.13%	2.44%	0.04%	0.23%	2.15%	0.00%	0.00%	0.21%	3.23%	0.76%	2.47%	$10,517	37.39%
CBNJ	Cape Bancorp, Inc.	NJ	0.62%	3.74%	0.48%	3.26%	0.28%	2.99%	0.04%	0.39%	2.53%	0.14%	0.00%	0.39%	4.10%	0.60%	3.50%	$6,217	38.53%
FXCB	Fox Chase Bancorp, Inc.	PA	0.76%	3.71%	0.61%	3.09%	0.18%	2.91%	0.00%	0.22%	2.06%	0.00%	0.00%	0.32%	3.82%	0.87%	2.95%	$7,639	29.43%
MLVF	Malvern Bancorp, Inc.	PA	0.10%	3.41%	0.86%	2.55%	0.05%	2.51%	0.06%	0.28%	2.75%	0.01%	0.00%	0.00%	3.61%	1.06%	2.55%	$7,181	3.01%
OSHC	Ocean Shore Holding Co.	NJ	0.61%	3.42%	0.73%	2.69%	0.04%	2.65%	0.00%	0.41%	2.11%	0.01%	0.00%	0.34%	4.01%	0.93%	3.08%	$6,047	35.87%
ONFC	Oneida Financial Corp.	NY	0.66%	2.90%	0.34%	2.56%	0.06%	2.50%	0.03%	3.94%	5.72%	0.10%	0.00%	0.19%	3.34%	0.41%	2.93%	$2,261	22.16%
PBIP	Prudential Bancorp, Inc.	PA	0.37%	3.22%	0.66%	2.56%	0.06%	2.50%	0.03%	0.15%	2.24%	0.08%	0.00%	0.14%	3.32%	0.89%	2.43%	$7,298	27.43%
SIFI	SI Financial Group, Inc.	CT	0.33%	3.51%	0.61%	2.90%	0.11%	2.79%	0.02%	0.73%	3.07%	0.00%	0.00%	0.15%	3.76%	0.72%	3.04%	$4,765	31.07%
WEBK	Wellesley Bancorp, Inc.	MA	0.36%	4.00%	0.70%	3.30%	0.13%	3.16%	0.02%	0.17%	2.77%	0.00%	0.00%	0.23%	4.09%	0.87%	3.22%	$8,361	38.32%
WFD	Westfield Financial, Inc.	MA	0.48%	3.17%	0.77%	2.41%	0.12%	2.28%	0.00%	0.32%	2.01%	0.02%	0.00%	0.15%	3.41%	0.89%	2.52%	$7,214	23.40%

(1) Net gains/losses includes gain/loss on sale of securities and nonrecurring income and expense.

Source: SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2015 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.10

Provident Bancorp and the Peer Group reported net interest income to average assets ratios of 3.29% and 2.79%, respectively.

In another key area of core earnings strength, the Company and the Peer Group maintained similar levels of operating expenses. For the period covered in Table 3.3, the Company and the Peer Group reported operating expense to average assets ratios of 2.72% and 2.74%, respectively. The Company’s slightly lower operating expense ratio was achieved notwithstanding the slightly higher number of employees maintained relative to its asset size. Assets per full time equivalent employee equaled $6.098 million for the Company, versus $6.750 million for the Peer Group.

When viewed together, net interest income and operating expenses provide considerable insight into a thrift's earnings strength, since those sources of income and expenses are typically the most prominent components of earnings and are generally more predictable than losses and gains realized from the sale of assets or other non-recurring activities. In this regard, as measured by their expense coverage ratios (net interest income divided by operating expenses), the Company’s earnings were more favorable than the Peer Group’s. Expense coverage ratios for Provident Bancorp and the Peer Group equaled 1.21x and 1.02x, respectively.

Sources of non-interest operating income provided a larger contribution to the Peer Group’s earnings, with such income amounting to 0.54% and 0.70% of Provident Bancorp’s and the Peer Group’s average assets, respectively. Taking non-interest operating income into account in comparing the Company’s and the Peer Group's earnings, Provident Bancorp’s efficiency ratio (operating expenses, as a percent of the sum of non-interest operating income and net interest income) of 71.02% was slightly more favorable than the Peer Group's efficiency ratio of 78.51%.

Loan loss provisions had a slightly larger impact on the Company’s earnings, with loan loss provisions established by the Company and the Peer Group equaling 0.23% and 0.12% of average assets, respectively.

Net non-operating gains equaled 0.07% of average assets for the Company, versus net non-operating gains equal to 0.04% of average assets for the Peer Group. Typically, gains and losses generated from the sale of assets and other non-operating activities are viewed as earnings with a relatively high degree of volatility, particularly to the extent that such gains and losses result from the sale of investments or other assets that are not considered to be part of

RP® Financial, LC.	PEER GROUP ANALYSIS
III.11

an institution’s core operations. Extraordinary items were not a factor in either the Company’s or the Peer Group's earnings.

Taxes had a slightly lower impact on the Company’s earnings, as the Company and the Peer Group posted effective tax rates of 24.16% and 28.66%, respectively. As indicated in the prospectus, the Company’s effective marginal tax rate is equal to 40.0%.

Loan Composition

Table 3.4 presents data related to the Company’s and the Peer Group’s loan portfolio compositions (including the investment in mortgage-backed securities). The Company’s loan portfolio composition reflected a lower concentration of 1-4 family permanent mortgage loans and mortgage-backed securities combined, in comparison to the Peer Group (20.61% of assets versus 50.31% for the Peer Group), as the Peer Group maintained higher concentrations of both mortgage-backed securities and 1-4 family permanent mortgage loans. Loans serviced for others equaled 1.55% and 4.17% of the Company’s and the Peer Group’s assets, respectively, thereby indicating that loan servicing income had a slightly larger impact on the Peer Group’s earnings. Loan servicing intangibles constituted a relatively small balance sheet item for the Peer Group, versus a zero balance for the Company.

Overall, diversification into higher risk and higher yielding types of lending was more significant for the Company, which was mostly attributable to the Company’s higher concentrations of commercial real estate loans and commercial business loans. Commercial real estate loans constituted the most significant type of lending diversification for the Company and the Peer Group, equaling 33.93% of the Company’s assets and 16.90% of the Peer Group’s assets. Commercial business loans accounted for the second largest area of lending diversification for the Company amounting to 14.82% of assets, versus 5.86% of assets for the Peer Group. The Company also maintained higher concentrations of construction and land loans, multi-family loans and consumer loans relative to the comparable Peer Group ratios. In total, construction/land, commercial real estate, multi-family, commercial business and consumer loans comprised 63.91% and 29.67% of the Company’s and the Peer Group’s assets, respectively. Overall, the Company’s asset composition provided for a higher risk weighted assets-to-assets ratio of 80.21%, versus a comparable Peer Group ratio of 63.25%.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.12

Table 3.4

Loan Portfolio Composition and Related Information

Comparable Institution Analysis

As of December 31, 2014 or the Most Recent Date Available

			Portfolio Composition as a Percent of Assets
				1-4	Constr.	Multi-		Commerc.		RWA/	Serviced	Servicing
			MBS	Family	& Land	Family	Comm RE	Business	Consumer	Assets	For Others	Assets
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	($000)	($000)
Provident Bancorp, Inc.
December 31, 2014		MA	8.33%	12.28%	7.15%	3.98%	33.93%	14.82%	4.03%	80.21%	$10,207	$0

All Public Companies
Averages			12.71%	33.34%	3.38%	8.09%	17.57%	4.38%	1.25%	65.65%	$2,179,758	$15,326
Medians			11.14%	32.56%	2.45%	3.60%	16.90%	2.20%	0.28%	63.96%	$79,625	$441

State of	MA
Averages			6.12%	34.01%	6.70%	5.19%	22.36%	5.85%	1.46%	73.70%	$61,811	$294
Medians			4.32%	35.27%	6.44%	4.76%	19.45%	6.58%	0.19%	74.28%	$65,216	$268

Comparable Group
Averages			11.96%	38.35%	2.98%	2.32%	16.90%	5.86%	1.61%	63.25%	$40,653	$255
Medians			9.20%	38.38%	2.07%	1.86%	17.15%	4.80%	0.09%	62.84%	$1,331	$65

Comparable Group
BLMT	BSB Bancorp, Inc.	MA	7.31%	39.67%	1.13%	5.94%	21.31%	0.44%	8.82%	78.63%	$67,096	$453
CBNJ	Cape Bancorp, Inc.	NJ	7.17%	28.91%	2.60%	4.25%	30.60%	6.02%	0.06%	72.55%	$1,515	$2
FXCB	Fox Chase Bancorp, Inc.	PA	27.02%	16.24%	2.87%	2.09%	29.35%	15.32%	0.04%	71.65%	$24,219	$126
MLVF	Malvern Bancorp, Inc.	PA	10.82%	51.42%	1.00%	0.90%	9.78%	0.78%	0.44%	58.54%	$0	$441
OSHC	Ocean Shore Holding Co.	NJ	8.19%	63.46%	2.65%	0.35%	8.48%	0.85%	0.05%	51.74%	$0	$3
ONFC	Oneida Financial Corp.	NY	14.52%	22.28%	0.50%	1.64%	9.62%	6.51%	5.98%	57.09%	$98,370	$337
PBIP	Prudential Bancorp, Inc.	PA	10.21%	54.09%	2.42%	1.36%	3.05%	0.38%	0.08%	45.72%	$0	$0
SIFI	SI Financial Group, Inc.	CT	5.19%	37.08%	1.31%	3.95%	22.54%	12.41%	0.46%	61.72%	$214,149	$1,189
WEBK	Wellesley Bancorp, Inc.	MA	3.17%	48.95%	13.58%	0.48%	17.22%	3.59%	0.05%	70.88%	$37	$0
WFD	Westfield Financial, Inc.	MA	26.01%	21.43%	1.72%	2.20%	17.08%	12.35%	0.11%	63.96%	$1,147	$0

Source:	SNL Financial LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2015 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.13

Interest Rate Risk

Table 3.5 reflects various key ratios highlighting the relative interest rate risk exposure of the Company versus the Peer Group. In terms of balance sheet composition, Provident Bancorp’s interest rate risk characteristics were considered to be slightly less favorable relative to the comparable measures for the Peer Group. Most notably, the Company’s slightly lower tangible equity-to-assets and IEA/IBL ratios were viewed to be somewhat offset by the Company’s lower ratio of non-interest earning assets as a percent of assets. On a pro forma basis, the infusion of stock proceeds should serve to provide the Company with more favorable balance sheet interest rate risk characteristics, with respect to the increases that will be realized in Company’s equity-to-assets and IEA/IBL ratios.

To analyze interest rate risk associated with the net interest margin, we reviewed quarterly changes in net interest income as a percent of average assets for Provident Bancorp and the Peer Group. In general, the comparative fluctuations in the Company’s and the Peer Group’s net interest income ratios implied that the interest rate risk associated with their respective net interest margins was fairly similar, based on the interest rate environment that prevailed during the period covered in Table 3.5. The stability of the Company’s net interest margin should be enhanced by the infusion of stock proceeds, as interest rate sensitive liabilities will be funding a lower portion of Provident Bancorp’s assets and the proceeds will be substantially deployed into interest-earning assets.

Credit Risk

Overall, based on a comparison of credit risk measures, the Company’s implied credit risk exposure was viewed to be similar relative to the Peer Group’s credit risk exposure. As shown in Table 3.6, the Company’s ratios for non-performing/assets and non-performing loans/loans equaled 0.86% and 1.13%, respectively, versus comparable measures of 0.91% and 1.11% for the Peer Group. It should be noted that the measures for non-performing assets and non-performing loans in Table 3.6 include accruing loans that are classified as troubled debt restructurings. The Company’s and Peer Group’s loss reserves as a percent of non-performing loans equaled 127.75% and 113.00%, respectively. Loss reserves maintained as percent of loans receivable equaled 1.13% for the Company, versus 1.11% for the Peer Group. Net loan charge-offs were a slightly larger factor for the Peer Group, as net loan charge-offs for the Company and the Peer Group equaled 0.06% and 0.14% of loans, respectively.

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III.14

Table 3.5

Interest Rate Risk Measures and Net Interest Income Volatility

Comparable Institution Analysis

As of December 31, 2014 or the Most Recent Date Available

			Balance Sheet Measures
			Tangible		Non-Earn.	Quarterly Change in Net Interest Income
			Equity/	IEA/	Assets/
			Assets	IBL	Assets	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
			(%)	(%)	(%)	(change in net interest income is annualized in basis points)
Provident Bancorp, Inc.
December 31, 2014		MA	11.5%	109.1%	4.5%	12	6	7	-7	4	13

All Public Companies			13.0%	109.5%	6.5%	0	0	1	-1	5	3
State of MA			12.6%	111.1%	3.9%	0	1	3	-7	7	2

Comparable Group
Average			12.3%	110.1%	5.7%	-3	1	0	-6	7	3
Median			10.6%	108.0%	5.5%	-5	0	2	-3	9	7

Comparable Group
BLMT	BSB Bancorp, Inc.	MA	9.6%	108.9%	2.8%	-10	0	-10	-24	9	12
CBNJ	Cape Bancorp, Inc.	NJ	11.2%	104.0%	10.1%	-7	-1	-7	-13	2	5
FXCB	Fox Chase Bancorp, Inc.	PA	16.1%	115.3%	3.9%	-3	3	5	-4	12	7
MLVF	Malvern Bancorp, Inc.	PA	12.9%	110.1%	5.3%	-8	-5	2	0	19	8
OSHC	Ocean Shore Holding Co.	NJ	9.8%	106.8%	5.8%	3	0	-3	4	15	2
ONFC	Oneida Financial Corp.	NY	9.0%	103.0%	11.0%	-4	6	3	-21	-11	6
PBIP	Prudential Bancorp, Inc.	PA	24.3%	129.5%	3.7%	-6	4	7	14	9	-32
SIFI	SI Financial Group, Inc.	CT	10.4%	108.7%	6.1%	9	5	-12	-2	29	5
WEBK	Wellesley Bancorp, Inc.	MA	9.2%	107.4%	2.9%	-7	-2	11	-17	-13	12
WFD	Westfield Financial, Inc.	MA	10.8%	107.2%	5.7%	-2	0	1	0	-5	8

Source:	SNL Financial LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2015 by RP® Financial, LC.

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III.15

Table 3.6

Credit Risk Measures and Related Information

Comparable Institution Analysis

As of December 31, 2014 or the Most Recent Date Available

				NPAs &				Rsrves/
			REO/	90+Del/	NPLs/	Rsrves/	Rsrves/	NPAs &	Net Loan	NLCs/
			Assets	Assets (1)	Loans (1)	Loans HFI	NPLs (1)	90+Del (1)	Chargeoffs (2)	Loans
			(%)	(%)	(%)	(%)	(%)	(%)	($000)	(%)
Provident Bancorp, Inc.
December 31, 2014		MA	0.00%	0.86%	1.13%	1.44%	127.75%	127.75%	$305	0.06%

All Public Companies
Averages			0.30%	1.86%	2.05%	1.23%	91.67%	76.25%	$2,962	0.17%
Medians			0.16%	1.31%	1.62%	1.08%	69.57%	54.82%	$674	0.10%

State of	MA
Averages			0.03%	0.82%	1.03%	0.90%	113.10%	110.17%	$813	0.15%
Medians			0.00%	0.67%	0.88%	0.95%	90.01%	90.01%	$180	0.03%

Comparable Group
Averages			0.12%	0.91%	1.11%	0.97%	113.00%	94.28%	$988	0.14%
Medians			0.06%	0.85%	1.04%	1.00%	91.96%	87.52%	$643	0.09%

Comparable Group
BLMT	BSB Bancorp, Inc.	MA	0.00%	0.73%	0.88%	0.75%	85.03%	85.03%	$628	0.06%
CBNJ	Cape Bancorp, Inc.	NJ	0.49%	1.68%	1.60%	1.20%	75.28%	51.66%	$2,957	0.38%
FXCB	Fox Chase Bancorp, Inc.	PA	0.26%	0.90%	0.96%	1.46%	151.60%	108.47%	$2,743	0.38%
MLVF	Malvern Bancorp, Inc.	PA	0.25%	0.80%	0.86%	1.19%	137.68%	95.14%	$518	0.13%
OSHC	Ocean Shore Holding Co.	NJ	0.06%	0.95%	1.17%	0.48%	41.22%	38.48%	$901	0.12%
ONFC	Oneida Financial Corp.	NY	0.03%	0.17%	0.29%	0.95%	327.08%	265.98%	$107	0.03%
PBIP	Prudential Bancorp, Inc.	PA	0.07%	1.46%	2.20%	0.75%	34.02%	32.50%	$168	0.05%
SIFI	SI Financial Group, Inc.	CT	0.09%	0.74%	0.79%	0.74%	94.14%	81.62%	$658	0.06%
WEBK	Wellesley Bancorp, Inc.	MA	0.00%	0.94%	1.12%	1.06%	93.91%	93.91%	$115	0.03%
WFD	Westfield Financial, Inc.	MA	0.00%	0.67%	1.22%	1.10%	90.01%	90.01%	$1,086	0.16%

(1) Includes TDRs for the Company and the Peer Group.

(2) Net loan chargeoffs are shown on a last twelve month basis.

Source:	SNL Financial, LC and RP® Financial, LC. calculations. The information provided in this table has been obrained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2015 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.16

Summary

Based on the above analysis, RP Financial concluded that the Peer Group forms a reasonable basis for determining the pro forma market value of the Company. Such general characteristics as asset size, capital position, interest-earning asset composition, funding composition, core earnings measures, loan composition, credit quality and exposure to interest rate risk all tend to support the reasonability of the Peer Group from a financial standpoint. Those areas where differences exist will be addressed in the form of valuation adjustments to the extent necessary.

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IV.1

IV. VALUATION ANALYSIS

Introduction

This chapter presents the valuation analysis and methodology prepared pursuant to the regulatory guidelines, and valuation adjustments and assumptions used to determine the estimated pro forma market value of the common stock to be issued in conjunction with the Company’s minority stock offering.

Appraisal Guidelines

The federal regulatory appraisal guidelines required by the FRB, the FDIC and state banking agencies specify the pro forma market value methodology for estimating the pro forma market value of an institution. Pursuant to this methodology: (1) a peer group of comparable publicly-traded institutions is selected; (2) a financial and operational comparison of the subject company to the peer group is conducted to discern key differences; and (3) a valuation analysis in which the pro forma market value of the subject company is determined based on the market pricing of the peer group as of the date of valuation, incorporating valuation adjustments for key differences. In addition, the pricing characteristics of recent conversions, both at conversion and in the aftermarket, must be considered. Given the unique differences in the pricing characteristics of publicly-traded MHCs relative to fully-converted thrift stocks, we have also reviewed the pricing characteristics of publicly-traded MHCs on a fully-converted basis.

RP Financial Approach to the Valuation

The valuation analysis herein complies with such regulatory approval guidelines. Accordingly, the valuation incorporates a detailed analysis based on the Peer Group, discussed in Chapter III, which constitutes "fundamental analysis" techniques. Additionally, the valuation incorporates a "technical analysis" of recently completed conversions, including closing pricing and aftermarket trading of such offerings. It should be noted that these valuation analyses cannot possibly fully account for all the market forces which impact trading activity and pricing characteristics of a stock on a given day.

The pro forma market value determined herein is a preliminary value for the Company’s to-be-issued stock. Throughout the stock issuance process, RP Financial will: (1) review

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IV.2

changes in the Company’s operations and financial condition; (2) monitor the Company’s operations and financial condition relative to the Peer Group to identify any fundamental changes; (3) monitor the external factors affecting value including, but not limited to, local and national economic conditions, interest rates, and the stock market environment, including the market for thrift stocks; and (4) monitor pending conversion offerings, both regionally and nationally. If material changes should occur prior to the close of the offering, RP Financial will evaluate if updated valuation reports should be prepared reflecting such changes and their related impact on value, if any. RP Financial will also prepare a final valuation update at the closing of the offering to determine if the prepared valuation analysis and resulting range of value continues to be appropriate.

The appraised value determined herein is based on the current market and operating environment for the Company and for all thrifts. Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability) may materially impact the market value of all thrift stocks, including Provident Bancorp’s value, the market value of the stocks of public MHC institutions, or Provident Bancorp’s value alone. To the extent a change in factors impacting the Company’s value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into its analysis.

Valuation Analysis

A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III. The following sections summarize the key differences between the Company and the Peer Group and how those differences affect the pro forma valuation. Emphasis is placed on the specific strengths and weaknesses of the Company relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity of the shares, marketing of the issue, management, and the effect of government regulations and/or regulatory reform. We have also considered the market for thrift stocks, in particular new issues, to assess the impact on value of Provident Bancorp coming to market at this time.

RP® Financial, LC.	VALUATION ANALYSIS
IV.3

1.	Financial Condition

The financial condition of an institution is an important determinant in pro forma market value because investors typically look to such factors as liquidity, capital, asset composition and quality, and funding sources in assessing investment attractiveness. The similarities and differences in the Company’s and the Peer Group's financial strengths are noted as follows:

o	Overall A/L Composition. Loans funded by retail deposits were the primary components of both Provident Bancorp’s and the Peer Group's balance sheets. The Company’s interest-earning asset composition exhibited a higher concentration of loans and a greater degree of diversification into higher risk and higher yielding types of loans. Overall, the Company’s asset composition provided for a slightly higher yield earned on interest-earning assets and a higher risk weighted assets-to-assets ratio in comparison to the Peer Group’s ratios. Provident Bancorp’s funding composition reflected a higher level of deposits and a lower level of borrowings in comparison to the Peer Group’s ratios, which provided the Company with a lower cost of funds than maintained by the Peer Group. Overall, as a percent of assets, the Company maintained slightly higher levels of interest-earning assets and interest-bearing liabilities relative to the comparable ratios for the Peer Group, which translated into a slightly lower IEA/IBL ratio for the Company. After factoring in the impact of the net stock proceeds, the Company’s IEA/IBL ratio will be more comparable to or exceed the Peer Group’s ratio. On balance, RP Financial concluded that asset/liability was a slightly positive factor in our adjustment for financial condition.

o	Credit Quality. The Company and the Peer Group maintained comparable non-performing assets ratios as a percent of assets. Loss reserves as a percent loans were higher for the Company, while loss reserves as a percent of non-performing loans were higher for the Peer Group. Net loan charge-offs as a percent of loans were slightly higher for the Peer Group. Loan growth was more significant for the Company relative to the Peer Group’s rate of loan growth, which was largely sustained by originations of higher risk types of loans. Accordingly, the comparatively higher concentration of unseasoned higher risk types of loans held in the Company’s loan portfolio represented an area of potentially greater credit risk exposure for the Company. The Company’s risk weighted assets-to-assets ratio was higher than the Peer Group’s ratio. Overall, RP Financial concluded that credit quality was a neutral factor in our adjustment for financial condition.

o	Balance Sheet Liquidity. The Peer Group operated with a higher level of cash and investment securities relative to the Company (25.95% of assets versus 20.46% for the Company). Following the infusion of stock proceeds, the Company’s cash and investments ratio is expected to increase as a portion of the proceeds retained at the holding company level will initially be held in short-term liquid funds. The Company’s future borrowing capacity was considered to be slightly greater than the Peer Group’s borrowing capacity, given that the Company’s borrowings-to-assets ratio was lower than the comparable Peer Group ratio. Overall, RP Financial concluded that balance sheet liquidity was a neutral factor in our adjustment for financial condition.

RP® Financial, LC.	VALUATION ANALYSIS
IV.4

o	Funding Liabilities. The Company’s interest-bearing funding composition reflected a higher concentration of deposits and a lower level of borrowings relative to the comparable Peer Group ratios, which translated into a slightly lower cost of funds for the Company. The Company’s ratio of total interest-bearing liabilities as a percent of assets was slightly above the Peer Group’s ratio. Following the stock offering, the increase in the Company’s capital position will reduce the level of interest-bearing liabilities funding the Company’s assets to a level that is more comparable to or lower than the Peer Group’s ratio of interest-bearing liabilities as a percent of assets. Overall, RP Financial concluded that funding liabilities were a slightly positive factor in our adjustment for financial condition.

o	Capital. The Peer Group currently operates with a slightly higher equity-to-assets ratio than the Company. Following the stock offering, Provident Bancorp’s pro forma capital position will be more comparable to or exceed the Peer Group's equity-to-assets ratio. At the same time, approximately one-fourth of the Company’s current tangible equity consists of preferred stock, with a current annual dividend rate of 1.0% that will increase to an annual rate of 9.0% beginning in June 2016. Comparatively, none of the Peer Group companies held preferred stock. Accordingly, to the extent the net conversion proceeds are applied to redeeming the preferred stock, there will be less of an increase in the Company’s pro forma capital position. On balance, RP Financial concluded that capital strength was a neutral factor in our adjustment for financial condition.

On balance, Provident Bancorp’s pro forma balance sheet strength was considered to be comparable to the Peer Group's. Accordingly, no adjustment was applied for the Company’s financial condition.

2.	Profitability, Growth and Viability of Earnings

Earnings are a key factor in determining pro forma market value, as the level and risk characteristics of an institution's earnings stream and prospects to generate future earnings heavily influence the multiple that the investment community will pay for earnings. The major factors considered in the valuation are described below.

o	Reported Earnings. The Company’s reported earnings were higher than the Peer Group’s on a ROAA basis (0.71% of average assets versus 0.46% for the Peer Group). The Company maintained more favorable ratios for net interest income, net gains and effective tax rate, which were partially offset by the Peer Group’s more favorable ratios for loan loss provisions and non-interest operating income. Reinvestment of stock proceeds into interest-earning assets will serve to increase the Company’s earnings, with the benefit of reinvesting proceeds expected to be somewhat offset by higher operating expenses associated with operating as a publicly-traded company and the implementation of stock benefit plans. Overall, the Company’s reported earnings were considered to be slightly more favorable than the Peer Group’s and, thus, the Company’s reported

RP® Financial, LC.	VALUATION ANALYSIS
IV.5

earnings were considered as a slightly positive factor in our adjustment for the Company’s profitability growth and viability of earnings.

o	Core Earnings. Net interest income, operating expenses, non-interest operating income and loan loss provisions were reviewed in assessing the relative strengths and weaknesses of the Company’s and the Peer Group’s core earnings. In these measures, the Company operated with a higher net interest income ratio, a slightly lower operating expense ratio and a lower level of non-interest operating income. The Company’s higher net interest income ratio and lower operating expense ratio translated into a higher expense coverage ratio in comparison to the Peer Group’s ratio (equal to 1.21x versus 1.02x for the Peer Group). Similarly, the Company’s efficiency ratio of 71.02% was slightly more favorable than the Peer Group’s efficiency ratio of 78.51%. Loan loss provisions had a slightly larger impact on the Company’s earnings. Overall, these measures, as well as the expected earnings benefits the Company should realize from the redeployment of stock proceeds into interest-earning assets and leveraging of post-conversion capital, which will be somewhat negated by expenses associated with the stock benefit plans and operating as a publicly-traded company, indicate that the Company’s pro forma core earnings will remain slightly more favorable than the Peer Group’s core earnings. Therefore, RP Financial concluded that this was a slightly positive factor in our adjustment for profitability, growth and viability of earnings.

o	Interest Rate Risk. Quarterly changes in the Company’s and the Peer Group's net interest income to average assets ratios indicated that a similar degree of volatility was associated with their respective net interest margins. Other measures of interest rate risk, such as capital levels, IEA/IBL ratios and levels of non-interest earning assets were mixed, as the Peer Group’s higher tangible equity-to-assets and IEA/IBL ratios were partially offset by the Company lower ratio of non-interest earning assets as a percent of assets. On a pro forma basis, the infusion of stock proceeds can be expected to provide the Company with equity-to-assets and IEA/ILB ratios that are comparable to or exceed the Peer Group ratios, as well as enhance the stability of the Company’s net interest margin. Accordingly, on balance, this was a neutral factor in our adjustment for profitability, growth and viability of earnings.

o	Credit Risk. Loan loss provisions were a slightly larger factor in the Company’s earnings (0.23% of average assets versus 0.12% of average assets for the Peer Group). In terms of future exposure to credit quality related losses, the Company maintained a higher concentration of assets in loans and greater diversification into higher risk types of loans. The Company’s higher rate of loan growth was largely sustained by originations of higher risk types of loans. Credit quality measures for non-performing assets and loss reserves as a percent of non-performing loans and loans were fairly similar for the Company and the Peer Group. Overall, RP Financial concluded that credit risk was a neutral factor in our adjustment for profitability, growth and viability of earnings.

o	Earnings Growth Potential. Several factors were considered in assessing earnings growth potential. First, the Company currently maintains a higher interest rate spread than the Peer Group, which would tend to facilitate a continuation of a higher net interest margin for the Company goring forward.

RP® Financial, LC.	VALUATION ANALYSIS
IV.6

Second, the infusion of stock proceeds will provide the Company with similar or greater growth potential through leverage than currently maintained by the Peer Group. Third, the Company’s lower ratio of non-interest operating income was viewed as a relative earning advantage for the Peer Group to sustain earnings growth during periods when net interest margins come under pressure as the result of adverse changes in interest rates. Overall, earnings growth potential was considered to be a neutral factor in our adjustment for profitability, growth and viability of earnings.

o	Return on Equity. Currently, the Company’s core ROE is higher than the Peer Group’s core ROE. However, as the result of the increase in capital that will be realized from the infusion of net stock proceeds into the Company’s equity, the Company’s pro forma return on equity on a core earnings basis will be comparable to the Peer Group’s return on equity ratio. Accordingly, this was a neutral factor in the adjustment for profitability, growth and viability of earnings.

On balance, Provident Bancorp’s pro forma earnings strength was considered to be slightly more favorable than the strength of the Peer Group's earnings. Accordingly, a slight upward adjustment was applied for the Company’s profitability, growth and viability of earnings.

3.	Asset Growth

Comparative asset growth rates for the Company and the Peer Group showed a 5.43% increase in the Company’s assets, versus a 6.23% increase in the Peer Group’s assets. Asset growth for the Company was sustained by a 12.39% increase in loans, which was partially funded with cash and investments. Similarly, the Peer Group’s asset growth was primarily sustained by a 7.94% increase in loans, which was supplemented with a 4.18% increase in cash and investments. Overall, the Company’s recent asset growth trends would tend to be viewed slightly more favorable than the Peer Group’s asset growth trends in terms of supporting future earnings growth. On a pro forma basis, the Company’s tangible equity-to-assets ratio will be comparable to or exceed the Peer Group's tangible equity-to-assets ratio, providing the Company with similar or greater leverage capacity than maintained by the Peer Group. On balance, a slight upward adjustment was applied for asset growth.

4.	Primary Market Area

The general condition of an institution’s market area has an impact on value, as future success is in part dependent upon opportunities for profitable activities in the local market served. Provident Bancorp serves the Boston metropolitan area and southern New Hampshire that its main office, six full service branch offices and two loan production offices. Operating in a

RP® Financial, LC.	VALUATION ANALYSIS
IV.7

densely populated market area provides the Company with growth opportunities, but such growth must be achieved in a highly competitive market environment. The Company competes against significantly larger institutions that provide a larger array of services and have significantly larger branch networks than maintained by Provident Bancorp. The competitiveness of the market area is highlighted by the Company’s relatively low market share of deposits in Essex County.

The Peer Group companies generally operate in markets with smaller populations compared to Essex County. Population growth for the primary market area counties served by the Peer Group companies reflected a range of growth rates, but overall population growth rates in the markets served by the Peer Group companies were slightly less than Essex County’s recent historical and projected population growth rates. Essex County has a slightly higher per capita income compared to the Peer Group’s average per capita income, while, on average, the Peer Group’s primary market area counties were similarly affluent markets within their respective states compared to Essex County’s per capita income as a percent of Massachusetts’ per capita income (101.7% for the Peer Group versus 97.0% for Essex County). The average and median deposit market shares maintained by the Peer Group companies were well above the Company’s market share of deposits in Essex County. Overall, the degree of competition faced by the Peer Group companies was viewed as less than faced by the Company in Essex County, while the growth potential in the markets served by the Peer Group companies was for the most part viewed to be slightly less favorable than provided by the Company’s primary market area. Summary demographic and deposit market share data for the Company and the Peer Group companies is provided in Exhibit III-4. As shown in Table 4.1, the average unemployment rate for the primary market area counties served by the Peer Group companies was above the unemployment rate reflected for Essex County. On balance, we concluded that a slight upward adjustment was appropriate for the Company’s market area.

RP® Financial, LC.	VALUATION ANALYSIS
IV.8

Table 4.1
Market Area Unemployment Rates
Provident Bancorp, Inc. and the Peer Group Companies (1)

		December 2014
	County	Unemployment

Provident Bancorp, Inc. - MA	Essex	5.1%

Peer Group Average		6.6

The Peer Group

BSB Bancorp, Inc. – MA	Middlesex	3.7
Cape Bancorp, Inc. - NJ	Cape May	12.7
Fox Chase Bancorp, Inc. – PA	Montgomery	3.8
Malvern Bancorp, Inc. – PA	Chester	3.4
Ocean Shore Holding Co. – NJ	Cape May	12.7
Oneida Financial Corp. – NY	Madison	6.5
Prudential Bancorp, Inc. - PA	Philadelphia	6.2
SI Financial Group, Inc. – CT	Windham	6.5
Wellesley Bancorp, Inc. - MA	Norfolk	3.9
Westfield Financial Inc. – MA	Hampden	6.5

(1) Unemployment rates are not seasonally adjusted.

Source: SNL Financial, LC; Department of Labor.

5.	Dividends

At this time the Company has not established a dividend policy. Future declarations of dividends by the Board of Directors will depend upon a number of factors, including investment opportunities, growth objectives, financial condition, profitability, tax considerations, minimum capital requirements, regulatory limitations, stock market characteristics and general economic conditions.

Eight out of the ten Peer Group companies pay regular cash dividends, with implied dividend yields ranging from 0.53% to 3.65%. The average dividend yield on the stocks of the Peer Group institutions equaled 1.61% as of February 13, 2015. Comparatively, as of February 13, 2015, the average dividend yield on the stocks of all fully-converted publicly-traded thrifts equaled 1.81%.

Our valuation adjustment for dividends for Provident Bancorp also considered the regulatory policy with regard to payment of dividends to the MHC. Under current FRB policy, any dividends declared by Provident Bancorp would be required to be paid to all shareholders. Accordingly, dividends paid by Provident Bancorp would increase the amount of assets held by

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IV.9

the MHC, after adjusting for applicable income taxes, and, thereby, increase the implied dilution incurred by the minority shareholders in a second-step conversion pursuant to the calculation to account for net assets held by the MHC in a second-step offering.

Overall, while the Company has not established a definitive dividend policy prior to its stock offering, the Company will have the capacity to pay a dividend comparable to the Peer Group’s average dividend yield based on pro forma earnings and capitalization. At the same time, dividend payments retained by the MHC would increase the implied dilution to minority shareholders in a second-step offering. On balance, we concluded that a slight downward adjustment was warranted for purposes of the Company’s dividend policy.

6.	Liquidity of the Shares

The Peer Group is by definition composed of companies that are traded in the public markets. All ten of the Peer Group members trade on the NASDAQ system. Typically, the number of shares outstanding and market capitalization provides an indication of how much liquidity there will be in a particular stock. The market capitalization of the Peer Group companies ranged from $46.1 million to $192.5 million as of February 13, 2015, with average and median market values of $117.1 million and $107.5 million, respectively. The shares issued and outstanding of the Peer Group companies ranged from 2.5 million to 18.7 million, with average and median shares outstanding of 9.6 million and 9.2 million, respectively. The Company’s stock offering is expected to have a pro forma market value and shares outstanding that will be in the lower end of the ranges of market values and shares outstanding indicated for the Peer Group companies. Like all of the Peer Group companies, the Company’s stock will be quoted on the NASDAQ following the stock offering. Overall, we anticipate that the Company’s public stock will have a comparable trading market as the Peer Group companies on average and, therefore, concluded no adjustment was necessary for this factor.

7.	Marketing of the Issue

Three separate markets exist for thrift stocks: (1) the after-market for public companies, both fully-converted stock companies and MHCs, in which trading activity is regular and investment decisions are made based upon financial condition, earnings, capital, ROE, dividends and future prospects; (2) the new issue market in which converting thrifts are evaluated on the basis of the same factors but on a pro forma basis without the benefit of prior

RP® Financial, LC.	VALUATION ANALYSIS
IV.10

operations as a publicly-held company and stock trading history; and (3) the thrift acquisition market. All three of these markets were considered in the valuation of the Company’s to-be-issued stock.

A.	The Public Market

The value of publicly-traded thrift stocks is easily measurable, and is tracked by most investment houses and related organizations. Exhibit IV-1 provides pricing and financial data on all publicly-traded thrifts. In general, thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues and stock market conditions in general. Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for thrifts and commercial banks. Exhibit IV-3 displays historical stock price indices for thrifts only.

In terms of assessing general stock market conditions, the performance of the overall stock market has been mixed in recent quarters. At the start of the third quarter of 2014, the Dow Jones Industrial Average (“DJIA”) closed above 17000 for the first time as better-than-expected job growth reflected in June employment report contributed to stock market gains. The DJIA retreated back under 17000 following the record close, as caution prevailed ahead of the second quarter earnings season. Some better-than-expected earnings reports coming out of the banking and technology sectors helped to propel the DJIA to record highs in mid-July. Global tensions in Ukraine and the Middle East pressured stocks lower heading into late-July. Stocks tumbled lower at the end of July, as worries about the global economy, including Europe’s prolonged economic slump and Argentina defaulting on its debt, translated into a broad-based sell-off. In the first full trading week of August, weaker–than-expected job growth reflected in the July employment report and ongoing geopolitical concerns pushed the DJIA to its lowest close since late-April which was followed by the DJIA rebounding on the last trading day of the week. Following the first week of August, the broader stock market generally drifted higher through the balance of August as investors were encouraged by the absence of more negative geopolitical news coming out of the Middle East and Ukraine along with a favorable report on housing starts for July. The S&P 500 closed above 2000 for the first time in late-August. Stocks traded higher to close out the first week of September, as weaker-than-expected job growth reflected in the August employment report lessened expectations of a near term rate hike by the Federal Reserve. Escalating tensions in Ukraine and the upcoming

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IV.11

meeting of the Federal Reserve weighed on the stock market heading into mid-September. Reassuring comments from the Federal Reserve that short-term rates will remain near zero for a “considerable time” contributed to the DJIA closing at a record high following the Federal Reserve’s mid-September policy meeting. Concerns about the pace of China’s economic growth and some favorable economic reports on the U.S. economy provided for an up and down stock market at the close of third quarter.

Volatility continued to prevail in the broader stock market at the start of the fourth quarter of 2014, with concerns about a softening global economy contributing to a sell-off at the beginning of the fourth quarter that was followed by a rebound supported by a favorable employment report for September. Heightened concerns over slowing economic growth in Europe, a disappointing retail sales report for September and the uncertain outlook for third quarter earnings fueled a sharp decline in the broader stock market in mid-October, with the DJIA declining 5% over five trading sessions. Stocks rallied following the sell-off with such factors as some favorable third quarter earnings reports, increased expectations that the European Central Bank would increase stimulus, a rise in U.S. consumer sentiment in October and an increase in September housing starts contributing to the gains. The upward trend in the broader stock market continued into the first half of November, with the DJIA closing at record highs for five consecutive trading sessions following the mid-term election. The positive trend in the broader stock market continued during the second half of November and into early-December, as investors cheered China’s rate cut. Led by a rebound in big energy stocks and a favorable employment report for November, the DJIA and S&P 500 closed at record highs in early-December. Pressured by steepening decline in oil prices and fresh signs of economic weakness in Europe and Japan, stocks retreated heading into mid-December. The Federal Reserve’s pledge to be patient when it comes to raising interest rates and stronger-than-expected third quarter GDP growth helped stocks to rally in the second half of December. The DJIA closed above 18000 for the first time on December 23, 2014 and posted gains for seven consecutive trading sessions through December 26, 2014. Stocks retreated at the close of 2014, which was largely attributable to profit taking.

Stocks tumbled at the start of 2015, as oil fell below $50 per barrel and fresh worries about Europe’s economy stoked fears of deflation. A rebound in oil prices supported a two day rebound in the broader stock market, which was followed by a downward trend through mid-January. Factors contributing to the downturn included a further drop in oil prices, a weak

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IV.12

reading for December wage growth, disappointing retail sales for December and lackluster fourth quarter earnings results posted by some of the nation’s largest banks. After five consecutive sessions of losses, some upbeat reports on the U.S. economy, a rebound in energy shares and a new round of stimulus efforts proposed by the European Central Bank contributed to a stock market rally heading into the second half of January. Volatility prevailed in the broader stock at the end of January and into early-February, as investors reacted to mixed earnings reports, fluctuating oil prices and weaker-than-expected fourth quarter GDP growth. Higher oil prices contributed to stocks closing out the first week of trading in February with a net gain. Some favorable fourth quarter earnings reports and growing optimism that Greece would reach an agreement with its international credits boosted stocks heading into mid-February. On February 13, 2015, the DJIA closed at 18019.35, an increase of 11.5% from one year ago and an increase of 1.1% year-to-date, and the NASDAQ closed at 4893.84, an increase of 15.3% from one year ago and an increase of 3.3% year-to-date. The Standard & Poor’s 500 Index closed at 2096.99 on February 13, 2015, an increase of 14.1% from one year ago and an increase of 1.9% year-to-date.

The market for thrift stocks has also experienced varied trends in recent quarters. The favorable employment report for June boosted thrift stocks, along with the broader stock market, at the start of the third quarter of 2014. Financial shares eased lower ahead of the second quarter earnings season. Mixed second earnings reports coming out of the banking sector provided for a narrow trading range for thrift shares through mid-July. Thrift stocks faltered along with stocks in general heading into the second half of July, as investors moved to safe haven investments on reports of a Malaysian airliner being shot down and Israel’s invasion of Gaza. Merger activity in the banking sector helped to lift thrift stocks heading into late-July. Thrift shares traded lower to close out July and at the start of August, as concerns that an improving U.S. economy could prompt the Federal Reserve to raise rates sooner than expected weighed on interest rate sensitive issues. In the first full week trading in August, thrift shares stabilized and then rebounded along with the broader stock market to close out the week. Thrift stocks edged higher along with the broader stock market during the last three weeks of August, with the favorable report for July housing starts contributing to stock market gains in the thrift sector. Investors shrugged off the disappointing employment report for August, as the thrift sector showed little movement during the first two weeks of September. Financial shares edged higher following the Federal Reserve’s mid-September policy meeting, based on comments that the Federal Reserve was staying the course regarding interest rate monetary policies.

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IV.13

Concerns about a global economic slowdown dragged bank and thrift stocks lower at the close of the third quarter.

Financial shares traded in line with the broader stock market in early-October 2014, initially trading lower on the global economic outlook and then rebounding in response to September employment data showing stronger-than-expected job growth. The rebound was short-lived, as the financial sector participated in the broader stock market sell-off in mid-October. Third quarter earnings releases posted by some of the big banks showed net interest margins continued to be squeezed by low interest rates. Some favorable reports on September housing starts and existing home sales helped thrift stocks to rebound modestly following the sell-off. Thrift stocks participated in the broader stock market rally that extended into mid-November, as the Federal Reserve’s late-October policy statement repeated its pledge to keep interest rates low for the foreseeable future and indicated a brighter economic outlook. Signs of financial sector merger activity picking up also contributed to the gains in thrift stocks heading into mid-November. Thrift shares traded in a narrow range during the second half of November and then retreated at the start of December, as disappointing economic reports coming out of China and Europe impacted the broader stock market. November’s favorable employment report boosted the thrift sector at the close of the first week of December, which was followed by a downturn in financial shares going into mid-December as the prolonged slump in oil prices raised doubts about the health of the global economy and sparked a sell-off in the broader stock market. Financial shares rebounded along with the broader stock market during the second half of December, as the Federal Reserve’s comments on remaining patient with its approach to future rate increases were well received by bank investors.

Thrift stocks followed the broader stock market lower during the first half of January 2015, as a weak report for December retail sales and fourth quarter bank earnings showing net interest margins continued to be squeezed depressed financial stocks in general. The broader stock market rally at the start of the second half of January boosted thrift shares as well. Financial shares rallied heading into late-January in response to Royal Bank of Canada’s $5.4 billion acquisition of City National. Thrift stocks retreated at the close of January and then rebounded during the first half of February, as investors reacted to some encouraging news on home prices, the January employment report showing stronger-than-expected job growth, signs of acquisition activity heating up in the banking sector and gains in the broader stock market.

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On February 13, 2015, the SNL Index for all publicly-traded thrifts closed at 735.2, an increase of 7.3% from one year ago and a decrease of 0.5% year-to-date.

B.	The New Issue Market

In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Company’s pro forma market value. The new issue market is separate and distinct from the market for seasoned thrift stocks in that the pricing ratios for converting issues are computed on a pro forma basis, specifically: (1) the numerator and denominator are both impacted by the conversion offering amount, unlike existing stock issues in which price change affects only the numerator; and (2) the pro forma pricing ratio incorporates assumptions regarding source and use of proceeds, effective tax rates, stock plan purchases, etc. which impact pro forma financials, whereas pricing for existing issues are based on reported financials. The distinction between pricing of converting and existing issues is perhaps no clearer than in the case of the price/book ("P/B") ratio in that the P/B ratio of a converting thrift will typically result in a discount to book value whereas in the current market for existing thrifts the P/B ratio often reflects a premium to book value. Therefore, it is appropriate to also consider the market for new issues, both at the time of the conversion and in the aftermarket.

As shown in Table 4.2, three standard conversions and two second-step conversion have been completed during the past three months. There have been no recent MHC offerings. For purposes of estimating the Company’s pro forma market value on a fully-converted basis, the standard conversion offerings are considered to be more relevant for our analysis. The average closing pro forma price/tangible book ratio of the recent standard conversion offerings equaled 62.40%. On average, the recent standard conversion offerings were up 16.9% after their first week of trading and after their first month of trading. As of February 13, 2015, the three recent standard conversion offerings showed average price appreciation of 17.80% from their respective IPO prices.

Shown in Table 4.3 are the current pricing ratios for the two fully-converted offerings completed during the past three months that trade on NASDAQ, one of which was a second-step offering. The current P/TB ratio of the fully-converted publicly-traded recent conversions equaled 94.66%, based on closing stock prices as of February 13, 2015.

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Table 4.2

Pricing Characteristics and After-Market Trends

Conversions Completed in the Last Three Months

Institutional Information			Pre-Conversion Data				Offering Information				Contribution to		Insider Purchases					Pro Forma Data							Post-IPO Pricing Trends
			Financial Info.		Asset Quality						Char. Found.		% Off Incl. Fdn.+Merger Shares					Pricing Ratios(2)(5)			Financial Charac.				Closing Price:
							Excluding Foundation					% of	Benefit Plans				Initial								First		After		After
	Conversion			Equity/	NPAs/	Res.	Gross	%	% of	Exp./		Public Off.		Recog.	Stk	Mgmt.&	Div.		Core		Core		Core	IPO	Trading	%	First	%	First	%	Thru	%
Institution	Date	Ticker	Assets	Assets	Assets	Cov.	Proc.	Offer	Mid.	Proc.	Form	Inc. Fdn.	ESOP	Plans	Option	Dirs.	Yield	P/TB	P/E	P/A	ROA	TE/A	ROE	Price	Day	Chge	Week(3)	Chge	Month(4)	Chge	2/13/15	Chge
			($Mil)	(%)	(%)	(%)	($Mil.)	(%)	(%)	(%)		(%)	(%)	(%)	(%)	(%)(1)	(%)	(%)	(x)	(%)	(%)	(%)	(%)	($)	($)	(%)	($)	(%)	($)	(%)	($)	(%)

Standard Conversions
First Northwest Bancorp - WA*	1/30/15	FNWB-NASDAQ	$ 788	10.39%	0.80%	137%	$ 121.7	100%	132%	2.7%	C/S	$400K/7.12%	8.0%	4.0%	10.0%	1.1%	0.00%	69.9%	64.6x	14.7%	0.2%	21.0%	1.1%	$10.00	$12.18	21.8%	$12.49	24.9%	$12.53	25.3%	$12.53	25.3%
MW Bancorp, Inc. - OH	1/30/15	MWBC-OTC Pink	$ 90	9.75%	1.70%	115%	$ 8.8	100%	103%	12.7%	N.A.	N.A.	8.0%	4.0%	10.0%	14.3%	0.00%	56.9%	NM	9.0%	-0.5%	15.9%	-3.4%	$10.00	$11.50	15.0%	$12.00	20.0%	$12.00	20.0%	$12.00	20.0%
MB Bancorp, Inc. - MD	12/30/14	MBCQ-OTC Pink	$ 136	12.75%	3.02%	43%	$ 21.2	100%	132%	5.0%	N.A.	N.A.	8.0%	4.0%	10.0%	2.7%	0.00%	60.6%	NM	13.8%	-1.3%	22.7%	-5.9%	$10.00	$10.45	4.5%	$10.59	5.9%	$10.55	5.5%	$10.80	8.0%

Averages - Standard Conversions:			$ 338	10.96%	1.84%	98%	$ 50.5	100%	123%	6.8%	N.A.	N.A.	8.0%	4.0%	10.0%	6.0%	0.00%	62.4%	64.6x	12.5%	-0.5%	19.9%	-2.7%	$10.00	$11.38	13.8%	$11.69	16.9%	$11.69	16.9%	$11.78	17.8%
Medians - Standard Conversions:			$ 136	10.39%	1.70%	115%	$ 21.2	100%	132%	5.0%	N.A.	N.A.	8.0%	4.0%	10.0%	2.7%	0.00%	60.6%	64.6x	13.8%	-0.5%	21.0%	-3.4%	$10.00	$11.50	15.0%	$12.00	20.0%	$12.00	20.0%	$12.00	20.0%

Second Step Conversions
Ben Franklin Financial, Inc. - IL	1/22/15	BFFI-OTCQB	$ 87	9.96%	2.38%	95%	$ 3.9	56%	92%	28.4%	N.A.	N.A.	7.0%	3.0%	10.0%	7.2%	0.00%	62.8%	NM	7.8%	-1.8%	12.4%	-14.2%	$10.00	$10.11	1.1%	$10.45	4.5%	$10.40	4.0%	$10.40	4.0%
Beneficial Bancorp, Inc. - PA*	1/13/15	BNCL-NASDAQ	$ 4,360	14.03%	0.86%	146%	$ 503.8	61%	92%	1.7%	N.A.	N.A.	4.0%	4.0%	10.0%	0.2%	0.00%	88.2%	57.9x	17.2%	0.3%	20.0%	1.3%	$10.00	$10.82	8.2%	$10.75	7.5%	$11.54	15.4%	$11.54	15.4%

Averages - Second Step Conversions:			$ 2,224	12.00%	1.62%	121%	$ 253.9	59%	92%	15.1%	N.A.	N.A.	5.5%	3.5%	10.0%	3.7%	0.00%	75.5%	57.9x	12.5%	-0.7%	16.2%	-6.4%	$10.00	$10.47	4.7%	$10.60	6.0%	$10.97	9.7%	$10.97	9.7%
Medians - Second Step Conversions:			$ 2,224	12.00%	1.62%	121%	$ 253.9	59%	92%	15.1%	N.A.	N.A.	5.5%	3.5%	10.0%	3.7%	0.00%	75.5%	57.9x	12.5%	-0.7%	16.2%	-6.4%	$10.00	$10.47	4.7%	$10.60	6.0%	$10.97	9.7%	$10.97	9.7%

Averages - All Conversions:			$ 1,092	11.38%	1.75%	107%	$ 131.9	83%	110%	10.1%	N.A.	N.A.	7.0%	3.8%	10.0%	5.1%	0.00%	67.7%	61.2x	12.5%	-0.6%	18.4%	-4.2%	$10.00	$11.01	10.1%	$11.26	12.6%	$11.40	14.0%	$11.45	14.5%
Medians - All Conversions:			$ 136	10.39%	1.70%	115%	$ 21.2	100%	103%	5.0%	N.A.	N.A.	8.0%	4.0%	10.0%	2.7%	0.00%	62.8%	61.2x	13.8%	-0.5%	20.0%	-3.4%	$10.00	$10.82	8.2%	$10.75	7.5%	$11.54	15.4%	$11.54	15.4%

Note: * - Appraisal performed by RP Financial; BOLD = RP Fin. Did the business plan, "NT" - Not Traded; "NA" - Not Applicable, Not Available; C/S-Cash/Stock.
(1) As a percent of MHC offering for MHC transactions.								(5) Mutual holding company pro forma data on full conversion basis.
(2) Does not take into account the adoption of SOP 93-6.								(6) Simultaneously completed acquisition of another financial institution.
(3) Latest price if offering is less than one week old.								(7) Simultaneously converted to a commercial bank charter.
(4) Latest price if offering is more than one week but less than one month old.								(8) Former credit union.																					February 13, 2015

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IV.16

Table 4.3

Market Pricing Comparatives

Prices As of February 13, 2015

			Market		Per Share Data
			Capitalization		Core	Book						Dividends(3)			Financial Characteristics(5)
			Price/	Market	12 Month	Value/	Pricing Ratios(2)					Amount/		Payout	Total	Equity/	Tang Eq/	NPAs/	Reported		Core
Financial Institution			Share	Value	EPS(1)	Share	P/E	P/B	P/A	P/TB	P/Core	Share	Yield	Ratio(4)	Assets	Assets	Assets	Assets	ROA	ROE	ROA	ROE
			($)	($Mil)	($)	($)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

All Non-MHC Public Companies			$16.85	$452.30	$0.94	$15.74	17.62x	105.51%	13.62%	113.74%	16.76x	$0.30	1.81%	50.20%	$3,166	13.47%	12.90%	1.95%	0.67%	5.64%	0.71%	5.74%
Converted Last 3 Months (no MHC)			$12.04	$559.33	$0.16	$13.60	NM	88.54%	19.09%	94.66%	NM	$0.00	0.00%	NM	$2,854	21.56%	20.49%	0.83%	0.28%	1.29%	0.26%	1.21%

Converted Last 3 Months (no MHC)
BNCL	Beneficial Bancorp, Inc.	PA	$11.54	$954.50	$0.17	$12.89	NM	89.53%	19.82%	101.76%	NM	$0.00	0.00%	NM	$4,814	22.14%	20.01%	0.86%	0.32%	1.44%	0.30%	1.34%
FNWB	First Northwest Bancorp	WA	$12.53	$164.15	$0.15	$14.31	NM	87.56%	18.37%	87.56%	NM	$0.00	0.00%	NM	$894	20.98%	20.97%	0.80%	0.24%	1.15%	0.23%	1.08%

(1)	Core income, on a diluted per-share basis. Core income is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of securities, amortization of intangibles, goodwill and nonrecurring items. Assumed tax rate is 35%.
(2)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings. P/E and P/Core =NM if the ratio is negative or above 35x.
(3)	Indicated 12 month dividend, based on last quarterly dividend declared.
(4)	Indicated 12 month dividend as a percent of trailing 12 month earnings.
(5)	ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.
(6)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source:   SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2015 by RP® Financial, LC.

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IV.17

C.	The Acquisition Market

Also considered in the valuation was the potential impact on Provident Bancorp’s stock price of recently completed and pending acquisitions of other savings institutions operating in Massachusetts. As shown in Exhibit IV-4, there were twelve Massachusetts thrift acquisitions completed from the beginning of 2011 through year-to-date 2015, and there are currently two acquisition pending for a Massachusetts savings institution. To the extent that speculation of a re-mutualization may impact the Company’s valuation, we have largely taken this into account in selecting companies for the Peer Group which operate in markets that have experienced a comparable level of acquisition activity as the Company’s market and, thus, are subject to the same type of acquisition speculation that may influence Provident Bancorp’s stock. However, since converting thrifts are subject to a three-year regulatory moratorium from being acquired, acquisition speculation in Provident Bancorp’s stock would tend to be less compared to the stocks of the Peer Group companies. Furthermore, in comparison to the stocks of the fully-converted Peer Group companies, the degree of acquisition speculation in the Company’s stock is also viewed to be relatively more limited since there are fewer potential acquirers for the Company’s stock as a re-mutualization transaction can only be completed by a mutual institution or an institution in the MHC form of ownership. Additionally, there tends to be less acquisition speculation in the stocks of publicly-traded MHCs in general, given the majority of the shares are held by the MHC rather than public shareholders which own 100% of the stocks of the fully-converted Peer Group companies. Accordingly, the Peer Group companies are considered to be subject to a greater degree of acquisition speculation relative to the acquisition speculation that may influence Provident Bancorp’s trading price.

* * * * * * * * * * *

In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall thrift market, the new issue market including the new issue market for MHC shares and the local acquisition market for thrift stocks. Taking these factors and trends into account, RP Financial concluded that a slight downward adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.

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IV.18

8.	Management

Provident Bancorp’s management team appears to have experience and expertise in all of the key areas of the Company’s operations. Exhibit IV-5 provides summary resumes of Provident Bancorp’s Board of Directors and senior management. The financial characteristics of the Company suggest that the Board and senior management have been effective in implementing an operating strategy that can be well managed by the Company’s present organizational structure. The Company currently does not have any senior management positions that are vacant.

Similarly, the returns, capital positions and other operating measures of the Peer Group companies are indicative of well-managed financial institutions, which have Boards and management teams that have been effective in implementing competitive operating strategies. Therefore, on balance, we concluded no valuation adjustment relative to the Peer Group was appropriate for this factor.

9.	Effect of Government Regulation and Regulatory Reform

In summary, as a federally-insured savings institution operating in the MHC form of ownership, Provident Bancorp will be operating in substantially the same regulatory environment as the Peer Group members -- all of whom are adequately capitalized institutions and the substantial majority are operating with no apparent restrictions. Exhibit IV-6 reflects the Company’s pro forma regulatory capital ratios. Accordingly, no adjustment has been applied for the effect of government regulation and regulatory reform.

Summary of Adjustments

Overall, based on the factors discussed above, we concluded that the Company’s pro forma market value should reflect the following valuation adjustments relative to the Peer Group:

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IV.19

Key Valuation Parameters:	Valuation Adjustment

Financial Condition	No Adjustment
Profitability, Growth and Viability of Earnings	Slight Upward
Asset Growth	Slight Upward
Primary Market Area	Slight Upward
Dividends	Slight Downward
Liquidity of the Shares	No Adjustment
Marketing of the Issue	Slight Downward
Management	No Adjustment
Effect of Government Regulations and Regulatory Reform	No Adjustment

Valuation Approaches: Fully-Converted Basis

In applying the accepted valuation methodology promulgated by the FRB and the Commissioner, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing Provident Bancorp’s to-be-issued stock -- price/earnings ("P/E"), price/book ("P/B"), and price/assets ("P/A") approaches -- all performed on a pro forma basis including the effects of the stock proceeds. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in Provident Bancorp’s prospectus for reinvestment rate, effective tax rate, stock benefit plan assumptions, the Foundation and offering expenses (summarized in Exhibits IV-9 and IV-10). The assumptions utilized in the pro forma analysis in calculating the Company’s full conversion value were consistent with the assumptions utilized for the minority stock offering, except expenses were assumed to equal 3.0% of gross proceeds (summarized in Exhibits IV-7 and IV-8).

In our estimate of value, we assessed the relationship of the pro forma pricing ratios relative to the Peer Group, recent conversions and publicly-traded MHCs on a fully-converted basis.

RP Financial's valuation placed an emphasis on the following:

•	P/E Approach. The P/E approach is generally the best indicator of long-term value for a stock. Given the similarities between the Company’s and the Peer Group's earnings composition and overall financial condition, the P/E approach was carefully considered in this valuation. At the same time, recognizing that (1) the earnings multiples will be evaluated on a pro forma fully-converted basis for the Company; and (2) the Peer Group on average has had the opportunity to realize the benefit of reinvesting net conversion proceeds, we also gave weight to the other valuation approaches.

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IV.20

•	P/B Approach. P/B ratios have generally served as a useful benchmark in the valuation of thrift stocks, particularly in the context of an initial public offering, as the earnings approach involves assumptions regarding the use of proceeds. RP Financial considered the P/B approach to be a valuable indicator of pro forma value taking into account the pricing ratios under the P/E and P/A approaches. We have also modified the P/B approach to exclude the impact of intangible assets (i.e., price/tangible book value or “P/TB”), in that the investment community frequently makes this adjustment in its evaluation of this pricing approach.

•	P/A Approach. P/A ratios are generally a less reliable indicator of market value, as investors typically assign less weight to assets and attribute greater weight to book value and earnings. Furthermore, this approach as set forth in the regulatory valuation guidelines does not take into account the amount of stock purchases funded by deposit withdrawals, thus understating the pro forma P/A ratio. At the same time, the P/A ratio is an indicator of franchise value, and, in the case of highly capitalized institutions, high P/A ratios may limit the investment community's willingness to pay market multiples for earnings or book value when ROE is expected to be low.

The Company will adopt “Employers’ Accounting for Employee Stock Ownership Plans” (“ASC 718-40”), which will cause earnings per share computations to be based on shares issued and outstanding excluding unreleased ESOP shares. For purposes of preparing the pro forma pricing analyses, we have reflected all shares issued in the offering, including all ESOP shares, to capture the full dilutive impact, particularly since the ESOP shares are economically dilutive, receive dividends and can be voted. However, we did consider the impact of ASC 718-40 in the valuation.

Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above and the dilutive impact of the stock contribution to the Foundation, RP Financial concluded that as of February 13, 2015, the pro forma market value of Provident Bancorp’s full conversion offering equaled $81,600,000 at the midpoint, equal to 8,160,000 shares at $10.00 per share.

Basis of Valuation - Fully-Converted Pricing Ratios

1.         Price-to-Earnings ("P/E"). The application of the P/E valuation method requires calculating the Company’s pro forma market value by applying a valuation P/E multiple (fully-converted basis) to the pro forma earnings base. In applying this technique, we considered both reported earnings and a recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment

RP® Financial, LC.	VALUATION ANALYSIS
IV.21

of the net proceeds. The Company’s reported earnings equaled $4.562 million for the twelve months ended December 31, 2014. In deriving Provident Bancorp’s core earnings, the only adjustment made to reported earnings was to eliminate the gain on sale of securities equal to $428,000. As shown below, on a tax effected basis, assuming an effective marginal tax rate of 40.0% for the adjustments, the Company’s core earnings were determined to equal $4.305 million for the twelve months ended December 31, 2014.

Amount
($000)

Net income	$4,562
Less: Gain on sale of securities(1)	(257)
Core earnings estimate	$4,305

(1) Tax effected at 40.0%.

Based on Provident Bancorp’s reported and estimated core earnings and incorporating the impact of the pro forma assumptions discussed previously, the Company’s pro forma reported and core P/E multiples (fully-converted basis) at the $81.6 million midpoint value equaled 19.16 times and 20.39 times, respectively, which provided for discounts of 9.02% and 7.70% relative to the Peer Group's average reported and core P/E multiples of 21.06 times and 22.09 times, respectively (see Table 4.4). In comparison to the Peer Group’s median reported and core earnings multiples which equaled 21.79 times and 22.56 times, respectively, the Company’s pro forma reported and core P/E multiples (fully-converted basis) at the midpoint value indicated discounts of 12.07% and 9.62%, respectively. The Company’s pro forma reported P/E ratios (fully-converted basis) at the minimum and the super maximum equaled 16.11 times and 25.93 times, respectively. The Company’s pro forma core P/E ratios (fully-converted basis) at the minimum and the super maximum equaled 17.14 times and 27.63 times, respectively.

On an MHC reported basis, the Company’s reported and core P/E multiples at the midpoint value of $81.6 million equaled 18.72 times and 19.90 times, respectively (see Table 4.5). The Company’s reported and core P/E multiples provided for discounts of 11.11% and 9.91% relative to the Peer Group’s average reported and core P/E multiples of 21.06 times and 22.09 times, respectively. In comparison to the Peer Group’s median reported and core earnings multiples which equaled 21.79 times and 22.56 times, respectively, the Company’s pro forma reported and core P/E multiples (MHC basis) at the midpoint value indicated discounts of

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Table 4.4

Fully-Converted Market Pricing Versus Peer Group

Provident Bancorp, Inc. and the Comparables

As of February 13, 2015

			Market		Per Share Data
			Capitalization		Core	Book						Dividends(3)			Financial Characteristics(5)
			Price/	Market	12 Month	Value/	Pricing Ratios(2)					Amount/		Payout	Total	Comm Eq./	Comm T. Eq./	NPAs/	Reported		Core		Offering
			Share	Value	EPS(1)	Share	P/E	P/B	P/A	P/TB	P/Core	Share	Yield	Ratio(4)	Assets	Assets	T. Assets	Assets	ROAA	ROAE	ROAA	ROAE	Range
			($)	($Mil)	($)	($)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	($Mil)
Provident Bancorp, Inc.		MA
Supermaximum			$10.00	$107.92	$0.36	$13.81	25.93x	72.41%	14.41%	72.41%	27.63x	$0.00	0.00%	0.00%	$749	19.90%	19.90%	0.76%	0.56%	2.79%	0.52%	2.62%	$105.80
Maximum			$10.00	$93.84	$0.42	$14.62	22.27x	68.40%	12.73%	68.40%	23.71x	$0.00	0.00%	0.00%	$737	18.61%	18.61%	0.77%	0.57%	3.07%	0.54%	2.88%	$92.00
Midpoint			$10.00	$81.60	$0.49	$15.56	19.16x	64.27%	11.23%	64.27%	20.39x	$0.00	0.00%	0.00%	$727	17.46%	17.46%	0.78%	0.59%	3.36%	0.55%	3.15%	$80.00
Minimum			$10.00	$69.36	$0.58	$16.82	16.11x	59.45%	9.68%	59.45%	17.14x	$0.00	0.00%	0.00%	$717	16.28%	16.28%	0.79%	0.60%	3.69%	0.56%	3.47%	$68.00

All Non-MHC Public Companies(6)
Averages			$16.85	$452.30	$0.94	$15.74	17.62x	105.51%	13.62%	113.74%	16.76x	$0.30	1.81%	50.20%	$3,166	13.19%	12.59%	1.95%	0.67%	5.64%	0.71%	5.74%
Median			$13.99	$113.69	$0.81	$14.54	15.53x	98.79%	12.81%	101.92%	15.21x	$0.24	1.49%	41.38%	$980	12.42%	11.24%	1.42%	0.67%	5.29%	0.71%	5.14%

All Non-MHC State of MA(6)
Averages			$22.84	$193.77	$1.28	$19.33	20.91x	107.46%	14.29%	108.11%	19.46x	$0.20	0.68%	25.70%	$1,219	13.81%	13.71%	0.82%	0.46%	4.64%	0.45%	4.29%
Medians			$16.33	$138.80	$0.34	$15.57	21.79x	97.65%	12.01%	97.65%	21.60x	$0.10	0.53%	20.06%	$1,320	11.33%	11.33%	0.67%	0.36%	3.71%	0.36%	3.68%

State of MA(6)
BHBK	Blue Hills Bancorp, Inc.	MA	$12.97	$369.21	$0.16	$14.46	NM	89.70%	21.36%	92.72%	NM	$0.00	0.00%	NM	$1,728	23.82%	23.22%	0.27%	-0.01%	-0.07%	0.26%	1.47%
BLMT	BSB Bancorp, Inc.	MA	$18.88	$171.20	$0.49	$15.11	NM	124.95%	12.01%	124.95%	NM	$0.00	0.00%	NM	$1,426	9.61%	9.61%	0.73%	0.35%	3.24%	0.35%	3.24%
CBNK	Chicopee Bancorp, Inc.	MA	$16.33	$86.06	($0.11)	$16.72	NM	97.65%	13.46%	97.65%	NM	$0.28	1.71%	NM	$639	13.79%	13.79%	1.92%	-0.10%	-0.64%	-0.10%	-0.66%
GTWN	Georgetown Bancorp, Inc.	MA	$17.55	$32.07	$0.85	$16.81	20.65x	104.41%	11.83%	104.41%	20.65x	$0.17	0.97%	20.00%	$271	11.33%	11.33%	0.59%	0.55%	5.04%	0.55%	5.04%
HIFS	Hingham Institution for Savings	MA	$87.30	$185.84	$8.52	$57.08	8.36x	152.94%	11.97%	152.94%	10.25x	$1.12	1.28%	20.11%	$1,552	7.83%	7.83%	0.40%	1.52%	19.30%	1.24%	15.75%
MELR	Melrose Bancorp, Inc.	MA	$13.99	$39.59	$0.21	$15.57	NM	89.85%	18.23%	89.85%	NM	$0.00	0.00%	NM	$217	20.28%	20.28%	0.43%	0.28%	1.36%	0.28%	1.36%
EBSB	Meridian Bancorp, Inc.	MA	$12.34	$675.10	$0.34	$10.56	29.38x	116.86%	20.59%	119.69%	NM	$0.00	0.00%	NM	$3,279	17.62%	17.28%	1.43%	0.75%	5.69%	0.61%	4.65%
WEBK	Wellesley Bancorp, Inc.	MA	$18.75	$46.10	$0.77	$20.07	24.35x	93.42%	8.62%	93.42%	24.40x	$0.10	0.53%	9.74%	$535	9.22%	9.22%	0.94%	0.36%	3.71%	0.36%	3.68%
WFD	Westfield Financial, Inc.	MA	$7.41	$138.80	$0.33	$7.61	21.79x	97.37%	10.51%	97.37%	22.56x	$0.12	1.62%	52.94%	$1,320	10.80%	10.80%	0.67%	0.48%	4.18%	0.46%	4.04%

Comparable Group
Averages			$13.32	$117.11	$0.51	$13.81	21.06x	96.30%	12.42%	103.37%	22.09x	$0.21	1.61%	44.74%	$976	13.00%	12.34%	0.90%	0.46%	3.70%	0.44%	3.53%
Medians			$12.73	$107.45	$0.51	$13.66	21.79x	94.89%	11.14%	100.47%	22.56x	$0.14	1.52%	42.17%	$1,052	11.84%	10.62%	0.85%	0.42%	3.94%	0.41%	3.86%

Comparable Group
BLMT	BSB Bancorp, Inc.	MA	$18.88	$171.20	$0.49	$15.11	NM	124.95%	12.01%	124.95%	NM	$0.00	0.00%	NM	$1,426	9.61%	9.61%	0.73%	0.35%	3.24%	0.35%	3.24%
CBNJ	Cape Bancorp, Inc.	NJ	$8.82	$101.21	$0.53	$12.28	14.46x	71.84%	9.37%	85.68%	16.78x	$0.24	2.72%	39.34%	$1,080	13.05%	11.17%	1.65%	0.62%	4.80%	0.54%	4.14%
FXCB	Fox Chase Bancorp, Inc.	PA	$16.31	$192.50	$0.71	$14.90	22.97x	109.43%	17.59%	109.43%	22.97x	$0.56	3.43%	84.51%	$1,095	16.07%	16.07%	0.90%	0.76%	4.63%	0.76%	4.63%
MLVF	Malvern Bancorp, Inc.	PA	$12.30	$80.67	$0.08	$11.88	NM	103.57%	13.37%	103.57%	NM	$0.11	0.00%	NM	$603	12.91%	12.91%	0.80%	0.10%	0.76%	0.09%	0.71%
OSHC	Ocean Shore Holding Co.	NJ	$14.07	$89.95	$1.02	$16.55	14.36x	85.01%	8.78%	91.08%	13.81x	$0.24	1.71%	24.49%	$1,025	10.33%	9.87%	0.95%	0.61%	5.90%	0.61%	5.90%
ONFC	Oneida Financial Corp.	NY	$13.15	$92.35	$0.69	$13.65	18.01x	96.36%	11.57%	134.82%	19.12x	$0.48	3.65%	65.75%	$798	12.00%	9.00%	0.17%	0.66%	5.44%	0.62%	5.14%
PBIP	Prudential Bancorp, Inc.	PA	$12.22	$113.69	$0.17	$13.68	NM	89.33%	21.72%	89.33%	NM	$0.12	0.98%	45.00%	$527	24.31%	24.31%	1.46%	0.37%	1.51%	0.32%	1.30%
SIFI	SI Financial Group, Inc.	CT	$11.32	$144.67	$0.32	$12.35	31.44x	91.66%	10.71%	103.99%	34.98x	$0.16	1.41%	36.11%	$1,351	11.68%	10.44%	0.71%	0.33%	2.82%	0.30%	2.56%
WEBK	Wellesley Bancorp, Inc.	MA	$18.75	$46.10	$0.77	$20.07	24.35x	93.42%	8.62%	93.42%	24.40x	$0.10	0.53%	9.74%	$535	9.22%	9.22%	0.94%	0.36%	3.71%	0.36%	3.68%
WFD	Westfield Financial, Inc.	MA	$7.41	$138.80	$0.33	$7.61	21.79x	97.37%	10.51%	97.37%	22.56x	$0.12	1.62%	52.94%	$1,320	10.80%	10.80%	0.67%	0.48%	4.18%	0.46%	4.04%

(1)	Core income, on a diluted per-share basis. Core income is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of securities, amortization of intangibles, goodwill and nonrecurring items. Assumed tax rate is 35%.
(2)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings. P/E and P/Core =NM if the ratio is negative or above 35x.
(3)	Indicated 12 month dividend, based on last quarterly dividend declared.
(4)	Indicated 12 month dividend as a percent of trailing 12 month earnings.
(5)	Equity and tangible equity equal common equity and tangible common equity, respectively. ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.
(6)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source:     SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2015 by RP® Financial, LC.

RP® Financial, LC.	VALUATION ANALYSIS
IV.23

Table 4.5

MHC Market Pricing Versus Peer Group

Provident Bancorp, Inc. and the Comparables

As of February 13, 2015

			Market		Per Share Data
			Capitalization		Core	Book						Dividends(3)			Financial Characteristics(5)
			Price/	Market	12 Month	Value/	Pricing Ratios(2)					Amount/		Payout	Total	Comm Eq./	Comm T. Eq./	NPAs/	Reported		Core		Offering
			Share	Value	EPS(1)	Share	P/E	P/B	P/A	P/TB	P/Core	Share	Yield	Ratio(4)	Assets	Assets	T. Assets	Assets	ROAA	ROAE	ROAA	ROAE	Range
			($)	($Mil)	($)	($)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	($Mil)
Provident Bancorp, Inc.		MA
Supermaximum			$10.00	$107.92	$0.37	$9.26	25.11x	107.99%	15.42%	107.99%	26.71x	$0.00	0.00%	0.00%	$700	14.28%	14.28%	0.81%	0.61%	4.30%	0.58%	4.04%	$48.56
Maximum			$10.00	$93.84	$0.43	$10.05	21.67x	99.50%	13.52%	99.50%	23.04x	$0.00	0.00%	0.00%	$694	13.59%	13.59%	0.81%	0.62%	4.59%	0.59%	4.32%	$42.23
Midpoint			$10.00	$81.60	$0.50	$10.97	18.72x	91.16%	11.84%	91.16%	19.90x	$0.00	0.00%	0.00%	$689	12.98%	12.98%	0.82%	0.63%	4.87%	0.59%	4.58%	$36.72
Minimum			$10.00	$69.36	$0.60	$12.20	15.81x	81.97%	10.13%	81.97%	16.80x	$0.00	0.00%	0.00%	$685	12.36%	12.36%	0.83%	0.64%	5.18%	0.60%	4.88%	$31.21

All Non-MHC Public Companies(6)
Averages			$16.85	$452.30	$0.94	$15.74	17.62x	105.51%	13.62%	113.74%	16.76x	$0.30	1.81%	50.20%	$3,166	13.19%	12.59%	1.95%	0.67%	5.64%	0.71%	5.74%
Median			$13.99	$113.69	$0.81	$14.54	15.53x	98.79%	12.81%	101.92%	15.21x	$0.24	1.49%	41.38%	$980	12.42%	11.24%	1.42%	0.67%	5.29%	0.71%	5.14%

All Non-MHC State of MA(6)
Averages			$22.84	$193.77	$1.28	$19.33	20.91x	107.46%	14.29%	108.11%	19.46x	$0.20	0.68%	25.70%	$1,219	13.81%	13.71%	0.82%	0.46%	4.64%	0.45%	4.29%
Medians			$16.33	$138.80	$0.34	$15.57	21.79x	97.65%	12.01%	97.65%	21.60x	$0.10	0.53%	20.06%	$1,320	11.33%	11.33%	0.67%	0.36%	3.71%	0.36%	3.68%

State of MA(6)
BHBK	Blue Hills Bancorp, Inc.	MA	$12.97	$369.21	$0.16	$14.46	NM	89.70%	21.36%	92.72%	NM	$0.00	0.00%	NM	$1,728	23.82%	23.22%	0.27%	-0.01%	-0.07%	0.26%	1.47%
BLMT	BSB Bancorp, Inc.	MA	$18.88	$171.20	$0.49	$15.11	NM	124.95%	12.01%	124.95%	NM	$0.00	0.00%	NM	$1,426	9.61%	9.61%	0.73%	0.35%	3.24%	0.35%	3.24%
CBNK	Chicopee Bancorp, Inc.	MA	$16.33	$86.06	($0.11)	$16.72	NM	97.65%	13.46%	97.65%	NM	$0.28	1.71%	NM	$639	13.79%	13.79%	1.92%	-0.10%	-0.64%	-0.10%	-0.66%
GTWN	Georgetown Bancorp, Inc.	MA	$17.55	$32.07	$0.85	$16.81	20.65x	104.41%	11.83%	104.41%	20.65x	$0.17	0.97%	20.00%	$271	11.33%	11.33%	0.59%	0.55%	5.04%	0.55%	5.04%
HIFS	Hingham Institution for Savings	MA	$87.30	$185.84	$8.52	$57.08	8.36x	152.94%	11.97%	152.94%	10.25x	$1.12	1.28%	20.11%	$1,552	7.83%	7.83%	0.40%	1.52%	19.30%	1.24%	15.75%
MELR	Melrose Bancorp, Inc.	MA	$13.99	$39.59	$0.21	$15.57	NM	89.85%	18.23%	89.85%	NM	$0.00	0.00%	NM	$217	20.28%	20.28%	0.43%	0.28%	1.36%	0.28%	1.36%
EBSB	Meridian Bancorp, Inc.	MA	$12.34	$675.10	$0.34	$10.56	29.38x	116.86%	20.59%	119.69%	NM	$0.00	0.00%	NM	$3,279	17.62%	17.28%	1.43%	0.75%	5.69%	0.61%	4.65%
WEBK	Wellesley Bancorp, Inc.	MA	$18.75	$46.10	$0.77	$20.07	24.35x	93.42%	8.62%	93.42%	24.40x	$0.10	0.53%	9.74%	$535	9.22%	9.22%	0.94%	0.36%	3.71%	0.36%	3.68%
WFD	Westfield Financial, Inc.	MA	$7.41	$138.80	$0.33	$7.61	21.79x	97.37%	10.51%	97.37%	22.56x	$0.12	1.62%	52.94%	$1,320	10.80%	10.80%	0.67%	0.48%	4.18%	0.46%	4.04%

Comparable Group
Averages			$13.32	$117.11	$0.51	$13.81	21.06x	96.30%	12.42%	103.37%	22.09x	$0.21	1.61%	44.74%	$976	13.00%	12.34%	0.90%	0.46%	3.70%	0.44%	3.53%
Medians			$12.73	$107.45	$0.51	$13.66	21.79x	94.89%	11.14%	100.47%	22.56x	$0.14	1.52%	42.17%	$1,052	11.84%	10.62%	0.85%	0.42%	3.94%	0.41%	3.86%

Comparable Group
BLMT	BSB Bancorp, Inc.	MA	$18.88	$171.20	$0.49	$15.11	NM	124.95%	12.01%	124.95%	NM	$0.00	0.00%	NM	$1,426	9.61%	9.61%	0.73%	0.35%	3.24%	0.35%	3.24%
CBNJ	Cape Bancorp, Inc.	NJ	$8.82	$101.21	$0.53	$12.28	14.46x	71.84%	9.37%	85.68%	16.78x	$0.24	2.72%	39.34%	$1,080	13.05%	11.17%	1.65%	0.62%	4.80%	0.54%	4.14%
FXCB	Fox Chase Bancorp, Inc.	PA	$16.31	$192.50	$0.71	$14.90	22.97x	109.43%	17.59%	109.43%	22.97x	$0.56	3.43%	84.51%	$1,095	16.07%	16.07%	0.90%	0.76%	4.63%	0.76%	4.63%
MLVF	Malvern Bancorp, Inc.	PA	$12.30	$80.67	$0.08	$11.88	NM	103.57%	13.37%	103.57%	NM	$0.11	0.00%	NM	$603	12.91%	12.91%	0.80%	0.10%	0.76%	0.09%	0.71%
OSHC	Ocean Shore Holding Co.	NJ	$14.07	$89.95	$1.02	$16.55	14.36x	85.01%	8.78%	91.08%	13.81x	$0.24	1.71%	24.49%	$1,025	10.33%	9.87%	0.95%	0.61%	5.90%	0.61%	5.90%
ONFC	Oneida Financial Corp.	NY	$13.15	$92.35	$0.69	$13.65	18.01x	96.36%	11.57%	134.82%	19.12x	$0.48	3.65%	65.75%	$798	12.00%	9.00%	0.17%	0.66%	5.44%	0.62%	5.14%
PBIP	Prudential Bancorp, Inc.	PA	$12.22	$113.69	$0.17	$13.68	NM	89.33%	21.72%	89.33%	NM	$0.12	0.98%	45.00%	$527	24.31%	24.31%	1.46%	0.37%	1.51%	0.32%	1.30%
SIFI	SI Financial Group, Inc.	CT	$11.32	$144.67	$0.32	$12.35	31.44x	91.66%	10.71%	103.99%	34.98x	$0.16	1.41%	36.11%	$1,351	11.68%	10.44%	0.71%	0.33%	2.82%	0.30%	2.56%
WEBK	Wellesley Bancorp, Inc.	MA	$18.75	$46.10	$0.77	$20.07	24.35x	93.42%	8.62%	93.42%	24.40x	$0.10	0.53%	9.74%	$535	9.22%	9.22%	0.94%	0.36%	3.71%	0.36%	3.68%
WFD	Westfield Financial, Inc.	MA	$7.41	$138.80	$0.33	$7.61	21.79x	97.37%	10.51%	97.37%	22.56x	$0.12	1.62%	52.94%	$1,320	10.80%	10.80%	0.67%	0.48%	4.18%	0.46%	4.04%

(1)	Core income, on a diluted per-share basis. Core income is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of securities, amortization of intangibles, goodwill and nonrecurring items. Assumed tax rate is 35%.
(2)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings. P/E and P/Core =NM if the ratio is negative or above 35x.
(3)	Indicated 12 month dividend, based on last quarterly dividend declared.
(4)	Indicated 12 month dividend as a percent of trailing 12 month earnings.
(5)	Equity and tangible equity equal common equity and tangible common equity, respectively. ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.
(6)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source:       SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2015 by RP® Financial, LC.

RP® Financial, LC.	VALUATION ANALYSIS
IV.24

14.09% and 11.79%, respectively. The Company’s pro forma reported P/E ratios (MHC basis) at the minimum and the super maximum equaled 15.81 times and 25.11 times, respectively. The Company’s pro forma core P/E ratios (MHC basis) at the minimum and the super maximum equaled 16.80 times and 26.71 times, respectively.

2.          Price-to-Book ("P/B"). The application of the P/B valuation method requires calculating the Company’s pro forma market value by applying a valuation P/B ratio, as derived from the Peer Group’s P/B ratio, to Provident Bancorp’s pro forma book value (fully-converted basis). Based on the $81.6 million midpoint valuation, Provident Bancorp’s pro forma P/B and P/TB ratios (fully-converted basis) both equaled 64.27%. In comparison to the average P/B and P/TB ratios for the Peer Group of 96.30% and 103.37%, respectively, the Company’s ratios reflected a discount of 33.26% on a P/B basis and a discount of 37.83% on a P/TB basis. In comparison to the Peer Group’s median P/B and P/TB ratios of 94.89% and 100.47%, respectively, the Company’s pro forma P/B and P/TB ratios (fully-converted basis) at the midpoint value reflected discounts of 32.27% and 36.03%, respectively. At the top of the super range, the Company’s P/B and P/TB ratios (fully-converted basis) both equaled 72.41%. In comparison to the Peer Group’s average P/B and P/TB ratios, the Company’s P/B and P/TB ratios at the top of the super range reflected discounts of 24.81% and 29.95%, respectively. In comparison to the Peer Group’s median P/B and P/TB ratios, the Company’s P/B and P/TB ratios at the top of the super range reflected discounts of 23.69% and of 27.93%, respectively. RP Financial considered the discounts under the P/B approach to be reasonable, given the nature of the calculation of the P/B ratio which mathematically results in a ratio discounted to book value.

On an MHC reported basis, the Company’s P/B and P/TB ratios at the $81.6 million midpoint value both equaled 91.16%. In comparison to the average P/B and P/TB ratios indicated for the Peer Group of 96.30% and 103.37%, respectively, Provident Bancorp’s ratios were discounted by 5.34% on a P/B basis and 11.81% on a P/TB basis. In comparison to the Peer Group’s median P/B and P/TB ratios of 94.89% and 100.47%, respectively, the Company’s pro forma P/B and P/TB ratios (MHC basis) at the midpoint value reflected discounts of 3.93% and 9.27%, respectively. At the top of the super range, the Company’s P/B and P/TB ratios (MHC basis) both equaled 107.99%. In comparison to the Peer Group’s average P/B and P/TB ratios, the Company’s P/B and P/TB ratios at the top of the super range reflected premiums of 12.14% and 4.47%, respectively. In comparison to the Peer Group’s median P/B and P/TB

RP® Financial, LC.	VALUATION ANALYSIS
IV.25

ratios, the Company’s P/B and P/TB ratios at the top of the super range reflected premiums of 13.81% and 7.48%, respectively.

3.          Price-to-Assets ("P/A"). The P/A valuation methodology determines market value by applying a valuation P/A ratio (fully-converted basis) to the Company’s pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein. At the $81.6 million midpoint of the valuation range, Provident Bancorp’s pro forma P/A ratio (fully-converted basis) equaled 11.23% of pro forma assets. Comparatively, the Peer Group companies exhibited an average P/A ratio of 12.42%, which implies a discount of 9.58% has been applied to the Company’s pro forma P/A ratio. In comparison to the Peer Group’s median P/A ratio of 11.14%, the Company’s pro forma P/A ratio (fully-converted basis) at the midpoint value reflects a premium of 0.81%.

On an MHC reported basis, Provident Bancorp’s pro forma P/A ratio at the $81.6 million midpoint value equaled 11.84%. In comparison to the Peer Group's average P/A ratio of 12.42%, Provident Bancorp’s P/A ratio (MHC basis) indicated a discount of 4.67%. In comparison to the Peer Group’s median P/A ratio of 11.14%, the Company’s pro forma P/A ratio (MHC basis) at the midpoint value reflects a premium of 6.28%.

Comparison to Publicly-Traded MHCs

As indicated in Chapter III, we believe there are a number of characteristics of MHC shares that make them different from the shares of fully-converted companies. These factors include: (1) lower aftermarket liquidity in the MHC shares since less than 50% of the shares are available for trading; (2) no opportunity for public shareholders to exercise voting control; (3) the potential pro forma impact of second-step conversions on the pricing of MHC institutions; and (4) the regulatory policies regarding the accounting for net assets held by the MHC in a second-step conversion and, thereby, lessening the attractiveness of paying cash dividends. The above characteristics of MHC shares have provided MHC stocks with different trading characteristics versus fully-converted companies. To account for the unique trading characteristics of MHC shares, RP Financial has placed the financial data and pricing ratios of the publicly-traded MHCs on a fully-converted basis to make them comparable for valuation purposes. Using the per share and pricing information of the publicly-traded MHCs on a fully-converted basis

RP® Financial, LC.	VALUATION ANALYSIS
IV.26

accomplishes a number of objectives. First, such figures eliminate distortions that result when trying to compare institutions that have different public ownership interests outstanding. Secondly, such an analysis provides ratios that are comparable to the pricing information of fully-converted public companies and are directly applicable to determining the pro forma market value range of the 100% ownership interest in Provident Bancorp as an MHC. This technique is validated by the investment community's evaluation of MHC pricing, which also incorporates the pro forma impact of a second-step conversion based on the current market price.

To calculate the fully-converted pricing information for MHCs, the reported financial information for the public MHCs incorporate the following assumptions: (1) all shares owned by the MHC are assumed to be sold at the current trading price in a second step-conversion; (2) the gross proceeds from such a sale are adjusted to reflect reasonable offering expenses and standard stock based benefit plan parameters that would be factored into a second-step conversion of an MHC institution; and (3) net proceeds are assumed to be reinvested at market rates on a tax effected basis. Book value per share and earnings per share figures for the public MHCs were adjusted by the impact of the assumed second step-conversion, resulting in an estimation of book value per share and earnings per share figures on a fully-converted basis. Table 4.6 on the following page shows the calculation of per share financial data (fully-converted basis) for each of the eight publicly-traded MHC institutions, which have not announced plans to complete a second-step conversion offering.

The table below shows a comparative pricing analysis of the publicly-traded MHCs on a fully-converted basis versus the Company’s Peer Group. In comparison to the Peer Group’s P/TB ratio, the P/TB ratio of the publicly-traded MHCs reflected a discount of 24.01%. In comparison to the Peer Group’s core P/E multiple, the core P/E multiple of the publicly-traded MHCs reflected a premium of 123.49%. Detailed pricing characteristics of the fully-converted MHCs is shown in Table 4.7.

	Publicly-Traded
	MHCs	Peer Group

Pricing Ratios (Averages)(1)
Core price/earnings (x)	49.37x	22.09x
Price/tangible book (%)	78.55%	103.37%
Price/assets (%)	17.881	12.42

(1) Based on market prices as of February 13, 2015.

RP® Financial, LC.	VALUATION ANALYSIS
IV.27

Table 4.6

Calculation of Implied Per Share Data - Incorporating MHC Second Step Conversion

Publicly Traded MHC Institutions

								Per Share							Net	Net	Pro Forma
					Current Ownership			TTM Net Income		Book	Tang.		Share	Gross	Capital	Income	Net Inc./	Core Net Inc./	Bk Value/	Tang. Bk.	Assets/
Ticker	Name	City	State	Exhange	Public	MHC Shares	Total Shares	Reported	Core	Value	Bk Value	Assets	Price	Proceeds(1)	Increase(2)	Increase(3)	Share	Share	Share	Value/Share	Share

GCBC	Greene County Bancorp, Inc. (MHC)	Catskill	NY	NASDAQ	1,914,225	2,304,632	4,218,857	$1.57	$1.60	$15.28	$15.28	$168.87	$29.50	$67,986,644	$57,788,647	($92,210)	$1.55	$1.57	$28.98	$28.98	$182.56
KFFB	Kentucky First Federal Bancorp (MHC)	Frankfort	KY	NASDAQ	3,729,577	4,727,938	8,457,515	$0.23	$0.23	$7.94	$6.23	$35.84	$8.02	$37,918,536	$32,230,755	($51,429)	$0.22	$0.22	$11.76	$10.04	$39.65
LSBK	Lake Shore Bancorp, Inc. (MHC)	Dunkirk	NY	NASDAQ	2,263,125	3,636,875	5,900,000	$0.54	$0.51	$12.14	$12.14	$82.62	$13.50	$49,097,813	$41,733,141	($66,591)	$0.52	$0.50	$19.21	$19.21	$89.70
MGYR	Magyar Bancorp, Inc. (MHC)	New Brunswick	NJ	NASDAQ	2,614,994	3,200,450	5,815,444	$0.11	$0.10	$7.94	$7.94	$90.20	$8.45	$27,043,803	$22,987,232	($36,680)	$0.10	$0.10	$11.89	$11.89	$94.15
NECB	NorthEast Community Bancorp, Inc. (MHC)	White Plains	NY	NASDAQ	5,102,452	7,273,750	12,376,202	$0.10	$0.10	$8.37	$8.28	$40.57	$6.96	$50,625,300	$43,031,505	($68,663)	$0.09	$0.10	$11.85	$11.76	$44.04
OFED	Oconee Federal Financial Corp. (MHC)	Seneca	SC	NASDAQ	1,706,925	4,127,470	5,834,395	$0.65	$0.58	$13.27	$13.27	$61.21	$20.41	$84,241,663	$71,605,413	($114,257)	$0.63	$0.56	$25.54	$25.54	$73.48
PSBH	PSB Holdings, Inc. (MHC)	Putnam	CT	NASDAQ	2,811,715	3,729,846	6,541,561	$0.14	$0.17	$7.92	$6.87	$72.81	$7.62	$28,421,427	$24,158,213	($38,548)	$0.14	$0.16	$11.61	$10.56	$76.51
TFSL	TFS Financial Corporation (MHC)	Cleveland	OH	NASDAQ	72,027,705	227,119,132	299,146,837	$0.22	$0.22	$6.06	$6.03	$40.34	$14.47	$3,286,413,840	$2,793,451,764	($4,457,363)	$0.21	$0.21	$15.40	$15.37	$49.68

(1)	Gross proceeds calculated as stock price multiplied by the number of shares owned by the MHC (i.e. non-public shares).
(2)	Net increase in capital reflects gross proceeds less offering expenses, contra-equity account for leveraged ESOP and Restricted Stock Plan. For MHC's with assets at the MHC level, the net increase in capital also includes consolidation of MHC assets with the capital of the institution concurrent with hypothetical second step.
Offering Expense Percent:	3.00%
ESOP Percent Purchase:	8.00%
RRP Percent Purchase:	4.00%

(3)	Net increase in earnings reflects after-tax reinvestment income (assumes ESOP and RRP do not generate reinvestment income), less after-tax ESOP amortization and RRP vesting.

After-Tax Reinvestment Rate:	1.17%
ESOP Loan Term (Yrs.):	20
Recognition Plan Vesting (Yrs.):	5
Effective Tax Rate:	34.00%

Source: SNL Financial, LC and RP Financial, LC. calculations.

RP® Financial, LC.	VALUATION ANALYSIS
IV.28

Table 4.7

MHC Institutions, Implied Pricing Ratios, Full Conversion Basis

Financial Data as of the Most Recent Quarter or Twelve Month Period Available

Prices as of February 13, 2015

																			Key Financial Data
							Per Share Data				Pricing Ratios					Dividends						LTM
					Stock	Mkt	LTM	LTM	BV/	Tang.	P/E	P/E Cre	Price/	Price/	Price/	Ann Div	Div.	Div Pay	Total		Tang.	Reported		Core
Ticker	Company Name	City	State	Exchange	Price	Value	EPS	Cr EPS	Shr	BV/Sh	LTM	LTM	Book	TBk	Assts	Rate	Yield	Ratio	Assets	E/A	E/A	ROAA	ROAE	ROAA	ROAE
					($)	($M)	($)	($)	($)	($)	(x)	(x)	(%)	(%)	(%)	($)	(%)	(%)	($000)	(%)	(%)	(%)	(%)	(%)	(%)

Publicly Traded MHCs, Full Conversion Basis - Averages					13.62	613.1	0.43	0.43	17.03	16.67	49.65	49.37	76.20	78.55	17.88	0.29	2.09	87.11	2,314,733	23.43	22.68	0.47	2.07	0.46	2.06
Publicly Traded MHCs, Full Conversion Basis - Medians					10.98	82.9	0.21	0.21	13.65	13.63	45.76	42.04	70.65	76.02	15.98	0.28	1.95	75.25	537,149	24.16	23.37	0.49	1.61	0.48	1.62

Publicly Traded MHCs, Full Conversion Basis
GCBC	Greene County Bancorp, Inc. (MHC)	Catskill	NY	NASDAQ	29.50	124.5	1.55	1.57	28.98	28.98	19.02	18.73	101.80	101.80	16.16	0.72	2.44	46.4	770,211	15.87	15.87	0.85	5.35	0.86	5.43
KFFB	Kentucky First Federal Bancorp (MHC)	Frankfort	KY	NASDAQ	8.02	67.8	0.22	0.22	11.76	10.04	36.54	36.54	68.22	79.88	20.23	0.40	4.99	182.2	335,345	29.65	25.32	0.55	1.87	0.55	1.87
LSBK	Lake Shore Bancorp, Inc. (MHC)	Dunkirk	NY	NASDAQ	13.50	79.7	0.52	0.50	19.21	19.21	25.76	27.10	70.26	70.26	15.05	0.28	2.07	53.4	529,204	21.42	21.42	0.58	2.73	0.56	2.59
MGYR	Magyar Bancorp, Inc. (MHC)	New Brunswick	NJ	NASDAQ	8.45	49.1	0.10	0.10	11.89	11.89	83.53	86.31	71.04	71.04	8.97	0.00	0.00	0.0	547,532	12.63	12.63	0.11	0.85	0.10	0.82
NECB	NorthEast Community Bancorp, Inc. (MHC)	White Plains	NY	NASDAQ	6.96	86.1	0.09	0.10	11.85	11.76	75.01	72.49	58.76	59.18	15.80	0.12	1.72	129.3	545,094	26.89	26.70	0.21	0.78	0.22	0.81
OFED	Oconee Federal Financial Corp. (MHC)	Seneca	SC	NASDAQ	20.41	119.1	0.63	0.56	25.54	25.54	32.60	36.28	79.90	79.90	27.78	0.40	1.96	63.9	428,701	34.76	34.76	0.85	2.45	0.77	2.20
PSBH	PSB Holdings, Inc. (MHC)	Putnam	CT	NASDAQ	7.62	49.8	0.14	0.16	11.61	10.56	54.99	47.54	65.60	72.17	9.96	0.12	1.57	86.6	500,479	15.18	13.80	0.18	1.19	0.21	1.38
TFSL	TFS Financial Corporation (MHC)	Cleveland	OH	NASDAQ	14.47	4,328.7	0.21	0.21	15.40	15.37	69.76	69.96	93.98	94.17	29.13	0.28	1.94	135.0	14,861,295	30.99	30.93	0.42	1.35	0.42	1.34

Source: SNL Financial, LC and RP Financial, LC. calculations.

RP® Financial, LC.	VALUATION ANALYSIS
IV.29

In comparison to the publicly-traded MHCs, the Company’s pro forma P/TB ratio (fully-converted basis) of 64.27% at the midpoint of the valuation range reflected a discount of 18.18%. At the top of the super range, the Company’s P/TB ratio (fully-converted basis) of 72.41% reflected a discount of 7.82%. In comparison to the publicly-traded MHCs, the Company’s pro forma core P/E multiple (fully-converted basis) of 20.39 times at the midpoint of the valuation range reflected a discount of 58.70%. At the top of the super range, the Company’s core P/E multiple (fully-converted basis) of 27.63 times reflected a discount of 44.03%.

It should be noted that in a comparison of the publicly-traded MHCs to Provident Bancorp, the publicly-traded MHCs maintain certain inherit characteristics in support of increasing the attractiveness of their stocks relative to Provident Bancorp’s stock as an MHC that will just be completing an IPO: (1) the seasoned publicly-traded MHCs are viewed as potential candidates to complete a second-step offering; (2) some of the publicly-traded MHCs have been grandfathered to waive dividend payments to the MHC pursuant to receiving an annual majority vote by the depositors to approve the waiver of dividends; and (3) as there have been no MHC offerings completed in the past four years, there is a degree of uncertainty on how well an MHC offering will be received in the prevailing regulatory environment.

Comparison to Recent Offerings

As indicated at the beginning of this chapter, RP Financial’s analysis of recent conversion offering pricing characteristics at closing and in the aftermarket has been limited to a “technical” analysis and, thus, the pricing characteristics of recent conversion offerings can not be a primary determinate of value. Particular focus was placed on the P/TB approach in this analysis, since the P/E multiples do not reflect the actual impact of reinvestment and the source of the stock proceeds (i.e., external funds vs. deposit withdrawals). The three recently completed standard conversion offerings closed at an average price/tangible book ratio of 62.40%. In comparison, the Company’s P/TB ratio (fully-converted basis) of 64.27% at the midpoint value reflected an implied premium of 3.00% relative to the average closing P/TB ratio of the recent standard conversion offerings. At the top of the super range, the Company’s P/TB ratio of 72.41% reflected an implied premium of 16.04% relative to the average closing P/TB ratio of the recent standard conversion offerings.

RP® Financial, LC.	VALUATION ANALYSIS
IV.30

Valuation Conclusion

Based on the foregoing, it is our opinion that, as of February 13, 2015, the estimated aggregate pro forma market value of the shares to be issued immediately following the conversion, both shares issued publicly as well as to the MHC, equaled $81,600,000 at the midpoint, equal to 8,160,000 shares offered at a per share value of $10.00. Pursuant to conversion guidelines, the 15% offering range indicates a minimum value of $69,360,000 and a maximum value of $93,840,000. Based on the $10.00 per share offering price determined by the Board, this valuation range equates to total shares outstanding of 6,936,000 at the minimum and 9,384,000 at the maximum. In the event the appraised value is subject to an increase, the aggregate pro forma market value may be increased up to a super maximum value of $107,916,000 without a resolicitation. Based on the $10.00 per share offering price, the super maximum value would result in total shares outstanding of 10,791,600. The Board of Directors has established a public offering range such that the public ownership of the Company will constitute a 45.0% ownership interest prior to the issuance of shares to the Foundation. Accordingly, the offering to the public of the minority stock will equal $31,212,000 at the minimum, $36,720,000 at the midpoint, $42,228,000 at the maximum and $48,562,200 at the super maximum of the valuation range. Based on the public offering range and inclusive of the shares issued to the Foundation, equal to 2.0% of the shares issued in the stock issuance, the public ownership of shares will represent 47.0% of the shares issued throughout the valuation range. The pro forma valuation calculations relative to the Peer Group (fully-converted basis) are shown in Table 4.4 and are detailed in Exhibit IV-7 and Exhibit IV-8; the pro forma valuation calculations relative to the Peer Group based on reported financials are shown in Table 4.5 and are detailed in Exhibits IV-9 and IV-10.

EXHIBITS

LIST OF EXHIBITS

Exhibit
Number	Description

I-1	Map of Office Locations

I-2	Audited Financial Statements

I-3	Key Operating Ratios

I-4	Investment Portfolio Composition

I-5	Yields and Costs

I-6	Loan Loss Allowance Activity

I-7	Interest Rate Risk Analysis

I-8	Fixed and Adjustable Rate Loans

I-9	Loan Portfolio Composition

I-10	Contractual Maturity by Loan Type

I-11	Non-Performing Assets

I-12	Deposit Composition

I-13	Maturity of Jumbo Time Deposits

I-14	Borrowing Activity

II-1	Description of Office Properties

II-2	Historical Interest Rates

LIST OF EXHIBITS (continued)

Exhibit
Number	Description

III-1	General Characteristics of Publicly-Traded Institutions

III-2	Public Market Pricing of Northeast Thrift Institutions

III-3	Public Market Pricing of Mid-Atlantic Thrift Institutions

III-4	Peer Group Market Area Comparative Analysis

IV-1	Stock Prices: As of February 13, 2015

IV-2	Historical Stock Price Indices

IV-3	Historical Thrift Stock Indices

IV-4	Massachusetts Thrift Acquisitions 2011 - Present

IV-5	Director and Senior Management Summary Resumes

IV-6	Pro Forma Regulatory Capital Ratios

IV-7	Pro Forma Analysis Sheet – Fully Converted Basis

IV-8	Pro Forma Effect of Conversion Proceeds – Fully Converted Basis

IV-9	Pro Forma Analysis Sheet – Minority Stock Offering

IV-10	Pro Forma Effect of Conversion Proceeds – Minority Stock Offering

V-1	Firm Qualifications Statement

EXHIBIT I-1

Provident Bancorp, Inc.

Map of Office Locations

Exhibit I-1
Provident Bancorp, Inc.
Map of Office Locations

EXHIBIT I-2

Provident Bancorp, Inc.

Audited Financial Statements

[Incorporated by Reference]

EXHIBIT I-3

Provident Bancorp, Inc.
Key Operating Ratios

Exhibit I-3
Provident Bancorp, Inc.
Key Operating Ratios

	For the Years Ended December 31,
	2014	2013	2012	2011	2010

Performance Ratios:
Return on average assets	0.71%	0.66%	0.47%	0.91%	0.44%
Return on average equity	6.24%	5.85%	3.83%	10.56%	4.34%
Interest rate spread (1)	3.32%	3.16%	3.05%	3.43%	3.38%
Net interest margin (2)	3.47%	3.31%	3.27%	3.59%	3.50%
Efficiency ratio (3)	70.00%	71.87%	80.55%	69.67%	82.88%
Average interest-earning assets to average interest-bearing liabilities	137.39%	133.59%	130.21%	117.73%	110.39%
Average equity to average assets	11.43%	11.35%	12.15%	10.17%	8.53%
Average common equity to average assets	8.75%	8.18%	9.04%	9.31%	8.53%

Regulatory Capital Ratios:
Total capital to risk weighted assets (bank only)	15.37%	16.61%	17.87%	19.08%	13.73%
Tier 1 capital to risk weighted assets (bank only)	13.87%	15.16%	16.35%	17.50%	11.77%
Tier 1 capital to average assets (bank only)	11.30%	11.08%	11.36%	12.72%	8.11%

Asset Quality Ratios:
Allowance for loan losses as a percentage of total loans (4)	1.44%	1.36%	1.31%	1.29%	1.30%
Allowance for loan losses as a percentage of non-performing loans	187.49%	183.15%	179.61%	155.57%	191.45%
Net charge-offs to average outstanding loans during the year	0.06%	0.03%	0.05%	0.10%	0.06%
Non-performing loans as a percentage of total loans (4)	0.77%	0.74%	0.73%	0.83%	0.68%
Non-performing loans as a percentage of total assets	0.59%	0.53%	0.48%	0.55%	0.46%
Total non-performing assets as a percentage of total assets	0.59%	0.53%	0.48%	0.69%	0.48%

Other:
Number of offices	7	7	7	7	7
Number of full-time equivalent employees	103	111	109	104	108

________________

(1)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities.
(2)	Represents net interest income as a percent of average interest-earning assets.
(3)	Represents noninterest expense divided by the sum of net interest income and noninterest income.
(4)	Loans are presented before the allowance for loan losses but include deferred fees/costs.

Source: Provident Bancorp’s prospectus.

EXHIBIT I-4

Provident Bancorp, Inc.
Investment Portfolio Composition

Exhibit I-4
Provident Bancorp, Inc.
Investment Portfolio Composition

The following table sets forth the amortized cost and estimated fair value of our available-for-sale securities portfolio at the dates indicated.

	At December 31,
	2014		2013		2012
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
	(In thousands)
U.S. Government and federal agency	$1,991	$2,084	$4,391	$4,403	$6,260	$6,535
State and municipal	3,479	3,901	3,485	3,629	4,087	4,605
Corporate debt	1,000	1,114	1,000	1,153	1,000	1,174
Asset-backed securities	2,733	2,645	738	723	—	—
Government mortgage-backed securities	54,063	54,853	67,515	67,478	92,231	93,931
Trust preferred securities	1,502	1,122	2,706	1,392	2,847	621
Marketable equity securities	7,349	10,313	6,487	8,869	4,137	6,519
Total	$72,117	$76,032	$86,322	$87,647	$110,562	$113,385

The following table sets forth the amortized cost and estimated fair value of our held-to-maturity securities portfolio at the dates indicated.

	At December 31,
	2014		2013		2012
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
	(In thousands)

State and municipal	$45,559	$47,435	$46,729	$45,524	$34,510	$35,146
Total	$45,559	$47,435	$46,729	$45,524	$34,510	$36,146

Source: Provident Bancorp’s prospectus.

EXHIBIT I-5

Provident Bancorp, Inc.
Yields and Costs

Exhibit I-5
Provident Bancorp, Inc.
Yields and Costs

	For the Years Ended December 31,
	2014			2013			2012
	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans	$471,628	$20,030	4.25%	$419,084	$18,368	4.38%	$360,543	$17,626	4.89%
Interest-earning deposits	1,628	7	0.43	6,947	23	0.33	20,342	45	0.22
Investment securities	128,510	3,200	2.49	142,647	3,230	2.26	138,052	3,138	2.27
Federal Home Loan Bank of Boston stock	4,541	74	1.62	4,870	17	0.35	3,849	20	0.52
Total interest-earning assets	606,307	23,311	3.84	573,548	21,638	3.77	522,786	20,829	3.98
Non-interest-earning assets	33,156			31,811			28,662
Total assets	$639,463			$605,389			$551,448

Interest-bearing liabilities:
Savings accounts	$87,677	106	0.12	$84,514	104	0.12	$79,686	130	0.16
Money market accounts	111,218	309	0.28	105,277	312	0.30	114,114	477	0.42
NOW accounts	74,464	117	0.16	81,216	132	0.16	85,415	242	0.28
Certificates of deposit	125,599	1,192	0.95	89,094	1,169	1.31	76,423	1,383	1.81
Total interest-bearing deposits	398,958	1,724	0.43	360,101	1,717	0.48	355,638	2,232	0.63
Federal Home Loan Bank advances	42,361	567	1.34	67,241	908	1.35	38,623	1,178	3.05
Securities sold under agreements to repurchase	—	—	—	—	—	—	7,227	304	4.21
Total interest-bearing liabilities	441,319	2,291	0.52	429,342	2,625	0.61	401,488	3,714	0.93
Non-interest-bearing deposits	131,700			100,504			75,809
Other non-interest-bearing liabilities	5,622			8,772			7,169
Total liabilities	566,378			536,618			484,466
Total equity	73,085			68,741			66,982
Total liabilities and total equity	$639,463			$605,359			$551,448
Net interest income		$21,020			$19,013			$17,115
Net interest rate spread (1)			3.32%			3.16%			3.05%
Net interest-earning assets (2)	$164,988			$146,206			$121,298
Net interest margin (3)			3.47%			3.31%			3.27%
Average interest-earning assets to interest-bearing liabilities	137.4%			133.6%			130.2%

__________________________

(1)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(2)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(3)	Net interest margin represents net interest income divided by average total interest-earning assets.

Source: Provident Bancorp’s prospectus.

EXHIBIT I-6

Provident Bancorp, Inc.
Loan Loss Allowance Activity

Exhibit I-6
Provident Bancorp, Inc.
Loan Loss Allowance Activity

	Years Ended December 31,
	2014	2013	2012	2011	2010
	(Dollars in thousands)

Allowance at beginning of year	$6,077	$5,013	$4,507	$4,390	$4,118
Provision for loan losses	1,452	1,175	681	458	468
Charge offs:
Real estate loans:
Residential	30	50	65	112	180
Commercial	243	—	148	245	20
Construction and land development	—	—	—	—	—
Commercial business loans	—	19	16	—	—
Consumer loans	91	85	76	50	52
Total charge-offs	364	154	305	407	252

Recoveries:
Real estate loans:
Residential	24	37	16	33	13
Commercial	24	—	55	12	14
Construction and land development	—	—	—	—	—
Commercial business loans	5	5	11	—	—
Consumer loans	6	1	48	21	29
Total recoveries	59	43	130	66	56

Net (charge-offs) recoveries	(305)	(111)	(175)	(341)	(196)

Allowance at end of year	$7,224	$6,077	$5,013	$4,507	$4,390

Non-performing loans at end of year	$3,853	$3,318	$2,791	$2,897	$2,293
Total loans outstanding at end of year (1)	$501,407	$445,789	$382,131	$350,075	$338,286
Average loans outstanding during the year (1)	$471,628	$419,084	$360,543	$343,086	$338,097

Allowance to non-performing loans	187.49%	183.15%	179.61%	155.57%	191.45%
Allowance to total loans outstanding at the end of the year	1.44%	1.36%	1.31%	1.29%	1.30%
Net (charge-offs) recoveries to average loans outstanding during the year	0.06%	0.03%	0.05%	0.10%	0.06%

__________________________

(1)	Loans are presented before the allowance for loan losses but include deferred fees/costs.

Source: Provident Bancorp’s prospectus.

EXHIBIT I-7

Provident Bancorp, Inc.
Interest Rate Risk Analysis

Exhibit I-7
Provident Bancorp, Inc.
Interest Rate Risk Analysis

	At December 31,
	2014		2013
Changes in Interest Rates (Basis Points)	Estimated 12- Months Net Interest Income	Change	Estimated 12- Months Net Interest Income	Change
(Dollars in thousands)

200	$22,763	0.43%	$20,118	(1.21)%
0	$22,666	—	$20,365	—
-100	$22,502	(0.72)%	$20,207	(0.77)%

	At December 31,
Changes in	2014		2013
Interest Rates (Basis Points)	Economic Value of Equity	Change	Economic Value of Equity	Change
(Dollars in thousands)

400	$80,288	(9.7)%	$67,571	(21.4)%
300	$82,799	(6.9)%	$71,472	(16.8)%
200	$85,104	(4.3)%	$74,546	(13.3)%
100	$87,853	(1.2)%	$80,849	(5.9)%
0	$88,916	—	$85,963	—
-100	$83,778	(6.8)%	$83,926	(2.4)%

Source: Provident Bancorp’s prospectus.

EXHIBIT I-8

Provident Bancorp, Inc.
Fixed and Adjustable Rate Loans

Exhibit I-8
Provident Bancorp, Inc.
Fixed and Adjustable Rate Loans

	Due After December 31, 2014
	Fixed	Adjustable	Total
	(In thousands)

Real estate loans:
Residential	$74,928	$29,597	$104,525
Commercial	7,516	223,359	230,875
Construction and land development	13,175	22,742	35,917
Commercial business loans	40,236	34,813	75,049
Consumer loans	2,600	—	2,600
Total loans	$138,455	$310,511	$448,966

Source: Provident Bancorp’s prospectus.

EXHIBIT I-9

Provident Bancorp, Inc.
Loan Portfolio Composition

Exhibit I-9
Provident Bancorp, Inc.
Loan Portfolio Composition

	At December 31,
	2014		2013		2012		2011		2010
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Real estate loans:
Residential (1)	$104,568	20.84%	$111,244	24.93%	$109,725	28.69%	$113,962	32.55%	$115,081	34.03%
Commercial (2)	249,691	49.76	223,642	50.12	189,031	49.42	181,277	51.78	174,713	51.66
Construction and land development	47,079	9.38	20,588	4.61	12,520	3.27	12,769	3.65	20,225	5.98
Commercial business loans	97,589	19.45	87,405	19.59	67,528	17.66	41,040	11.72	27,180	8.04
Consumer loans	2,863	0.57	3,329	0.75	3,666	0.96	1,054	0.30	1,014	0.30
	501,790	100.00%	446,208	100.00%	382,470	100.00%	350,102	100.00%	338,213	100.00%
Less:
Deferred loan fees, net	(383)		(419)		(339)		(31)		73
Allowance for losses	(7,224)		(6,077)		(5,013)		(4,507)		(4,390)
Total loans	$494,183		$439,712		$377,118		$345,564		$333,896

_____________________

(1)	Includes home equity loans and lines of credit.
(2)	Includes multi-family real estate loans

Source: Provident Bancorp’s prospectus.

EXHIBIT I-10

Provident Bancorp, Inc.
Contractual Maturity by Loan Type

Exhibit I-10
Provident Bancorp, Inc.
Contractual Maturity by Loan Type

December 31, 2014	Residential Real Estate	Commercial Real Estate	Construction and Land Development	Commercial Business	Consumer	Total
	(In thousands)

Amounts due in:
One year or less	$43	$18,816	$11,162	$22,540	$263	$52,824
More than one to five years	3,526	18,164	12,487	37,777	2,600	74,554
More than five years to ten years	17,836	16,801	86	30,492	—	64,715
More than ten years	83,163	196,410	23,344	6,780	—	309,697
Total	$104,568	$249,691	$47,079	$97,589	$2,863	$501,790

Source: Provident Bancorp’s prospectus.

EXHIBIT I-11

Provident Bancorp, Inc.
Non-Performing Assets

Exhibit I-11
Provident Bancorp, Inc.
Non-Performing Assets

	At December 31,
	2014	2013	2012	2011	2010
	(Dollars in thousands)

Non-accrual loans:
Real estate loans:
Residential	$1,564	$1,608	$1,348	$1,218	$1,727
Commercial	1,773	1,049	920	1,160	268
Construction and land development	—	185	206	219	219
Commercial business loans	516	474	317	300	79
Consumer loans	—	2	—	—	—
Total non-accrual loans	3,853	3,318	2,791	2,897	2,293

Accruing loans past due 90 days or more	—	—	—	—	—

Real estate owned	—	—	—	755	98

Total non-performing assets	$3,853	$3,318	$2,791	$3,652	$2,391

Total loans (1)	$501,407	$445,789	$382,131	$350,075	$338,286
Total assets	$658,606	$624,659	$576,460	$530,598	$498,026
Total non-performing loans to total loans (1)	0.77%	0.74%	0.73%	0.83%	0.68%
Total non-performing assets to total assets	0.59%	0.53%	0.48%	0.55%	0.46%

_____________________

(1) Loans are presented before the allowance for loan losses but include deferred fees/costs.

	At December 31,
	2014		2013		2012		2011		2010
	Non- Accruing	Accruing	Non- Accruing	Accruing	Non- Accruing	Accruing	Non- Accruing	Accruing	Non- Accruing	Accruing
	(In Thousands)
Troubled Debt Restructurings:
Real estate loans
Residential	$—	$221	$185	$227	$206	$363	$219	$—	$1,029	$624
Commercial	1,490	1,385	729	1,438	768	1,495	503	1,127	847	—
Construction and land development	—	—	—	—	—	—	—	—	—	—
Commercial business loans	202	196	266	139	38	154	301	169	50	—
Consumer loans	—	—	—	—	—	—	—	—	—	—
Total	$1,692	$1,802	$1,180	$1,804	$1,012	$2,012	$1,023	$1,296	$1,926	$624

Source: Provident Bancorp’s prospectus.

EXHIBIT I-12

Provident Bancorp, Inc.
Deposit Composition

Exhibit I-12
Provident Bancorp, Inc.
Deposit Composition

	At December 31,
	2014		2013		2012
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)

Noninterest bearing	$128,407	23.91%	$109,257	21.48%	$90,783	20.13%
Negotiable order of withdrawal (NOW)	83,521	15.56	83,505	16.42	99,954	22.15
Statement savings	90,388	16.83	84,769	16.68	82,043	18.18
Money market	110,468	20.57	107,713	21.19	103,263	22.89
Certificates of deposit	124,149	23.12	123,310	24.26	75,116	16.65
Total	$536,933	100.00%	$508,285	100.00%	$451,159	100.00%

Source: Provident Bancorp’s prospectus.

EXHIBIT I-13

Provident Bancorp, Inc.
Maturity of Jumbo Time Deposits

Exhibit I-13
Provident Bancorp, Inc.
Maturity of Jumbo Time Deposits

At December 31, 2014
(In thousands)
Maturity Period:
Three months or less	$13,641
Over three through six months	10,584
Over six through twelve months	8,310
Over twelve months	64,246
Total	$96,781

Source: Provident Bancorp’s prospectus.

EXHIBIT I-14

Provident Bancorp, Inc.
Borrowing Activity

Exhibit I-14
Provident Bancorp, Inc.
Borrowing Activity

	At or For the Year Ended December 31,
	2014	2013	2012
	(Dollars in Thousands)

Balance outstanding at end of year	$39,237	$40,988	$49,461
Weighted average interest rate at the end of year	1.43%	1.34%	2.23%
Maximum amount of borrowings outstanding at any month end during the year	$55,988	$109,520	$51,549
Average balance outstanding during the year	$42,360	$67,241	$38,623
Weighted average interest rate during the year	1.34%	1.35%	3.05%

Source: Provident Bancorp’s prospectus.

EXHIBIT II-1

Description of Office Properties

Exhibit II-1
Provident Bancorp, Inc.
Description of Office Properties

Properties

At December 31, 2014, we conducted business through our main office and six branch offices located in Amesbury and Newburyport, Massachusetts and Exeter, Hampton, Portsmouth and Seabrook, New Hampshire, as well as two loan production offices located in Bedford, New Hampshire and Nashua, New Hampshire. We also lease land in Bedford, New Hampshire that will be used to establish a new branch office. We own four of our offices and lease three of our offices. At December 31, 2014, the total net book value of our land, buildings, furniture, fixtures and equipment was $10.5 million.

Source: Provident Bancorp’s prospectus.

EXHIBIT II-2

Historical Interest Rates

Exhibit II-2

Historical Interest Rates(1)

		Prime	90 Day	One Year	10 Year
Year/Qtr. Ended		Rate	T-Note	T-Note	T-Note

2004:	Quarter 1	4.00%	0.95%	1.20%	3.86%
	Quarter 2	4.00%	1.33%	2.09%	4.62%
	Quarter 3	4.75%	1.70%	2.16%	4.12%
	Quarter 4	5.25%	2.22%	2.75%	4.24%

2005:	Quarter 1	5.75%	2.80%	3.43%	4.51%
	Quarter 2	6.00%	3.12%	3.51%	3.98%
	Quarter 3	6.75%	3.55%	4.01%	4.34%
	Quarter 4	7.25%	4.08%	4.38%	4.39%

2006:	Quarter 1	7.75%	4.63%	4.82%	4.86%
	Quarter 2	8.25%	5.01%	5.21%	5.15%
	Quarter 3	8.25%	4.88%	4.91%	4.64%
	Quarter 4	8.25%	5.02%	5.00%	4.71%

2007:	Quarter 1	8.25%	5.04%	4.90%	4.65%
	Quarter 2	8.25%	4.82%	4.91%	5.03%
	Quarter 3	7.75%	3.82%	4.05%	4.59%
	Quarter 4	7.25%	3.36%	3.34%	3.91%

2008:	Quarter 1	5.25%	1.38%	1.55%	3.45%
	Quarter 2	5.00%	1.90%	2.36%	3.99%
	Quarter 3	5.00%	0.92%	1.78%	3.85%
	Quarter 4	3.25%	0.11%	0.37%	2.25%

2009:	Quarter 1	3.25%	0.21%	0.57%	2.71%
	Quarter 2	3.25%	0.19%	0.56%	3.53%
	Quarter 3	3.25%	0.14%	0.40%	3.31%
	Quarter 4	3.25%	0.06%	0.47%	3.85%

2010:	Quarter 1	3.25%	0.16%	0.41%	3.84%
	Quarter 2	3.25%	0.18%	0.32%	2.97%
	Quarter 3	3.25%	0.18%	0.32%	2.97%
	Quarter 4	3.25%	0.12%	0.29%	3.30%

2011:	Quarter 1	3.25%	0.09%	0.30%	3.47%
	Quarter 2	3.25%	0.03%	0.19%	3.18%
	Quarter 3	3.25%	0.02%	0.13%	1.92%
	Quarter 4	3.25%	0.02%	0.12%	1.89%

2012:	Quarter 1	3.25%	0.07%	0.19%	2.23%
	Quarter 2	3.25%	0.09%	0.21%	1.67%
	Quarter 3	3.25%	0.10%	0.17%	1.65%
	Quarter 4	3.25%	0.05%	0.16%	1.78%

2013:	Quarter 1	3.25%	0.07%	0.14%	1.87%
	Quarter 2	3.25%	0.04%	0.15%	2.52%
	Quarter 3	3.25%	0.02%	0.10%	2.64%
	Quarter 4	3.25%	0.07%	0.13%	3.04%

2014:	Quarter 1	3.25%	0.05%	0.13%	2.73%
	Quarter 2	3.25%	0.04%	0.11%	2.53%
	Quarter 3	3.25%	0.02%	0.13%	2.52%
	Quarter 4	3.25%	0.04%	0.25%	2.17%
As of Feb. 13, 2015		3.25%	0.01%	0.23%	2.02%

(1) End of period data.

Sources: Federal Reserve and The Wall Street Journal.

EXHIBIT III-1

General Characteristics of Publicly-Traded Institutions

Exhibit III-1

Characteristics of Publicly-Traded Thrifts

February 13, 2015

											As of
											February 13, 2015
						Total			Fiscal	Conv.	Stock	Market
Ticker	Financial Institution	Exchange	Region	City	State	Assets		Offices	Mth End	Date	Price	Value
						($Mil)					($)	($Mil)

ALLB	Alliance Bancorp, Inc. of Pennsylvania	NASDAQ	MA	Broomall	PA	$423	(1)	8	Dec	1/18/11	$16.50	$66
ANCB	Anchor Bancorp	NASDAQ	WE	Lacey	WA	386		11	Jun	1/26/11	22.14	56
ABCW	Anchor BanCorp Wisconsin Inc.	NASDAQ	MW	Madison	WI	2,107		53	Dec	7/16/92	33.49	320
ASBB	ASB Bancorp, Inc.	NASDAQ	SE	Asheville	NC	749		13	Dec	10/12/11	19.90	87
AF	Astoria Financial Corporation	NYSE	MA	Lake Success	NY	15,460		87	Dec	11/18/93	13.18	1,317
AFCB	Athens Bancshares Corporation	NASDAQ	SE	Athens	TN	302		7	Dec	1/7/10	24.77	45
ACFC	Atlantic Coast Financial Corporation	NASDAQ	SE	Jacksonville	FL	714		12	Dec	2/4/11	3.95	61
BKMU	Bank Mutual Corporation	NASDAQ	MW	Brown Deer	WI	2,327		77	Dec	10/30/03	7.18	334
BFIN	BankFinancial Corporation	NASDAQ	MW	Burr Ridge	IL	1,421		20	Dec	6/24/05	11.75	248
BNCL	Beneficial Bancorp, Inc.	NASDAQ	MA	Philadelphia	PA	4,360		60	Dec	1/13/15	11.54	955
BHBK	Blue Hills Bancorp, Inc.	NASDAQ	NE	Norwood	MA	1,687		10	Dec	7/22/14	12.97	369
BOFI	BofI Holding, Inc.	NASDAQ	WE	San Diego	CA	4,825		1	Jun	3/14/05	91.39	1,378
BYFC	Broadway Financial Corporation	NASDAQ	WE	Los Angeles	CA	338	(1)	3	Dec	1/9/96	1.28	27
BLMT	BSB Bancorp, Inc.	NASDAQ	NE	Belmont	MA	1,336		6	Dec	10/5/11	18.88	171
CBNJ	Cape Bancorp, Inc.	NASDAQ	MA	Cape May Court House	NJ	1,082		15	Dec	2/1/08	8.82	101
CFFN	Capitol Federal Financial, Inc.	NASDAQ	MW	Topeka	KS	9,865		47	Sep	12/22/10	12.74	1,792
CARV	Carver Bancorp, Inc.	NASDAQ	MA	New York	NY	644		10	Mar	10/25/94	5.68	21
CFBK	Central Federal Corporation	NASDAQ	MW	Worthington	OH	308	(1)	4	Dec	12/30/98	1.31	21
CHFN	Charter Financial Corporation	NASDAQ	SE	West Point	GA	1,010		17	Sep	4/9/13	11.55	195
CHEV	Cheviot Financial Corp.	NASDAQ	MW	Cheviot	OH	573		12	Dec	1/18/12	14.44	97
CBNK	Chicopee Bancorp, Inc.	NASDAQ	NE	Chicopee	MA	626		9	Dec	7/20/06	16.33	86
CSBK	Clifton Bancorp Inc.	NASDAQ	MA	Clifton	NJ	1,212		12	Mar	4/2/14	13.46	365
CWAY	Coastway Bancorp, Inc.	NASDAQ	NE	Warwick	RI	451		11	Dec	1/15/14	11.02	55
DCOM	Dime Community Bancshares, Inc.	NASDAQ	MA	Brooklyn	NY	4,384		25	Dec	6/26/96	15.63	576
ENFC	Entegra Financial Corp.	NASDAQ	SE	Franklin	NC	884		12	Dec	10/1/14	15.40	101
ESSA	ESSA Bancorp, Inc.	NASDAQ	MA	Stroudsburg	PA	1,575		28	Sep	4/4/07	12.50	143
EVER	EverBank Financial Corp	NYSE	SE	Jacksonville	FL	20,510		12	Dec	5/2/12	18.26	2,258
FCAP	First Capital, Inc.	NASDAQ	MW	Corydon	IN	460		12	Dec	1/4/99	24.50	67
FBNK	First Connecticut Bancorp, Inc.	NASDAQ	NE	Farmington	CT	2,396		25	Dec	6/30/11	15.20	244
FDEF	First Defiance Financial Corp.	NASDAQ	MW	Defiance	OH	2,151		33	Dec	10/2/95	31.98	295
FFNM	First Federal of Northern Michigan Bancorp, Inc.	NASDAQ	MW	Alpena	MI	312	(1)	9	Dec	4/4/05	5.45	20
FFNW	First Financial Northwest, Inc.	NASDAQ	WE	Renton	WA	915		1	Dec	10/10/07	12.19	185
FNWB	First Northwest Bancorp	NASDAQ	WE	Port Angeles	WA	788		9	Jun	1/30/15	12.53	164
FBC	Flagstar Bancorp, Inc.	NYSE	MW	Troy	MI	9,625		107	Dec	4/30/97	14.85	837
FXCB	Fox Chase Bancorp, Inc.	NASDAQ	MA	Hatboro	PA	1,075		10	Dec	6/29/10	16.31	193
FSBW	FS Bancorp, Inc.	NASDAQ	WE	Mountlake Terrace	WA	472		8	Dec	7/10/12	19.36	63
GTWN	Georgetown Bancorp, Inc.	NASDAQ	NE	Georgetown	MA	270		3	Dec	7/12/12	17.55	32
HBK	Hamilton Bancorp, Inc.	NASDAQ	MA	Towson	MD	293		5	Mar	10/10/12	12.89	44
HFFC	HF Financial Corp.	NASDAQ	MW	Sioux Falls	SD	1,257		27	Jun	4/8/92	14.82	105
HIFS	Hingham Institution for Savings	NASDAQ	NE	Hingham	MA	1,506		13	Dec	12/20/88	87.30	186
HMNF	HMN Financial, Inc.	NASDAQ	MW	Rochester	MN	594		11	Dec	6/30/94	12.01	54
HBCP	Home Bancorp, Inc.	NASDAQ	SW	Lafayette	LA	1,260		27	Dec	10/3/08	21.42	153
HFBL	Home Federal Bancorp, Inc. of Louisiana	NASDAQ	SW	Shreveport	LA	340		5	Jun	12/22/10	19.45	42
HMST	HomeStreet, Inc.	NASDAQ	WE	Seattle	WA	3,475		34	Dec	2/10/12	17.75	264
IROQ	IF Bancorp, Inc.	NASDAQ	MW	Watseka	IL	540		6	Jun	7/8/11	16.70	72
ISBC	Investors Bancorp, Inc.	NASDAQ	MA	Short Hills	NJ	17,833		136	Dec	5/8/14	11.70	4,189
JXSB	Jacksonville Bancorp, Inc.	NASDAQ	MW	Jacksonville	IL	314		6	Dec	7/15/10	23.00	41
LPSB	La Porte Bancorp, Inc.	NASDAQ	MW	La Porte	IN	511		7	Dec	10/5/12	12.58	71
LABC	Louisiana Bancorp, Inc.	NASDAQ	SW	Metairie	LA	322		4	Dec	7/10/07	20.59	60
MCBK	Madison County Financial, Inc.	NASDAQ	MW	Madison	NE	302	(1)	5	Dec	10/4/12	20.10	61
MLVF	Malvern Bancorp, Inc.	NASDAQ	MA	Paoli	PA	542		8	Sep	10/12/12	12.30	81

Exhibit III-1

Characteristics of Publicly-Traded Thrifts

February 13, 2015

											As of
											February 13, 2015
						Total			Fiscal	Conv.	Stock	Market
Ticker	Financial Institution	Exchange	Region	City	State	Assets		Offices	Mth End	Date	Price	Value
						($Mil)					($)	($Mil)
MELR	Melrose Bancorp, Inc.	NASDAQ	NE	Melrose	MA	213	(1)	1	Dec	10/22/14	13.99	40
EBSB	Meridian Bancorp, Inc.	NASDAQ	NE	Peabody	MA	3,169		27	Dec	7/29/14	12.34	675
CASH	Meta Financial Group, Inc.	NASDAQ	MW	Sioux Falls	SD	2,054		12	Sep	9/20/93	34.34	221
NVSL	Naugatuck Valley Financial Corporation	NASDAQ	NE	Naugatuck	CT	489	(1)	10	Dec	6/30/11	9.14	64
NHTB	New Hampshire Thrift Bancshares, Inc.	NASDAQ	NE	Newport	NH	1,483		36	Dec	5/27/86	15.43	127
NYCB	New York Community Bancorp, Inc.	NYSE	MA	Westbury	NY	48,680		278	Dec	11/23/93	16.37	7,245
NFBK	Northfield Bancorp, Inc.	NASDAQ	MA	Woodbridge	NJ	2,925		30	Dec	1/25/13	14.53	703
NWBI	Northwest Bancshares, Inc.	NASDAQ	MA	Warren	PA	7,827		165	Dec	12/18/09	11.91	1,128
OSHC	Ocean Shore Holding Co.	NASDAQ	MA	Ocean City	NJ	1,040		11	Dec	12/21/09	14.07	90
OCFC	OceanFirst Financial Corp.	NASDAQ	MA	Toms River	NJ	2,309		24	Dec	7/3/96	16.85	285
ONFC	Oneida Financial Corp.	NASDAQ	MA	Oneida	NY	787		14	Dec	7/7/10	13.15	92
ORIT	Oritani Financial Corp.	NASDAQ	MA	Township of Washington	NJ	3,217		26	Jun	6/24/10	14.48	639
PBHC	Pathfinder Bancorp, Inc.	NASDAQ	MA	Oswego	NY	570		17	Dec	10/17/14	9.87	43
PBCT	People's United Financial, Inc.	NASDAQ	NE	Bridgeport	CT	34,775		407	Dec	4/16/07	14.95	4,602
PBSK	Poage Bankshares, Inc.	NASDAQ	MW	Ashland	KY	412	(1)	8	Dec	9/13/11	14.95	58
PBCP	Polonia Bancorp, Inc.	NASDAQ	MA	Huntingdon Valley	PA	298	(1)	5	Dec	11/13/12	10.40	35
PROV	Provident Financial Holdings, Inc.	NASDAQ	WE	Riverside	CA	1,107		15	Jun	6/28/96	15.85	143
PFS	Provident Financial Services, Inc.	NYSE	MA	Jersey City	NJ	8,419		90	Dec	1/16/03	18.64	1,210
PBIP	Prudential Bancorp, Inc.	NASDAQ	MA	Philadelphia	PA	525		8	Sep	10/10/13	12.22	114
PULB	Pulaski Financial Corp.	NASDAQ	MW	Saint Louis	MO	1,380		13	Sep	12/3/98	11.79	142
RVSB	Riverview Bancorp, Inc.	NASDAQ	WE	Vancouver	WA	842		17	Mar	10/1/97	4.48	101
SVBI	Severn Bancorp, Inc.	NASDAQ	MA	Annapolis	MD	769		4	Dec	1/0/00	4.45	45
SIFI	SI Financial Group, Inc.	NASDAQ	NE	Willimantic	CT	1,340		26	Dec	1/13/11	11.32	145
SBCP	Sunshine Bancorp, Inc.	NASDAQ	SE	Plant City	FL	223		5	Dec	7/15/14	12.03	51
TBNK	Territorial Bancorp Inc.	NASDAQ	WE	Honolulu	HI	1,656		29	Dec	7/13/09	21.70	215
TSBK	Timberland Bancorp, Inc.	NASDAQ	WE	Hoquiam	WA	746		22	Sep	1/13/98	10.92	77
TRST	TrustCo Bank Corp NY	NASDAQ	MA	Glenville	NY	4,582		144	Dec	1/0/00	6.82	647
UCBA	United Community Bancorp	NASDAQ	MW	Lawrenceburg	IN	523		8	Jun	1/10/13	12.16	56
UCFC	United Community Financial Corp.	NASDAQ	MW	Youngstown	OH	1,802		32	Dec	7/9/98	5.28	260
UBNK	United Financial Bancorp, Inc.	NASDAQ	NE	Glastonbury	CT	5,314		58	Dec	3/4/11	12.78	653
WSBF	Waterstone Financial, Inc.	NASDAQ	MW	Wauwatosa	WI	1,799	(1)	11	Dec	1/23/14	12.97	446
WAYN	Wayne Savings Bancshares, Inc.	NASDAQ	MW	Wooster	OH	414		12	Dec	1/9/03	13.85	39
WEBK	Wellesley Bancorp, Inc.	NASDAQ	NE	Wellesley	MA	506		5	Dec	1/26/12	18.75	46
WBB	Westbury Bancorp, Inc.	NASDAQ	MW	West Bend	WI	569		9	Sep	4/10/13	16.13	79
WFD	Westfield Financial, Inc.	NASDAQ	NE	Westfield	MA	1,311		14	Dec	1/4/07	7.41	139
WBKC	Wolverine Bancorp, Inc.	NASDAQ	MW	Midland	MI	339	(1)	4	Dec	1/20/11	23.75	54
WSFS	WSFS Financial Corporation	NASDAQ	MA	Wilmington	DE	4,783		46	Dec	11/26/86	79.54	748
WVFC	WVS Financial Corp.	NASDAQ	MA	Pittsburgh	PA	317		6	Jun	11/29/93	11.02	23
GCBC	Greene County Bancorp, Inc. (MHC)	NASDAQ	MA	Catskill	NY	699		14	Jun	12/30/98	29.32	124
KRNY	Kearny Financial Corp. (MHC)	NASDAQ	MA	Fairfield	NJ	3,531		42	Jun	2/24/05	13.48	908
KFFB	Kentucky First Federal Bancorp (MHC)	NASDAQ	MW	Frankfort	KY	296		7	Jun	3/3/05	8.02	68
LSBK	Lake Shore Bancorp, Inc. (MHC)	NASDAQ	MA	Dunkirk	NY	487		11	Dec	4/4/06	13.50	80
MGYR	Magyar Bancorp, Inc. (MHC)	NASDAQ	MA	New Brunswick	NJ	530		6	Sep	1/24/06	8.45	49
MSBF	MSB Financial Corp. (MHC)	NASDAQ	MA	Millington	NJ	345	(1)	5	Dec	1/5/07	10.25	51
NECB	NorthEast Community Bancorp, Inc. (MHC)	NASDAQ	MA	White Plains	NY	502	(1)	9	Dec	7/6/06	6.96	86
OFED	Oconee Federal Financial Corp. (MHC)	NASDAQ	SE	Seneca	SC	357	(1)	7	Jun	1/14/11	20.41	120
PSBH	PSB Holdings, Inc. (MHC)	NASDAQ	NE	Putnam	CT	472	(1)	8	Jun	10/5/04	7.62	50
TFSL	TFS Financial Corporation (MHC)	NASDAQ	MW	Cleveland	OH	11,803		38	Sep	4/23/07	14.47	4,317

(1) As of September 30, 2014.

Source: SNL Financial, LC.

EXHIBIT III-2

Public Market Pricing of Northeast Thrift Institutions

Exhibit III-2

Public Market Pricing

Northeast Companies

As of February 13, 2015

			Market		Per Share Data
			Capitalization		Core	Book						Dividends(3)			Financial Characteristics(5)
			Price/	Market	12 Month	Value/	Pricing Ratios(2)					Amount/		Payout	Total	Equity/	Tang. Eq./	NPAs/	Reported		Core
			Share	Value	EPS(1)	Share	P/E	P/B	P/A	P/TB	P/Core	Share	Yield	Ratio(4)	Assets	Assets	T. Assets	Assets	ROAA	ROAE	ROAA	ROAE
			($)	($Mil)	($)	($)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

All Non-MHC Public Companies(6)
Averages			$16.85	$452.30	$0.94	$15.74	17.62x	105.51%	13.62%	113.74%	16.76x	$0.30	1.81%	50.20%	$3,166	13.47%	12.90%	1.95%	0.67%	5.64%	0.71%	5.74%
Median			$13.99	$113.69	$0.81	$14.54	15.53x	98.79%	12.81%	101.92%	15.21x	$0.24	1.49%	41.38%	$980	12.70%	11.63%	1.42%	0.67%	5.29%	0.71%	5.14%

Northeast Non-MHC Public Companies(6)
Averages			$18.46	$477.03	$0.52	$17.30	21.25x	103.84%	12.71%	116.63%	18.86x	$0.23	1.24%	59.84%	$3,671	12.23%	11.42%	1.28%	0.37%	3.72%	0.37%	3.18%
Medians			$14.47	$141.73	$0.56	$15.05	21.79x	99.32%	11.97%	104.41%	19.19x	$0.14	1.13%	36.11%	$1,388	11.17%	10.30%	1.65%	0.36%	3.71%	0.44%	4.01%

Northeast Non-MHC Public Companies
BHBK	Blue Hills Bancorp, Inc.	MA	$12.97	$369.21	NA	$14.46	NM	89.70%	21.36%	92.72%	NM	$0.00	0.00%	NM	$1,728	23.82%	23.22%	0.27%	-0.01%	-0.07%	0.26%	1.47%
BLMT	BSB Bancorp, Inc.	MA	$18.88	$171.20	$0.49	$15.11	NM	124.95%	12.01%	124.95%	NM	$0.00	0.00%	NM	$1,426	9.61%	9.61%	NA	0.35%	3.24%	0.35%	3.24%
CBNK	Chicopee Bancorp, Inc.	MA	$16.33	$86.06	($0.11)	$16.72	NM	97.65%	13.46%	97.65%	NM	$0.28	1.71%	NM	$639	13.79%	13.79%	1.92%	-0.10%	-0.64%	-0.10%	-0.66%
CWAY	Coastway Bancorp, Inc.	RI	$11.02	$54.54	NA	NA	NM	77.48%	NA	77.48%	NM	$0.00	0.00%	NM	$466	15.14%	15.14%	NA	-0.22%	-1.41%	0.01%	0.04%
FBNK	First Connecticut Bancorp, Inc.	CT	$15.20	$243.60	$0.62	$14.57	24.52x	104.30%	9.81%	104.30%	24.52x	$0.20	1.32%	27.42%	$2,484	9.40%	9.40%	NA	0.41%	3.98%	0.41%	3.98%
GTWN	Georgetown Bancorp, Inc.	MA	$17.55	$32.07	$0.85	$16.81	20.65x	104.41%	11.83%	104.41%	20.65x	$0.17	0.97%	20.00%	$271	11.33%	11.33%	NA	0.55%	5.04%	0.55%	5.04%
HIFS	Hingham Institution for Savings	MA	$87.30	$185.84	NA	$57.08	8.36x	152.94%	11.97%	152.94%	NM	$1.12	1.28%	20.11%	$1,552	7.83%	7.83%	NA	1.52%	19.30%	NA	NA
MELR	Melrose Bancorp, Inc.	MA	$13.99	$39.59	NA	NA	NM	NA	NA	NA	NM	$0.00	0.00%	NM	$213	10.17%	10.17%	NA	NA	NA	NA	NA
EBSB	Meridian Bancorp, Inc.	MA	$12.34	$675.10	$0.34	$10.56	29.38x	116.86%	20.59%	119.69%	NM	$0.00	0.00%	NM	$3,279	17.62%	17.28%	NA	0.75%	5.69%	0.61%	4.65%
NVSL	Naugatuck Valley Financial Corporation	CT	$9.14	$64.00	($0.25)	$8.49	NM	107.68%	13.08%	107.68%	NM	$0.00	0.00%	NM	$489	12.15%	12.15%	1.65%	-0.42%	-3.54%	-0.34%	-2.90%
NHTB	New Hampshire Thrift Bancshares, Inc.	NH	$15.43	$127.42	$1.25	$15.96	12.97x	96.65%	8.52%	163.51%	12.32x	$0.52	3.37%	43.70%	$1,504	9.30%	5.93%	NA	0.68%	6.81%	0.72%	7.16%
PBCT	People's United Financial, Inc.	CT	$14.95	$4,601.61	$0.84	$15.05	17.80x	99.32%	12.78%	181.84%	17.74x	$0.66	4.41%	78.57%	$35,997	12.87%	7.47%	NA	0.75%	5.44%	0.75%	5.46%
SIFI	SI Financial Group, Inc.	CT	$11.32	$144.67	NA	$12.35	31.44x	91.66%	10.71%	103.99%	NM	$0.16	1.41%	36.11%	$1,351	11.68%	10.44%	NA	0.33%	2.82%	NA	NA
UBNK	United Financial Bancorp, Inc.	CT	$12.78	$652.71	$0.83	NA	NM	103.26%	NA	127.53%	15.38x	$0.40	3.13%	250.00%	$5,477	11.00%	8.93%	NA	0.16%	1.28%	0.82%	6.64%
WEBK	Wellesley Bancorp, Inc.	MA	$18.75	$46.10	NA	$20.07	24.35x	93.42%	8.62%	93.42%	NM	$0.10	0.53%	9.74%	$535	9.22%	9.22%	NA	0.36%	3.71%	NA	NA
WFD	Westfield Financial, Inc.	MA	$7.41	$138.80	$0.33	$7.61	21.79x	97.37%	10.51%	97.37%	22.56x	$0.12	1.62%	52.94%	$1,320	10.80%	10.80%	NA	0.48%	4.18%	0.46%	4.04%

Northeast MHCs
PSBH	PSB Holdings, Inc. (MHC)	CT	$7.62	$49.85	$0.20	$7.93	NM	96.10%	10.56%	110.87%	NM	$0.12	1.57%	16.67%	$472	10.99%	9.67%	NA	0.23%	2.08%	0.26%	2.33%

Northeast Companies Under Acquisition
HBNK	Hampden Bancorp, Inc.	MA	$21.40	$118.87	$0.79	$15.47	31.94x	138.33%	16.68%	138.33%	27.01x	$0.32	1.50%	44.78%	$711	12.05%	12.05%	1.36%	0.51%	4.20%	0.61%	5.00%
PEOP	Peoples Federal Bancshares, Inc.	MA	$21.62	$134.90	$0.30	$16.74	NM	129.13%	22.59%	129.13%	NM	$0.20	0.93%	117.65%	$597	17.50%	17.50%	NA	0.17%	1.01%	0.28%	1.62%

(1) Core income, on a diluted per-share basis. Core income is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of securities, amortization of intangibles, goodwill and nonrecurring items. Assumed tax rate is 35%.

(2) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings. P/E and P/Core =NM if the ratio is negative or above 35x.

(3) Indicated 12 month dividend, based on last quarterly dividend declared.

(4) Indicated 12 month dividend as a percent of trailing 12 month earnings.

(5) ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.

(6) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source:     SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2015 by RP® Financial, LC.

EXHIBIT III-3

Public Market Pricing of Mid-Atlantic Thrift Institutions

Exhibit III-3

Public Market Pricing

Mid-Atlantic Companies

As of February 13, 2015

			Market		Per Share Data
			Capitalization		Core	Book						Dividends(3)			Financial Characteristics(5)
			Price/	Market	12 Month	Value/	Pricing Ratios(2)					Amount/		Payout	Total	Equity/	Tang. Eq./	NPAs/	Reported		Core
			Share	Value	EPS(1)	Share	P/E	P/B	P/A	P/TB	P/Core	Share	Yield	Ratio(4)	Assets	Assets	T. Assets	Assets	ROAA	ROAE	ROAA	ROAE
			($)	($Mil)	($)	($)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

All Non-MHC Public Companies(6)
Averages			$16.85	$452.30	$0.94	$15.74	17.62x	105.51%	13.62%	113.74%	16.76x	$0.30	1.81%	50.20%	$3,166	13.47%	12.90%	1.95%	0.67%	5.64%	0.71%	5.74%
Median			$13.99	$113.69	$0.81	$14.54	15.53x	98.79%	12.81%	101.92%	15.21x	$0.24	1.49%	41.38%	$980	12.70%	11.63%	1.42%	0.67%	5.29%	0.71%	5.14%

Mid-Atlantic Non-MHC Public Companies(6)
Averages			$14.99	$781.37	$0.81	$14.06	17.77x	109.87%	13.99%	122.81%	18.96x	$0.31	2.07%	59.92%	$5,105	13.92%	13.05%	1.59%	0.60%	4.88%	0.62%	4.95%
Medians			$12.89	$192.50	$0.53	$12.91	15.05x	103.57%	13.93%	109.43%	15.18x	$0.24	1.71%	47.92%	$1,198	12.86%	10.99%	1.29%	0.61%	4.80%	0.63%	5.14%

Mid-Atlantic Non-MHC Public Companies
ALLB	Alliance Bancorp, Inc. of Pennsylvania	PA	$16.50	$66.45	$0.48	$16.30	34.38x	101.22%	15.69%	101.22%	34.38x	$0.24	1.45%	47.92%	$423	15.50%	15.50%	1.93%	0.46%	2.84%	0.46%	2.84%
AF	Astoria Financial Corporation	NY	$13.18	$1,317.21	$0.88	$14.51	14.98x	90.83%	8.49%	104.12%	14.99x	$0.16	1.21%	18.18%	$15,640	10.10%	9.03%	NA	0.61%	6.12%	0.61%	6.11%
BNCL	Beneficial Bancorp, Inc.	PA	$11.54	$954.50	$0.25	NA	NM	155.96%	NA	197.47%	NM	$0.00	0.00%	NM	$4,752	12.86%	10.44%	0.40%	0.40%	2.95%	0.46%	3.37%
CBNJ	Cape Bancorp, Inc.	NJ	$8.82	$101.21	$0.53	$12.28	14.46x	71.84%	9.37%	85.68%	16.78x	$0.24	2.72%	39.34%	$1,080	13.05%	11.17%	NA	0.62%	4.80%	0.54%	4.14%
CARV	Carver Bancorp, Inc.	NY	$5.68	$20.99	$0.04	$2.63	NM	215.94%	3.50%	215.94%	NM	$0.00	0.00%	NM	$644	8.41%	8.41%	3.07%	-0.11%	-1.32%	-0.05%	-0.58%
CSBK	Clifton Bancorp Inc.	NJ	$13.46	$365.47	$0.26	$13.40	NM	100.44%	30.49%	100.44%	NM	$0.24	1.78%	115.38%	$1,198	30.36%	30.36%	NA	0.54%	2.09%	0.54%	2.07%
DCOM	Dime Community Bancshares, Inc.	NY	$15.63	$576.04	$1.20	$12.47	12.71x	125.30%	12.81%	142.55%	13.02x	$0.56	3.58%	45.53%	$4,497	10.22%	9.10%	0.49%	1.03%	9.83%	1.01%	9.60%
ESSA	ESSA Bancorp, Inc.	PA	$12.50	$142.93	$0.89	$14.81	14.71x	84.41%	9.12%	91.12%	14.12x	$0.28	2.24%	32.94%	$1,568	10.81%	10.09%	1.83%	0.60%	5.35%	0.63%	5.57%
FXCB	Fox Chase Bancorp, Inc.	PA	$16.31	$192.50	$0.71	$14.90	22.97x	109.43%	17.59%	109.43%	22.97x	$0.56	3.43%	84.51%	$1,095	16.07%	16.07%	0.90%	0.76%	4.63%	0.76%	4.63%
HBK	Hamilton Bancorp, Inc.	MD	$12.89	$43.99	($0.28)	$17.70	NM	72.83%	15.24%	76.39%	NM	$0.00	0.00%	NM	$289	20.93%	20.15%	NA	-0.25%	-1.24%	-0.31%	-1.55%
ISBC	Investors Bancorp, Inc.	NJ	$11.70	$4,188.75	$0.41	$9.99	30.79x	117.07%	22.31%	121.16%	28.20x	$0.20	1.71%	52.53%	$18,774	19.06%	NA	0.81%	0.76%	4.71%	0.83%	5.14%
MLVF	Malvern Bancorp, Inc.	PA	$12.30	$80.67	$0.08	$11.88	NM	103.57%	13.37%	103.57%	NM	$0.11	0.00%	NM	$603	12.91%	12.91%	0.80%	0.10%	0.76%	0.09%	0.71%
NYCB	New York Community Bancorp, Inc.	NY	$16.37	$7,245.15	$1.08	$13.06	15.02x	125.31%	14.92%	217.07%	15.21x	$1.00	6.11%	91.74%	$48,559	11.91%	7.24%	NA	1.01%	8.41%	1.00%	8.31%
NFBK	Northfield Bancorp, Inc.	NJ	$14.53	$703.28	$0.42	$12.27	NM	118.41%	23.28%	121.81%	34.37x	$0.28	1.93%	65.85%	$3,021	19.66%	19.22%	1.29%	0.73%	3.07%	0.75%	3.17%
NWBI	Northwest Bancshares, Inc.	PA	$11.91	$1,128.13	$0.64	$11.22	17.78x	106.16%	14.51%	127.57%	18.48x	$0.56	4.70%	228.36%	$7,775	13.67%	11.64%	1.72%	0.79%	5.69%	0.76%	5.47%
OSHC	Ocean Shore Holding Co.	NJ	$14.07	$89.95	NA	$16.55	14.36x	85.01%	8.78%	91.08%	NM	$0.24	1.71%	24.49%	$1,025	10.33%	NA	NA	0.61%	5.90%	NA	NA
OCFC	OceanFirst Financial Corp.	NJ	$16.85	$284.79	$1.16	$12.91	14.16x	130.48%	12.08%	130.48%	14.56x	$0.52	3.09%	42.02%	$2,357	9.26%	9.26%	1.89%	0.86%	9.18%	0.84%	8.93%
ONFC	Oneida Financial Corp.	NY	$13.15	$92.35	$0.69	NA	18.01x	97.35%	NA	134.82%	19.12x	$0.48	3.65%	65.75%	$798	12.01%	9.01%	NA	0.66%	5.44%	0.62%	5.14%
ORIT	Oritani Financial Corp.	NJ	$14.48	$639.13	$0.96	$11.42	15.08x	126.78%	19.80%	126.78%	15.08x	$0.70	4.83%	98.96%	$3,251	15.62%	15.62%	0.67%	1.31%	7.81%	1.31%	7.81%
PBHC	Pathfinder Bancorp, Inc.	NY	$9.87	$42.93	NA	$12.82	15.66x	76.96%	7.84%	83.78%	NM	$0.12	1.22%	13.43%	$561	12.34%	11.62%	NA	0.52%	5.89%	NA	NA
PBCP	Polonia Bancorp, Inc.	PA	$10.40	$34.69	($0.00)	$11.64	NM	89.38%	11.65%	89.38%	NM	$0.00	0.00%	NM	$298	13.03%	13.03%	NA	0.00%	0.02%	0.00%	0.02%
PFS	Provident Financial Services, Inc.	NJ	$18.64	$1,209.85	$1.30	$17.63	15.28x	105.75%	14.19%	166.78%	14.36x	$0.64	3.43%	50.00%	$8,523	13.42%	NA	NA	0.92%	6.75%	0.97%	7.18%
PBIP	Prudential Bancorp, Inc.	PA	$12.22	$113.69	$0.17	$13.68	NM	89.33%	21.72%	89.33%	NM	$0.12	0.98%	45.00%	$527	24.31%	24.31%	1.46%	0.37%	1.51%	0.32%	1.30%
SVBI	Severn Bancorp, Inc.	MD	$4.45	$44.79	NA	$5.68	NM	78.35%	5.97%	78.81%	NM	$0.00	0.00%	NM	$777	10.79%	10.75%	5.47%	0.37%	3.54%	NA	NA
TRST	TrustCo Bank Corp NY	NY	$6.82	$646.93	$0.45	$4.15	14.64x	164.43%	13.93%	164.66%	15.14x	$0.26	3.85%	56.33%	$4,644	8.47%	8.46%	NA	0.97%	11.54%	0.93%	11.16%
WSFS	WSFS Financial Corporation	DE	$79.54	$747.91	$6.29	$52.01	13.76x	152.93%	15.41%	173.35%	12.64x	$0.60	0.75%	9.34%	$4,853	10.08%	9.00%	1.08%	1.17%	12.22%	1.27%	13.30%
WVFC	WVS Financial Corp.	PA	$11.02	$22.60	NA	$15.52	21.19x	71.01%	7.67%	71.01%	NM	$0.16	1.45%	30.77%	$295	10.80%	10.80%	NA	0.33%	3.25%	NA	NA

Mid-Atlantic MHCs
GCBC	Greene County Bancorp, Inc. (MHC)	NY	$29.32	$123.80	$1.59	$15.28	18.68x	191.89%	17.36%	191.89%	18.39x	$0.72	2.46%	45.54%	$712	9.05%	9.05%	1.11%	0.97%	10.83%	0.99%	11.00%
KRNY	Kearny Financial Corp. (MHC)	NJ	$13.48	$908.22	$0.16	$7.32	NM	184.14%	25.60%	236.56%	NM	$0.00	0.00%	NM	$3,548	13.90%	11.17%	NA	0.28%	2.01%	0.32%	2.30%
LSBK	Lake Shore Bancorp, Inc. (MHC)	NY	$13.50	$79.65	NA	$12.14	24.55x	111.20%	16.34%	111.20%	NM	$0.28	2.07%	50.91%	$487	14.69%	14.69%	NA	0.65%	4.58%	NA	NA
MGYR	Magyar Bancorp, Inc. (MHC)	NJ	$8.45	$49.14	$0.10	$7.94	NM	106.40%	9.37%	106.40%	NM	$0.00	0.00%	NM	$525	8.80%	8.80%	NA	0.12%	1.37%	0.11%	1.32%
MSBF	MSB Financial Corp. (MHC)	NJ	$10.25	$51.36	$0.20	$8.21	NM	124.91%	14.86%	124.91%	NM	$0.00	0.00%	NM	$345	11.90%	11.90%	5.65%	0.28%	2.39%	0.28%	2.39%
NECB	NorthEast Community Bancorp, Inc. (MHC)	NY	$6.96	$86.14	$0.10	$8.37	NM	83.17%	17.16%	84.02%	NM	$0.12	1.72%	120.00%	$502	20.63%	20.46%	4.97%	0.26%	1.17%	0.27%	1.21%

Mid-Atlantic Companies Under Acquisition
CMSB	CMS Bancorp, Inc.	NY	$13.19	$24.57	$0.47	$12.10	NM	109.00%	9.23%	109.00%	27.80x	$0.00	0.00%	NM	$268	8.98%	8.98%	NA	0.19%	2.21%	0.31%	3.62%
COBK	Colonial Financial Services, Inc.	NJ	$13.41	$51.85	$0.27	$16.27	NM	82.41%	9.37%	82.41%	NM	$0.00	0.00%	NM	$553	11.36%	11.36%	3.74%	0.18%	1.64%	0.18%	1.61%
HCBK	Hudson City Bancorp, Inc.	NJ	$9.92	$5,246.77	$0.19	$9.04	31.00x	109.73%	14.35%	113.35%	NM	$0.16	1.61%	50.00%	$36,569	13.08%	12.71%	NA	0.42%	3.28%	0.25%	1.94%

(1) Core income, on a diluted per-share basis. Core income is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of securities, amortization of intangibles, goodwill and nonrecurring items. Assumed tax rate is 35%.

(2) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings. P/E and P/Core =NM if the ratio is negative or above 35x.

(3) Indicated 12 month dividend, based on last quarterly dividend declared.

(4) Indicated 12 month dividend as a percent of trailing 12 month earnings.

(5) ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.

(6) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source:     SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2015 by RP® Financial, LC.

EXHIBIT III-4

Peer Group Market Area Comparative Analysis

Exhibit III-4

Peer Group Market Area Comparative Analysis

				Proj.			Per Capita Income		Deposit
		Population		Pop.	2010-2014	2014-2019	2014	% State	Market
Institution	County	2010	2014	2019	% Change	% Change	Amount	Average	Share(1)

BSB Bancorp, Inc. - MA	Middlesex	1,503,085	1,559,038	1,625,777	0.9%	0.8%	43,022	119.4%	1.86%
Cape Bancorp, Inc. - NJ	Cape May	97,265	95,738	94,705	-0.4%	-0.2%	30,695	87.4%	13.29%
Fox Chase Bancorp, Inc. - PA	Montgomery	799,874	813,379	828,002	0.4%	0.4%	41,062	143.1%	1.25%
Malvern Bancorp, Inc. - PA	Chester	498,886	511,036	523,609	0.6%	0.5%	40,831	142.3%	3.59%
Ocean Shore Holding Co. - NJ	Cape May	97,265	95,738	94,705	-0.4%	-0.2%	30,695	87.4%	9.38%
Oneida Financial Corp. - NY	Madison	73,442	71,624	70,186	-0.6%	-0.4%	27,178	84.9%	63.92%
Prudential Bancorp, Inc. - PA	Philadelphia	1,526,006	1,560,706	1,597,398	0.6%	0.5%	21,411	74.6%	0.91%
SI Financial Group, Inc. - CT	Windham	118,428	116,806	115,261	-0.3%	-0.3%	29,373	78.8%	21.77%
Wellesley Bancorp, Inc. - MA	Norfolk	670,850	688,231	710,338	0.6%	0.6%	44,883	124.6%	1.77%
Westfield Financial Inc. - MA	Hampden	463,490	466,703	473,172	0.2%	0.3%	26,828	74.5%	9.11%

	Averages:	584,859	597,900	613,315	0.2%	0.2%	33,598	101.7%	12.69%
	Medians:	481,188	488,870	498,391	0.3%	0.3%	30,695	87.4%	6.35%

Provident Bancorp, Inc. - MA	Essex	743,159	762,929	787,929	0.7%	0.6%	34,967	97.0%	1.79%

(1) Total institution deposits in headquarters county as percent of total county deposits as of June 30, 2014.

Sources: SNL Financial, LC.

EXHIBIT IV-1

Stock Prices:

As of February 13, 2015

RP® Financial, LC.

Exhibit IV-1A

Weekly Thrift Market Line - Part One

Prices As of February 13, 2015

			Market Capitalization			Price Change Data						Current Per Share Financials
			Price/	Shares	Market	52 Week (1)			% Change From			LTM	LTM Core	BV/	TBV/	Assets/
			Share(1)	Outstanding	Capitalization	High	Low	Last Wk	Last Wk	52 Wks (2)	MRY (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
			($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
Companies
ALLB	Alliance Bancorp, Inc. of Pennsylvania	PA	16.50	4,027	66.4	18.41	15.10	17.00	-2.94	7.84	-10.38	0.48	0.48	16.30	16.30	105.15
ANCB	Anchor Bancorp	WA	22.14	2,550	56.5	23.00	17.32	21.90	1.10	21.32	8.53	3.88	3.87	24.59	24.59	148.02
ABCW	Anchor BanCorp Wisconsin Inc.	WI	33.49	9,546	319.7	37.96	28.00	32.98	1.55	NA	-2.76	1.60	NA	23.85	23.85	218.15
ASBB	ASB Bancorp, Inc.	NC	19.90	4,378	87.1	21.96	17.26	19.55	1.79	14.04	-7.44	0.59	0.56	21.56	21.56	173.59
AF	Astoria Financial Corporation	NY	13.18	99,940	1,317.2	14.67	11.96	12.99	1.46	1.15	-1.35	0.88	0.88	14.51	12.66	156.49
AFCB	Athens Bancshares Corporation	TN	24.77	1,802	44.6	30.50	19.00	24.77	0.00	23.96	-2.48	1.52	NA	NA	NA	167.84
ACFC	Atlantic Coast Financial Corporation	FL	3.95	15,509	61.3	4.49	3.60	3.92	0.77	-3.42	-0.50	0.09	0.08	NA	NA	45.55
BKMU	Bank Mutual Corporation	WI	7.18	46,568	334.4	7.24	5.74	7.00	2.57	13.79	4.66	0.31	NA	6.03	6.03	50.00
BFIN	BankFinancial Corporation	IL	11.75	21,102	247.9	12.17	9.40	11.73	0.17	20.88	-0.93	2.01	2.03	10.24	10.15	69.44
BNCL	Beneficial Bancorp, Inc.	PA	11.54	82,713	954.5	13.05	10.61	11.41	1.14	8.12	3.45	0.22	0.25	NA	NA	57.45
BHBK	Blue Hills Bancorp, Inc.	MA	12.97	28,467	369.2	13.74	11.25	13.24	-2.04	NA	-4.49	NA	NA	14.46	13.99	60.71
BOFI	BofI Holding, Inc.	CA	91.39	15,077	1,377.8	106.55	64.62	88.99	2.70	10.78	17.45	4.55	4.65	29.65	29.65	344.56
BYFC	Broadway Financial Corporation	CA	1.28	29,077	37.2	2.95	1.00	1.15	11.30	13.27	-2.29	0.09	0.09	1.36	1.36	11.62
BLMT	BSB Bancorp, Inc.	MA	18.88	9,068	171.2	19.35	15.82	18.79	0.48	21.65	1.34	0.49	0.49	15.11	15.11	157.21
CBNJ	Cape Bancorp, Inc.	NJ	8.82	11,475	101.2	11.26	8.62	8.73	1.03	-16.56	-6.27	0.61	0.53	12.28	10.29	94.11
CFFN	Capitol Federal Financial, Inc.	KS	12.74	140,653	1,791.9	13.12	11.61	12.72	0.16	5.73	-0.31	0.58	0.58	10.42	10.42	64.39
CARV	Carver Bancorp, Inc.	NY	5.68	3,696	21.0	15.74	5.12	5.90	-3.73	-63.94	-9.12	-0.07	0.04	2.63	2.63	174.34
CFBK	Central Federal Corporation	OH	1.31	15,824	20.7	1.78	1.18	1.28	2.34	-5.76	7.38	0.05	0.01	1.45	1.45	19.44
CHFN	Charter Financial Corporation	GA	11.55	16,863	194.8	11.65	10.02	11.50	0.43	7.84	0.87	0.32	0.33	12.57	12.29	58.10
CHEV	Cheviot Financial Corp.	OH	14.44	6,719	97.0	14.65	10.12	14.35	0.63	38.18	1.62	0.47	0.36	14.32	NA	85.02
CBNK	Chicopee Bancorp, Inc.	MA	16.33	5,271	86.1	17.96	13.56	16.49	-0.98	-6.21	-2.51	-0.11	-0.11	16.72	16.72	121.28
CSBK	Clifton Bancorp Inc.	NJ	13.46	27,152	365.5	13.78	11.29	13.57	-0.81	1.45	-0.96	0.26	0.26	13.40	13.40	44.13
CWAY	Coastway Bancorp, Inc.	RI	11.02	4,949	54.5	11.89	10.13	11.11	-0.81	8.57	-5.16	NA	NA	NA	NA	94.12
DCOM	Dime Community Bancshares, Inc.	NY	15.63	36,855	576.0	18.23	14.02	15.70	-0.45	-2.50	-3.99	1.23	1.20	12.47	10.96	122.02
ENFC	Entegra Financial Corp.	NC	15.40	6,546	100.8	15.60	12.60	15.47	-0.45	NA	7.02	0.91	NA	16.39	16.39	138.04
ESSA	ESSA Bancorp, Inc.	PA	12.50	11,434	142.9	12.55	10.20	12.22	2.29	15.21	4.17	0.85	0.89	14.81	13.72	137.11
EVER	EverBank Financial Corp	FL	18.26	123,679	2,258.4	20.61	16.76	18.15	0.61	7.22	-4.20	1.10	NA	12.92	12.51	174.79
FCAP	First Capital, Inc.	IN	24.50	2,741	67.1	24.95	20.00	23.58	3.90	19.51	0.66	2.03	NA	NA	NA	172.51
FBNK	First Connecticut Bancorp, Inc.	CT	15.20	16,026	243.6	16.75	14.23	15.41	-1.36	-2.81	-6.86	0.62	0.62	14.57	14.57	155.02
FDEF	First Defiance Financial Corp.	OH	31.98	9,209	294.5	35.70	26.25	32.22	-0.74	19.82	-6.11	2.38	2.38	30.21	23.29	236.61
FFNM	First Federal of Northern Michigan Bancorp, Inc.	MI	5.45	3,727	20.3	6.30	4.69	5.55	-1.80	7.92	-0.73	0.52	NA	8.04	7.68	83.69
FFNW	First Financial Northwest, Inc.	WA	12.19	15,167	184.9	12.60	9.93	12.57	-3.02	17.32	1.25	0.71	0.71	11.96	11.96	61.78
FNWB	First Northwest Bancorp	WA	12.53	13,100	164.1	12.65	11.75	12.49	0.32	NA	NA	NA	NA	NA	NA	70.54
FBC	Flagstar Bancorp, Inc.	MI	14.85	56,332	836.5	22.88	14.12	14.85	0.00	-29.85	-5.59	-1.72	NA	19.64	19.64	174.68
FXCB	Fox Chase Bancorp, Inc.	PA	16.31	11,803	192.5	17.46	15.68	16.44	-0.79	-3.83	-2.16	0.71	0.71	14.90	14.90	92.74
FSBW	FS Bancorp, Inc.	WA	19.36	3,236	62.6	19.49	15.50	18.90	2.44	14.90	6.08	1.52	1.53	20.35	20.35	157.54
GTWN	Georgetown Bancorp, Inc.	MA	17.55	1,827	32.1	18.56	14.08	17.95	-2.23	17.39	6.69	0.85	0.85	16.81	16.81	148.33
HBK	Hamilton Bancorp, Inc.	MD	12.89	3,413	44.0	14.48	10.04	12.61	2.21	-6.12	-0.85	-0.22	-0.28	17.70	16.88	84.57
HFFC	HF Financial Corp.	SD	14.82	7,054	104.5	15.00	12.92	14.60	1.51	11.85	6.24	0.63	1.00	14.44	13.76	179.05
HIFS	Hingham Institution for Savings	MA	87.30	2,129	185.8	90.77	66.12	88.00	-0.80	12.54	0.33	10.44	NA	57.08	57.08	729.16
HMNF	HMN Financial, Inc.	MN	12.01	4,470	53.7	13.95	8.94	12.12	-0.91	2.21	-3.15	1.23	1.23	14.77	14.77	129.17
HBCP	Home Bancorp, Inc.	LA	21.42	7,123	152.6	23.23	19.79	21.67	-1.15	0.94	-6.63	1.42	1.63	21.64	NA	171.46
HFBL	Home Federal Bancorp, Inc. of Louisiana	LA	19.45	2,166	42.1	20.30	17.52	19.41	0.21	8.90	-0.41	1.48	1.44	19.76	19.76	159.86
HMST	HomeStreet, Inc.	WA	17.75	14,857	263.7	19.89	15.95	17.65	0.57	-4.31	1.95	1.49	1.52	20.34	19.39	237.95
IROQ	IF Bancorp, Inc.	IL	16.70	4,339	72.5	17.49	15.90	16.70	0.00	1.83	-1.24	0.85	0.86	19.29	19.29	126.72
ISBC	Investors Bancorp, Inc.	NJ	11.70	358,013	4,188.8	11.74	9.80	11.57	1.12	16.73	4.23	0.38	0.41	9.99	NA	52.44
JXSB	Jacksonville Bancorp, Inc.	IL	23.00	1,799	41.4	24.00	19.70	22.50	2.22	11.03	0.00	1.65	1.50	25.02	23.50	173.42
LPSB	La Porte Bancorp, Inc.	IN	12.58	5,673	71.4	13.15	10.63	12.60	-0.16	15.52	0.72	0.81	0.81	14.52	13.00	91.42
LABC	Louisiana Bancorp, Inc.	LA	20.59	2,901	59.7	24.10	18.40	20.66	-0.34	12.39	-8.28	1.06	1.06	20.13	20.13	114.91
MCBK	Madison County Financial, Inc.	NE	20.10	3,032	61.0	23.00	16.96	19.75	1.77	17.55	3.93	1.02	1.05	20.35	20.01	99.56
MLVF	Malvern Bancorp, Inc.	PA	12.30	6,558	80.7	13.00	10.13	12.04	2.16	15.50	1.74	0.09	0.08	11.88	11.88	91.97
MELR	Melrose Bancorp, Inc.	MA	13.99	2,830	39.6	14.12	12.75	13.29	5.27	NA	5.66	NA	NA	NA	NA	75.17
EBSB	Meridian Bancorp, Inc.	MA	12.34	54,708	675.1	12.73	9.60	12.37	-0.24	27.86	9.98	0.42	0.34	10.56	10.31	59.93
CASH	Meta Financial Group, Inc.	SD	34.34	6,421	220.5	46.38	32.02	34.37	-0.09	-14.56	-2.00	2.46	2.75	29.57	25.98	328.30
NVSL	Naugatuck Valley Financial Corporation	CT	9.14	7,002	64.0	9.24	7.10	8.80	3.86	28.73	6.78	-0.31	-0.25	8.49	8.49	69.85
NHTB	New Hampshire Thrift Bancshares, Inc.	NH	15.43	8,258	127.4	16.12	14.05	15.42	0.06	1.92	-1.22	1.19	1.25	15.96	9.44	182.10
NYCB	New York Community Bancorp, Inc.	NY	16.37	442,587	7,245.2	16.58	13.75	15.98	2.44	5.00	2.31	1.09	1.08	13.06	7.54	109.72
NFBK	Northfield Bancorp, Inc.	NJ	14.53	48,402	703.3	15.15	12.39	14.76	-1.56	16.24	-1.82	0.41	0.42	12.27	11.93	62.41
NWBI	Northwest Bancshares, Inc.	PA	11.91	94,721	1,128.1	15.11	11.73	11.85	0.51	-16.24	-4.95	0.67	0.64	11.22	9.34	82.08
OSHC	Ocean Shore Holding Co.	NJ	14.07	6,393	90.0	15.00	13.63	14.10	-0.21	2.25	-1.75	0.98	NA	16.55	NA	160.28
OCFC	OceanFirst Financial Corp.	NJ	16.85	16,902	284.8	19.00	13.94	16.93	-0.47	-2.77	-1.69	1.19	1.16	12.91	12.91	139.44
ONFC	Oneida Financial Corp.	NY	13.15	7,022	92.3	13.85	12.12	13.20	-0.38	6.56	1.15	0.73	0.69	NA	NA	113.66
ORIT	Oritani Financial Corp.	NJ	14.48	44,139	639.1	16.84	13.69	14.50	-0.14	-7.00	-5.97	0.96	0.96	11.42	11.42	73.65
PBHC	Pathfinder Bancorp, Inc.	NY	9.87	4,352	42.9	10.20	8.50	9.89	-0.24	12.78	0.67	0.63	NA	12.82	11.78	128.92
PBCT	People's United Financial, Inc.	CT	14.95	307,800	4,601.6	15.50	13.61	14.71	1.63	6.79	-1.52	0.84	0.84	15.05	8.22	116.95
PBSK	Poage Bankshares, Inc.	KY	14.95	3,882	58.0	16.60	12.46	14.99	-0.27	6.71	0.54	0.20	0.48	17.21	16.63	106.07
PBCP	Polonia Bancorp, Inc.	PA	10.40	3,336	34.7	10.91	9.25	10.50	-0.95	7.77	-0.48	0.00	0.00	11.64	11.64	89.30
PROV	Provident Financial Holdings, Inc.	CA	15.85	8,995	142.6	16.18	13.75	15.80	0.32	5.39	4.76	0.86	0.86	16.05	16.05	123.67
PFS	Provident Financial Services, Inc.	NJ	18.64	64,906	1,209.8	19.28	16.06	18.49	0.81	12.15	3.21	1.22	1.30	17.63	NA	131.32
PBIP	Prudential Bancorp, Inc.	PA	12.22	9,303	113.7	12.50	10.45	12.23	-0.08	16.38	-2.24	0.20	0.17	13.68	13.68	56.65
PULB	Pulaski Financial Corp.	MO	11.79	12,064	142.2	12.90	9.14	11.76	0.26	9.27	-4.38	0.95	0.95	9.78	9.45	118.24

RP® Financial, LC.

Exhibit IV-1A

Weekly Thrift Market Line - Part One

Prices As of February 13, 2015

			Market Capitalization			Price Change Data						Current Per Share Financials
			Price/	Shares	Market	52 Week (1)			% Change From			LTM	LTM Core	BV/	TBV/	Assets/
			Share(1)	Outstanding	Capitalization	High	Low	Last Wk	Last Wk	52 Wks (2)	MRY (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
			($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
Companies
RVSB	Riverview Bancorp, Inc.	WA	4.48	22,472	100.7	4.55	3.20	4.45	0.67	33.33	0.00	0.87	0.87	4.54	3.40	36.87
SVBI	Severn Bancorp, Inc.	MD	4.45	10,064	44.8	4.93	4.25	4.55	-2.19	0.68	-1.96	0.06	NA	5.68	5.65	77.17
SIFI	SI Financial Group, Inc.	CT	11.32	12,780	144.7	12.00	10.66	11.13	1.71	-3.17	-0.09	0.36	NA	12.35	10.89	105.68
SBCP	Sunshine Bancorp, Inc.	FL	12.03	4,232	50.9	12.73	11.21	11.91	1.01	NA	-1.64	NA	NA	14.56	14.56	54.31
TBNK	Territorial Bancorp Inc.	HI	21.70	9,919	215.2	22.56	19.56	21.68	0.09	-3.00	0.70	1.51	1.42	21.81	NA	170.57
TSBK	Timberland Bancorp, Inc.	WA	10.92	7,053	77.0	11.83	9.02	10.77	1.39	-3.28	3.02	0.83	0.83	11.95	11.15	106.33
TRST	TrustCo Bank Corp NY	NY	6.82	94,857	646.9	7.50	6.32	6.96	-2.01	3.49	-6.06	0.47	0.45	4.15	4.14	48.96
UCBA	United Community Bancorp	IN	12.16	4,635	56.4	12.58	10.45	12.01	1.25	10.44	4.56	0.44	NA	15.27	NA	109.81
UCFC	United Community Financial Corp.	OH	5.28	49,239	260.0	5.62	3.17	5.42	-2.58	51.72	-1.68	1.00	1.01	4.88	4.88	37.24
UBNK	United Financial Bancorp, Inc.	CT	12.78	51,073	652.7	14.67	12.00	12.98	-1.54	-1.39	-11.00	0.16	0.83	NA	NA	107.23
WSBF	Waterstone Financial, Inc.	WI	12.97	34,420	446.4	13.33	10.08	12.95	0.15	22.36	-1.37	0.36	0.36	13.03	13.01	52.28
WAYN	Wayne Savings Bancshares, Inc.	OH	13.85	2,807	38.9	14.59	11.00	13.88	-0.22	25.91	3.36	0.95	NA	14.25	13.64	148.75
WEBK	Wellesley Bancorp, Inc.	MA	18.75	2,459	46.1	20.00	17.52	19.17	-2.19	-0.79	-2.30	0.77	NA	20.07	20.07	217.64
WBB	Westbury Bancorp, Inc.	WI	16.13	4,925	79.4	16.86	14.01	16.35	-1.36	14.22	-1.66	-0.22	-0.15	17.24	17.24	120.74
WFD	Westfield Financial, Inc.	MA	7.41	18,731	138.8	8.00	6.85	7.39	0.27	-0.40	0.95	0.34	0.33	7.61	7.61	70.48
WBKC	Wolverine Bancorp, Inc.	MI	23.75	2,268	53.9	24.10	21.45	23.84	-0.38	8.05	-0.84	0.81	0.81	27.05	27.05	149.31
WSFS	WSFS Financial Corporation	DE	79.54	9,403	747.9	80.00	63.74	79.26	0.35	13.52	3.45	5.78	6.29	52.01	45.89	516.15
WVFC	WVS Financial Corp.	PA	11.02	2,051	22.6	12.50	10.75	11.18	-1.43	-8.17	2.22	0.52	NA	15.52	15.52	143.69

MHCs
GCBC	Greene County Bancorp, Inc. (MHC)	NY	29.32	4,222	123.8	30.87	25.25	29.50	-0.61	14.87	-2.59	1.57	1.59	15.28	15.28	168.73
KRNY	Kearny Financial Corp. (MHC)	NJ	13.48	67,375	908.2	16.23	11.54	13.48	0.00	13.85	-1.96	0.14	0.16	7.32	5.70	52.66
KFFB	Kentucky First Federal Bancorp (MHC)	KY	8.02	8,458	67.8	8.97	7.47	8.13	-1.35	-8.86	-1.83	0.23	NA	7.94	6.23	35.84
LSBK	Lake Shore Bancorp, Inc. (MHC)	NY	13.50	5,900	79.7	14.00	11.95	13.50	0.00	8.09	-0.44	0.55	NA	12.14	12.14	82.62
MGYR	Magyar Bancorp, Inc. (MHC)	NJ	8.45	5,815	49.1	9.20	7.55	8.35	1.20	9.03	0.12	0.10	0.10	7.94	7.94	90.20
MSBF	MSB Financial Corp. (MHC)	NJ	10.25	5,010	51.4	10.75	7.83	10.50	-2.38	28.13	0.00	0.20	0.20	8.21	8.21	68.95
NECB	NorthEast Community Bancorp, Inc. (MHC)	NY	6.96	12,376	86.1	7.44	6.55	6.91	0.72	-4.40	-3.60	0.10	0.10	8.37	8.28	40.57
OFED	Oconee Federal Financial Corp. (MHC)	SC	20.41	5,871	119.8	21.50	16.90	20.18	1.14	16.70	2.05	0.66	NA	13.27	13.27	60.82
PSBH	PSB Holdings, Inc. (MHC)	CT	7.62	6,542	49.8	9.20	6.04	7.48	1.86	19.06	-2.06	0.18	0.20	7.93	6.87	72.14
TFSL	TFS Financial Corporation (MHC)	OH	14.47	298,315	4,316.6	15.38	11.37	14.29	1.26	25.72	-2.79	0.22	NA	6.06	6.03	40.45

Under Acquisition
CMSB	CMS Bancorp, Inc.	NY	13.19	1,863	24.6	13.65	8.95	13.17	0.15	41.83	2.41	0.26	0.47	12.10	12.10	143.78
COBK	Colonial Financial Services, Inc.	NJ	13.41	3,867	51.9	13.97	10.11	13.28	0.97	11.75	0.07	0.27	0.27	16.27	16.27	142.94
HBNK	Hampden Bancorp, Inc.	MA	21.40	5,554	118.9	21.49	15.05	20.81	2.84	34.09	0.90	0.67	0.79	15.47	15.47	128.02
HBOS	Heritage Financial Group, Inc.	GA	24.84	9,239	229.5	26.11	17.28	24.74	0.40	33.26	-4.09	0.95	1.21	17.32	NA	184.61
HCBK	Hudson City Bancorp, Inc.	NJ	9.92	528,909	5,246.8	10.35	8.53	9.61	3.23	7.71	-1.98	0.32	0.19	9.04	8.75	69.14
PEOP	Peoples Federal Bancshares, Inc.	MA	21.62	6,239	134.9	22.97	17.76	21.91	-1.32	20.11	-4.08	0.17	0.30	16.74	16.74	95.68
SMPL	Simplicity Bancorp, Inc.	CA	17.70	7,400	131.0	18.43	15.61	17.55	0.85	9.12	3.21	0.67	0.73	18.70	18.16	116.65
SIBC	State Investors Bancorp, Inc.	LA	21.10	2,308	48.7	21.10	14.97	20.86	1.15	36.13	1.83	0.53	0.53	18.21	18.21	117.81

(1) Average of High/Low or Bid/Ask price per share.

(2) Or since offering price if converted of first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized.

(3) EPS (earnings per share) is based on actual trailing 12 month data and is not shown on a pro forma basis.

(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.

(6) Annualized based on last regular quarterly cash dividend announcement.

(7) Indicated dividend as a percent of trailing 12 month earnings.

(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

Source: SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2015 by RP® Financial, LC.

RP® Financial, LC.

Exhibit IV-1B

Weekly Thrift Market Line - Part Two

Prices As of February 13, 2015

			Key Financial Ratios						Asset Quality Ratios		Pricing Ratios					Dividend Data (6)
			Equity/	Tang Equity/	Reported Earnings		Core Earnings		NPAs/	Rsvs/	Price/	Price/	Price/	Price/	Price/	Div/	Dividend	Payout
			Assets(1)	Assets(1)	ROA(5)	ROE(5)	ROA(5)	ROE(5)	Assets	NPLs	Earnings	Book	Assets	Tang Book	Core Earnings	Share	Yield	Ratio (7)
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Companies
ALLB	Alliance Bancorp, Inc. of Pennsylvania	PA	15.50	15.50	0.46	2.84	0.46	2.84	1.93	75.10	34.38	101.22	15.69	101.22	34.38	0.24	1.45	47.92
ANCB	Anchor Bancorp	WA	16.61	16.61	2.47	17.61	2.46	17.56	3.41	32.64	5.71	90.04	14.96	90.04	5.73	NA	NA	NM
ABCW	Anchor BanCorp Wisconsin Inc.	WI	10.93	10.93	0.69	6.89	NA	NA	NA	NA	20.93	140.42	15.35	140.42	NA	NA	NA	NM
ASBB	ASB Bancorp, Inc.	NC	12.42	12.42	0.33	2.51	0.31	2.38	2.15	79.40	33.73	92.30	11.46	92.30	35.69	NA	NA	NM
AF	Astoria Financial Corporation	NY	10.10	9.03	0.61	6.12	0.61	6.11	NA	NA	14.98	90.83	8.49	104.12	14.99	0.16	1.21	18.18
AFCB	Athens Bancshares Corporation	TN	14.11	14.08	0.90	6.52	NA	NA	2.50	70.11	16.30	107.22	NA	107.57	NA	0.20	0.81	13.16
ACFC	Atlantic Coast Financial Corporation	FL	10.24	10.24	0.19	1.89	0.17	1.70	NA	NA	43.89	86.91	NA	86.91	48.66	0.00	0.00	NM
BKMU	Bank Mutual Corporation	WI	12.22	12.21	0.63	5.13	NA	NA	NA	NA	23.16	119.11	14.38	119.16	NA	0.16	2.23	51.61
BFIN	BankFinancial Corporation	IL	14.75	14.64	2.83	22.58	2.86	22.80	NA	NA	5.85	114.73	16.92	115.72	5.79	0.16	1.36	5.97
BNCL	Beneficial Bancorp, Inc.	PA	12.86	10.44	0.40	2.95	0.46	3.37	0.40	292.54	52.89	155.96	NA	197.47	46.23	NA	NA	NM
BHBK	Blue Hills Bancorp, Inc.	MA	23.82	23.22	-0.01	-0.07	0.26	1.47	0.27	NA	NA	89.70	21.36	92.72	NA	NA	NA	NA
BOFI	BofI Holding, Inc.	CA	8.67	8.67	1.56	18.31	1.59	18.71	0.70	65.45	20.09	308.25	26.45	308.25	19.65	NA	NA	NM
BYFC	Broadway Financial Corporation	CA	8.12	8.12	0.53	6.76	0.54	6.80	8.13	36.32	14.22	94.44	7.67	94.44	14.22	0.04	0.00	NM
BLMT	BSB Bancorp, Inc.	MA	9.61	9.61	0.35	3.24	0.35	3.24	NA	NA	38.53	124.95	12.01	124.95	38.53	NA	NA	NM
CBNJ	Cape Bancorp, Inc.	NJ	13.05	11.17	0.62	4.80	0.54	4.14	NA	NA	14.46	71.84	9.37	85.68	16.78	0.24	2.72	39.34
CFFN	Capitol Federal Financial, Inc.	KS	16.19	16.19	0.81	5.29	0.81	5.27	0.62	17.93	21.97	122.24	19.79	122.24	22.04	0.34	2.67	141.38
CARV	Carver Bancorp, Inc.	NY	8.41	8.41	-0.11	-1.32	-0.05	-0.58	3.07	37.09	NM	215.94	3.50	215.94	147.76	0.00	0.00	NM
CFBK	Central Federal Corporation	OH	11.17	11.17	0.37	3.89	0.11	1.12	2.77	90.96	26.20	90.17	7.00	90.17	182.96	0.00	0.00	NM
CHFN	Charter Financial Corporation	GA	21.76	21.38	0.58	2.43	0.59	2.46	1.05	101.48	36.09	91.90	20.00	94.01	35.50	0.20	1.73	62.50
CHEV	Cheviot Financial Corp.	OH	16.84	NA	0.53	3.28	0.41	2.53	NA	NA	30.72	100.87	16.98	115.28	39.86	0.36	2.49	76.60
CBNK	Chicopee Bancorp, Inc.	MA	13.79	13.79	-0.10	-0.64	-0.10	-0.66	1.92	43.86	NM	97.65	13.46	97.65	NM	0.28	1.71	NM
CSBK	Clifton Bancorp Inc.	NJ	30.36	30.36	0.54	2.09	0.54	2.07	NA	NA	51.77	100.44	30.49	100.44	52.31	0.24	1.78	115.38
CWAY	Coastway Bancorp, Inc.	RI	15.14	15.14	-0.22	-1.41	0.01	0.04	NA	NA	NA	77.48	NA	77.48	NA	NA	NA	NA
DCOM	Dime Community Bancshares, Inc.	NY	10.22	9.10	1.03	9.83	1.01	9.60	0.49	86.83	12.71	125.30	12.81	142.55	13.02	0.56	3.58	45.53
ENFC	Entegra Financial Corp.	NC	11.88	11.88	0.71	10.59	NA	NA	NA	NA	16.92	93.94	11.16	93.94	NA	NA	NA	NM
ESSA	ESSA Bancorp, Inc.	PA	10.81	10.09	0.60	5.35	0.63	5.57	1.83	33.09	14.71	84.41	9.12	91.12	14.12	0.28	2.24	32.94
EVER	EverBank Financial Corp	FL	8.08	7.87	0.77	8.82	NA	NA	0.52	67.15	16.60	141.36	10.52	145.98	NA	0.16	0.88	13.64
FCAP	First Capital, Inc.	IN	NA	NA	1.23	NA	NA	NA	1.08	96.15	12.07	119.51	NA	132.18	NA	0.84	3.43	41.38
FBNK	First Connecticut Bancorp, Inc.	CT	9.40	9.40	0.41	3.98	0.41	3.98	NA	NA	24.52	104.30	9.81	104.30	24.52	0.20	1.32	27.42
FDEF	First Defiance Financial Corp.	OH	12.80	10.17	1.10	8.59	1.10	8.60	2.52	50.73	13.44	105.87	13.55	137.34	13.42	0.70	2.19	27.31
FFNM	First Federal of Northern Michigan Bancorp, Inc.	MI	9.61	9.22	0.77	7.05	NA	NA	1.23	153.14	10.48	67.77	6.51	70.96	NA	0.08	1.47	15.38
FFNW	First Financial Northwest, Inc.	WA	19.36	19.36	1.17	5.82	1.18	5.82	6.92	18.88	17.17	101.92	19.73	101.92	17.15	0.20	1.64	28.17
FNWB	First Northwest Bancorp	WA	8.98	NA	0.35	3.53	0.34	3.39	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
FBC	Flagstar Bancorp, Inc.	MI	13.95	13.95	-0.70	-4.94	NA	NA	NA	NA	NM	75.62	8.74	75.62	NA	0.00	0.00	NM
FXCB	Fox Chase Bancorp, Inc.	PA	16.07	16.07	0.76	4.63	0.76	4.63	0.90	151.60	22.97	109.43	17.59	109.43	22.97	0.56	3.43	84.51
FSBW	FS Bancorp, Inc.	WA	12.92	12.92	1.01	7.17	1.01	7.22	0.24	500.82	12.74	95.15	12.29	95.15	12.64	0.24	1.24	15.79
GTWN	Georgetown Bancorp, Inc.	MA	11.33	11.33	0.55	5.04	0.55	5.04	NA	NA	20.65	104.41	11.83	104.41	20.65	0.17	0.97	20.00
HBK	Hamilton Bancorp, Inc.	MD	20.93	20.15	-0.25	-1.24	-0.31	-1.55	NA	NA	NM	72.83	15.24	76.39	NM	NA	NA	NM
HFFC	HF Financial Corp.	SD	8.07	7.72	0.35	4.35	0.56	7.02	1.14	75.69	23.52	102.63	8.28	107.68	14.79	0.45	3.04	71.43
HIFS	Hingham Institution for Savings	MA	7.83	7.83	1.52	19.30	NA	NA	NA	NA	8.36	152.94	11.97	152.94	NA	1.12	1.28	20.11
HMNF	HMN Financial, Inc.	MN	13.16	13.16	1.21	9.12	1.21	9.12	NA	NA	9.76	81.33	9.46	81.33	9.76	0.00	0.00	NM
HBCP	Home Bancorp, Inc.	LA	12.62	NA	0.81	6.67	0.94	7.68	1.99	37.44	15.08	98.99	12.49	104.06	13.11	0.28	1.31	9.86
HFBL	Home Federal Bancorp, Inc. of Louisiana	LA	12.50	12.50	0.95	6.90	0.92	6.69	NA	NA	13.14	98.43	12.30	98.43	13.54	0.28	1.44	18.24
HMST	HomeStreet, Inc.	WA	8.55	8.18	0.69	7.69	0.71	7.85	2.89	23.77	11.91	87.25	7.46	91.56	11.68	0.44	0.00	NM
IROQ	IF Bancorp, Inc.	IL	15.23	15.23	0.62	4.18	0.62	4.23	1.10	73.72	19.65	86.55	13.18	86.55	19.41	0.10	0.60	11.76
ISBC	Investors Bancorp, Inc.	NJ	19.06	NA	0.76	4.71	0.83	5.14	0.81	139.10	30.79	117.07	22.31	121.16	28.20	0.20	1.71	52.53
JXSB	Jacksonville Bancorp, Inc.	IL	14.43	13.67	0.95	6.81	0.87	6.20	NA	NA	13.94	91.93	13.26	97.86	15.31	0.32	1.39	19.39
LPSB	La Porte Bancorp, Inc.	IN	15.89	14.46	0.86	5.38	0.86	5.35	NA	NA	15.53	86.62	13.76	96.76	15.61	0.16	1.27	19.75
LABC	Louisiana Bancorp, Inc.	LA	17.52	17.52	0.88	4.87	0.88	4.86	NA	NA	19.42	102.29	17.92	102.29	19.46	0.28	1.36	91.51
MCBK	Madison County Financial, Inc.	NE	20.47	20.20	1.01	4.69	1.04	4.84	NA	NM	19.71	98.78	20.22	100.46	19.09	0.24	1.19	23.53
MLVF	Malvern Bancorp, Inc.	PA	12.91	12.91	0.10	0.76	0.09	0.71	0.80	137.68	NM	103.57	13.37	103.57	145.41	0.11	0.00	NM
MELR	Melrose Bancorp, Inc.	MA	10.17	10.17	NA	NA	NA	NA	NA	61.68	NA	NA	NA	NA	NA	NA	NA	NA
EBSB	Meridian Bancorp, Inc.	MA	17.62	17.28	0.75	5.69	0.61	4.65	NA	NA	29.38	116.86	20.59	119.69	35.93	NA	NA	NM
CASH	Meta Financial Group, Inc.	SD	8.71	7.74	0.76	9.28	0.85	10.36	0.10	247.28	13.96	116.12	10.12	132.16	12.51	0.52	1.51	21.14
NVSL	Naugatuck Valley Financial Corporation	CT	12.15	12.15	-0.42	-3.54	-0.34	-2.90	1.65	91.56	NM	107.68	13.08	107.68	NM	0.00	0.00	NM
NHTB	New Hampshire Thrift Bancshares, Inc.	NH	9.30	5.93	0.68	6.81	0.72	7.16	NA	NA	12.97	96.65	8.52	163.51	12.32	0.52	3.37	43.70
NYCB	New York Community Bancorp, Inc.	NY	11.91	7.24	1.01	8.41	1.00	8.31	NA	NA	15.02	125.31	14.92	217.07	15.21	1.00	6.11	91.74
NFBK	Northfield Bancorp, Inc.	NJ	19.66	19.22	0.73	3.07	0.75	3.17	1.29	69.03	35.44	118.41	23.28	121.81	34.37	0.28	1.93	65.85
NWBI	Northwest Bancshares, Inc.	PA	13.67	11.64	0.79	5.69	0.76	5.47	1.72	57.64	17.78	106.16	14.51	127.57	18.48	0.56	4.70	228.36
OSHC	Ocean Shore Holding Co.	NJ	10.33	NA	0.61	5.90	NA	NA	NA	NA	14.36	85.01	8.78	91.08	NA	0.24	1.71	24.49
OCFC	OceanFirst Financial Corp.	NJ	9.26	9.26	0.86	9.18	0.84	8.93	1.89	41.03	14.16	130.48	12.08	130.48	14.56	0.52	3.09	42.02
ONFC	Oneida Financial Corp.	NY	12.01	9.01	0.66	5.44	0.62	5.14	NA	NA	18.01	97.35	NA	134.82	19.12	0.48	3.65	65.75
ORIT	Oritani Financial Corp.	NJ	15.62	15.62	1.31	7.81	1.31	7.81	0.67	178.33	15.08	126.78	19.80	126.78	15.08	0.70	4.83	98.96
PBHC	Pathfinder Bancorp, Inc.	NY	12.34	11.62	0.52	5.89	NA	NA	NA	NA	15.66	76.96	7.84	83.78	NA	0.12	1.22	13.43
PBCT	People's United Financial, Inc.	CT	12.87	7.47	0.75	5.44	0.75	5.46	NA	NA	17.80	99.32	12.78	181.84	17.74	0.66	4.41	78.57
PBSK	Poage Bankshares, Inc.	KY	16.22	15.76	0.22	1.30	0.47	2.76	0.97	68.37	NM	86.87	14.09	89.92	30.88	0.20	1.34	100.00
PBCP	Polonia Bancorp, Inc.	PA	13.03	13.03	0.00	0.02	0.00	0.02	NA	NA	NM	89.38	11.65	89.38	NM	NA	NA	NM
PROV	Provident Financial Holdings, Inc.	CA	12.98	12.98	0.74	5.57	0.74	5.57	1.38	73.43	18.43	98.77	12.82	98.77	18.43	0.44	2.78	50.00
PFS	Provident Financial Services, Inc.	NJ	13.42	NA	0.92	6.75	0.97	7.18	NA	NA	15.28	105.75	14.19	166.78	14.36	0.64	3.43	50.00
PBIP	Prudential Bancorp, Inc.	PA	24.31	24.31	0.37	1.51	0.32	1.30	1.46	34.02	61.10	89.33	21.72	89.33	70.41	0.12	0.98	45.00
PULB	Pulaski Financial Corp.	MO	8.03	7.77	0.89	10.34	0.90	10.35	3.35	39.70	12.41	120.50	9.67	124.79	12.37	0.38	3.22	40.00

RP® Financial, LC.

Exhibit IV-1B

Weekly Thrift Market Line - Part Two

Prices As of February 13, 2015

			Key Financial Ratios						Asset Quality Ratios		Pricing Ratios					Dividend Data (6)
			Equity/	Tang Equity/	Reported Earnings		Core Earnings		NPAs/	Rsvs/	Price/	Price/	Price/	Price/	Price/	Div/	Dividend	Payout
			Assets(1)	Assets(1)	ROA(5)	ROE(5)	ROA(5)	ROE(5)	Assets	NPLs	Earnings	Book	Assets	Tang Book	Core Earnings	Share	Yield	Ratio (7)
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Companies
RVSB	Riverview Bancorp, Inc.	WA	12.36	9.57	2.39	20.33	2.39	20.14	NA	NA	5.15	98.79	12.16	131.89	5.17	0.00	0.00	NM
SVBI	Severn Bancorp, Inc.	MD	10.79	10.75	0.37	3.54	NA	NA	5.47	23.26	NM	78.35	5.97	78.81	NA	0.00	0.00	NM
SIFI	SI Financial Group, Inc.	CT	11.68	10.44	0.33	2.82	NA	NA	NA	NA	31.44	91.66	10.71	103.99	NA	0.16	1.41	36.11
SBCP	Sunshine Bancorp, Inc.	FL	26.81	26.81	-1.11	-5.90	-1.11	-5.90	NA	NA	NA	82.61	22.15	82.61	NA	NA	NA	NA
TBNK	Territorial Bancorp Inc.	HI	12.79	NA	0.85	6.56	0.80	6.19	NA	NA	14.37	99.48	12.72	99.66	15.24	0.64	2.95	47.68
TSBK	Timberland Bancorp, Inc.	WA	11.24	10.56	0.81	7.34	0.81	7.34	4.32	44.59	13.16	91.39	10.27	97.96	13.14	0.24	2.20	24.10
TRST	TrustCo Bank Corp NY	NY	8.47	8.46	0.97	11.54	0.93	11.16	NA	NA	14.64	164.43	13.93	164.66	15.14	0.26	3.85	56.33
UCBA	United Community Bancorp	IN	13.91	NA	0.40	2.88	NA	NA	NA	NA	27.64	79.61	11.07	85.02	NA	0.24	1.97	54.55
UCFC	United Community Financial Corp.	OH	13.10	13.09	2.82	23.38	2.84	23.55	NA	NA	5.28	108.26	14.18	108.30	5.24	0.04	0.76	3.00
UBNK	United Financial Bancorp, Inc.	CT	11.00	8.93	0.16	1.28	0.82	6.64	NA	NA	NM	103.26	NA	127.53	15.38	0.40	3.13	250.00
WSBF	Waterstone Financial, Inc.	WI	24.93	24.90	0.70	3.23	0.70	3.23	4.39	38.45	36.03	99.54	24.81	99.67	36.03	0.20	1.54	55.56
WAYN	Wayne Savings Bancshares, Inc.	OH	9.58	9.21	0.64	6.62	NA	NA	NA	NA	14.58	97.18	9.31	101.55	NA	0.36	2.60	36.84
WEBK	Wellesley Bancorp, Inc.	MA	9.22	9.22	0.36	3.71	NA	NA	NA	NA	24.35	93.42	8.62	93.42	NA	0.10	0.53	9.74
WBB	Westbury Bancorp, Inc.	WI	14.55	14.55	-0.19	-1.19	-0.13	-0.80	1.18	90.12	NM	93.57	13.62	93.57	NM	NA	NA	NM
WFD	Westfield Financial, Inc.	MA	10.80	10.80	0.48	4.18	0.46	4.04	NA	NA	21.79	97.37	10.51	97.37	22.56	0.12	1.62	52.94
WBKC	Wolverine Bancorp, Inc.	MI	18.15	18.15	0.55	2.84	0.55	2.84	1.68	162.46	29.32	87.81	15.94	87.81	29.32	NA	NA	74.07
WSFS	WSFS Financial Corporation	DE	10.08	9.00	1.17	12.22	1.27	13.30	1.08	84.51	13.76	152.93	15.41	173.35	12.64	0.60	0.75	9.34
WVFC	WVS Financial Corp.	PA	10.80	10.80	0.33	3.25	NA	NA	NA	NA	21.19	71.01	7.67	71.01	NA	0.16	1.45	30.77

MHCs
GCBC	Greene County Bancorp, Inc. (MHC)	NY	9.05	9.05	0.97	10.83	0.99	11.00	1.11	106.58	18.68	191.89	17.36	191.89	18.39	0.72	2.46	45.54
KRNY	Kearny Financial Corp. (MHC)	NJ	13.90	11.17	0.28	2.01	0.32	2.30	NA	NA	NM	184.14	25.60	236.56	83.74	0.00	0.00	NM
KFFB	Kentucky First Federal Bancorp (MHC)	KY	22.17	18.26	0.63	2.84	NA	NA	NA	NA	34.87	100.95	22.38	128.74	NA	0.40	4.99	173.91
LSBK	Lake Shore Bancorp, Inc. (MHC)	NY	14.69	14.69	0.65	4.58	NA	NA	NA	NA	24.55	111.20	16.34	111.20	NA	0.28	2.07	50.91
MGYR	Magyar Bancorp, Inc. (MHC)	NJ	8.80	8.80	0.12	1.37	0.11	1.32	NA	NA	NM	106.40	9.37	106.40	87.23	NA	NA	NM
MSBF	MSB Financial Corp. (MHC)	NJ	11.90	11.90	0.28	2.39	0.28	2.39	5.65	19.12	51.25	124.91	14.86	124.91	51.25	0.00	0.00	NM
NECB	NorthEast Community Bancorp, Inc. (MHC)	NY	20.63	20.46	0.26	1.17	0.27	1.21	4.97	18.40	69.60	83.17	17.16	84.02	67.44	0.12	1.72	120.00
OFED	Oconee Federal Financial Corp. (MHC)	SC	21.68	21.68	1.05	4.95	NA	NA	0.61	54.15	30.92	153.79	33.35	153.79	NA	0.40	1.96	60.61
PSBH	PSB Holdings, Inc. (MHC)	CT	10.99	9.67	0.23	2.08	0.26	2.33	NA	NA	42.33	96.10	10.56	110.87	37.88	0.12	1.57	16.67
TFSL	TFS Financial Corporation (MHC)	OH	15.02	14.95	0.56	3.57	NA	NA	2.13	33.96	65.77	238.80	35.87	240.09	NA	0.28	1.94	63.64

Under Acquisition
CMSB	CMS Bancorp, Inc.	NY	8.98	8.98	0.19	2.21	0.31	3.62	NA	NA	50.73	109.00	9.23	109.00	27.80	NA	NA	NM
COBK	Colonial Financial Services, Inc.	NJ	11.36	11.36	0.18	1.64	0.18	1.61	3.74	25.32	49.67	82.41	9.37	82.41	49.50	NA	NA	NM
HBNK	Hampden Bancorp, Inc.	MA	12.05	12.05	0.51	4.20	0.61	5.00	1.36	63.26	31.94	138.33	16.68	138.33	27.01	0.32	1.50	44.78
HBOS	Heritage Financial Group, Inc.	GA	9.38	NA	0.50	5.46	0.64	6.96	0.88	85.93	26.15	143.42	13.46	155.02	20.49	0.28	1.13	29.47
HCBK	Hudson City Bancorp, Inc.	NJ	13.08	12.71	0.42	3.28	0.25	1.94	NA	NA	31.00	109.73	14.35	113.35	52.42	0.16	1.61	50.00
PEOP	Peoples Federal Bancshares, Inc.	MA	17.50	17.50	0.17	1.01	0.28	1.62	NA	138.49	NM	129.13	22.59	129.13	72.84	0.20	0.93	117.65
SMPL	Simplicity Bancorp, Inc.	CA	16.01	15.63	0.56	3.52	0.61	3.83	1.79	25.39	26.42	94.66	15.16	97.45	24.22	0.36	2.03	53.73
SIBC	State Investors Bancorp, Inc.	LA	15.46	15.46	0.48	3.06	0.48	3.06	NA	NA	39.81	115.86	17.91	115.86	39.81	NA	NA	NM

(1) Average of High/Low or Bid/Ask price per share.

(2) Or since offering price if converted of first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized.

(3) EPS (earnings per share) is based on actual trailing 12 month data and is not shown on a pro forma basis.

(4) Exludes intangibles (such as goodwill, value of core deposits, etc.).

(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.

(6) Annualized based on last regular quarterly cash dividend announcement.

(7) Indicated dividend as a percent of trailing 12 month earnings.

(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

Source: SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2015 by RP® Financial, LC.

EXHIBIT IV-2

Historical Stock Price Indices

Exhibit IV-2

Historical Stock Price Indices(1)

					SNL	SNL
				NASDAQ	Thrift	Bank
Year/Qtr. Ended		DJIA	S&P 500	Composite	Index	Index

2004:	Quarter 1	10357.7	1126.2	1994.2	1585.3	562.20
	Quarter 2	10435.5	1140.8	2047.8	1437.8	546.62
	Quarter 3	10080.3	1114.6	1896.8	1495.1	556.00
	Quarter 4	10783.0	1211.9	2175.4	1605.6	595.10

2005:	Quarter 1	10503.8	1180.6	1999.2	1516.6	551.00
	Quarter 2	10275.0	1191.3	2057.0	1577.1	563.27
	Quarter 3	10568.7	1228.8	2151.7	1527.2	546.30
	Quarter 4	10717.5	1248.3	2205.3	1616.4	582.80

2006:	Quarter 1	11109.3	1294.8	2339.8	1661.1	595.50
	Quarter 2	11150.2	1270.2	2172.1	1717.9	601.14
	Quarter 3	11679.1	1335.9	2258.4	1727.1	634.00
	Quarter 4	12463.2	1418.3	2415.3	1829.3	658.60

2007:	Quarter 1	12354.4	1420.9	2421.6	1703.6	634.40
	Quarter 2	13408.6	1503.4	2603.2	1645.9	622.63
	Quarter 3	13895.6	1526.8	2701.5	1523.3	595.80
	Quarter 4	13264.8	1468.4	2652.3	1058.0	492.85

2008:	Quarter 1	12262.9	1322.7	2279.1	1001.5	442.5
	Quarter 2	11350.0	1280.0	2293.0	822.6	332.2
	Quarter 3	10850.7	1166.4	2082.3	760.1	414.8
	Quarter 4	8776.4	903.3	1577.0	653.9	268.3

2009:	Quarter 1	7608.9	797.9	1528.6	542.8	170.1
	Quarter 2	8447.0	919.3	1835.0	538.8	227.6
	Quarter 3	9712.3	1057.1	2122.4	561.4	282.9
	Quarter 4	10428.1	1115.1	2269.2	587.0	260.8

2010:	Quarter 1	10856.6	1169.4	2398.0	626.3	301.1
	Quarter 2	9744.0	1030.7	2109.2	564.5	257.2
	Quarter 3	9744.0	1030.7	2109.2	564.5	257.2
	Quarter 4	11577.5	1257.6	2652.9	592.2	290.1

2011:	Quarter 1	12319.7	1325.8	2781.1	578.1	293.1
	Quarter 2	12414.3	1320.6	2773.5	540.8	266.8
	Quarter 3	10913.4	1131.4	2415.4	443.2	198.9
	Quarter 4	12217.6	1257.6	2605.2	481.4	221.3

2012:	Quarter 1	13212.0	1408.5	3091.6	529.3	284.9
	Quarter 2	12880.1	1362.2	2935.1	511.6	257.3
	Quarter 3	13437.1	1440.7	3116.2	557.6	276.8
	Quarter 4	13104.1	1426.2	3019.5	565.8	292.7

2013:	Quarter 1	14578.5	1569.2	3267.5	602.3	318.9
	Quarter 2	14909.6	1606.3	3404.3	625.3	346.7
	Quarter 3	15129.7	1681.6	3771.5	650.8	354.4
	Quarter 4	16576.7	1848.4	4176.6	706.5	394.4

2014:	Quarter 1	16457.7	1872.3	4199.0	718.9	410.8
	Quarter 2	16826.6	1960.2	4408.2	723.9	405.2
	Quarter 3	17042.9	1972.3	4493.4	697.7	411.0
	Quarter 4	17823.1	2058.9	4736.1	738.7	432.8
As of Feb. 13, 2015		18019.4	2097.0	4893.8	735.2	422.0

(1) End of period data.

Sources: SNL Financial and The Wall Street Journal.

EXHIBIT IV-3

Historical Thrift Stock Indices

Index Values

Industry:	Savings Bank/Thrift/Mutual
Geography:	United States and Canada

			Change (%)
										Price /
	Close	Last Update	1 Day	1 Week	MTD	QTD	YTD	1 Year	3 Year	Earnings (x)
SNL Custom** Indexes
SNL Banking Indexes
SNL U.S. Bank and Thrift	404.15	2/13/2015	0.24	1.82	8.31	(2.43)	(2.43)	7.75	64.77	19.2
SNL U.S. Thrift	735.24	2/13/2015	0.27	1.12	5.05	(0.47)	(0.47)	7.91	45.53	26.1
SNL TARP Participants	82.77	2/13/2015	(0.07)	0.88	12.32	6.41	6.41	13.84	72.14	15.3
S&P 500 Bank	229.84	2/13/2015	0.30	2.07	8.58	(3.00)	(3.00)	8.95	59.29	NA
NASDAQ Bank	2,625.34	2/13/2015	0.32	0.69	7.64	(1.89)	(1.89)	4.77	50.44	NA
S&P 500 Thrifts & Mortgage Finance	4.32	2/13/2015	0.16	2.44	8.42	(1.75)	(1.75)	7.25	29.62	NA
SNL Asset Size Indexes
SNL U.S. Thrift < $250M	942.36	2/13/2015	0.09	2.83	1.79	1.43	1.43	5.94	20.72	NA
SNL U.S. Thrift $250M-$500M	4,563.74	2/13/2015	0.41	0.56	0.43	0.00	0.00	14.66	63.85	25.6
SNL U.S. Thrift < $500M	1,554.99	2/13/2015	0.39	0.70	0.51	0.09	0.09	14.39	60.69	25.6
SNL U.S. Thrift $500M-$1B	1,914.18	2/13/2015	0.34	0.01	1.74	(0.20)	(0.20)	12.28	61.58	27.6
SNL U.S. Thrift $1B-$5B	2,360.77	2/13/2015	0.13	(0.17)	3.55	(0.41)	(0.41)	8.18	53.08	23.7
SNL U.S. Thrift $5B-$10B	747.32	2/13/2015	(0.24)	0.64	4.36	(1.84)	(1.84)	(5.57)	4.78	19.2
SNL U.S. Thrift > $10B	151.23	2/13/2015	0.44	1.90	6.41	(0.28)	(0.28)	10.13	48.29	28.2
SNL Market Cap Indexes
SNL Micro Cap U.S. Thrift	766.09	2/13/2015	0.30	0.34	1.79	0.38	0.38	12.28	64.88	21.5
SNL Micro Cap U.S. Bank & Thrift	512.55	2/13/2015	0.23	0.27	1.58	(0.18)	(0.18)	9.74	60.39	15.9
SNL Small Cap U.S. Thrift	513.69	2/13/2015	(0.07)	(0.33)	4.11	(2.68)	(2.68)	5.20	45.73	25.8
SNL Small Cap U.S. Bank & Thrift	447.18	2/13/2015	0.09	(0.22)	5.37	(2.79)	(2.79)	6.01	43.92	16.5
SNL Mid Cap U.S. Thrift	284.67	2/13/2015	0.35	1.19	5.67	(0.28)	(0.28)	7.19	41.91	29.6
SNL Mid Cap U.S. Bank & Thrift	304.47	2/13/2015	0.48	0.92	8.73	(0.74)	(0.74)	5.35	45.88	17.1
SNL Large Cap U.S. Thrift	151.94	2/13/2015	0.38	2.77	6.31	0.98	0.98	8.08	28.09	21.7
SNL Large Cap U.S. Bank & Thrift	268.34	2/13/2015	0.22	2.07	8.47	(2.64)	(2.64)	8.21	68.58	19.2
SNL Geographic Indexes
SNL Mid-Atlantic U.S. Thrift	2,928.84	2/13/2015	0.33	1.44	6.16	(0.10)	(0.10)	6.45	40.28	23.8
SNL Midwest U.S. Thrift	2,357.62	2/13/2015	0.62	0.66	3.02	(1.99)	(1.99)	11.70	57.57	41.7
SNL New England U.S. Thrift	1,991.91	2/13/2015	(0.19)	0.72	4.67	(1.55)	(1.55)	7.12	24.03	20.3
SNL Southeast U.S. Thrift	351.65	2/13/2015	0.08	0.60	3.75	(3.06)	(3.06)	8.03	87.37	20.1
SNL Southwest U.S. Thrift	609.74	2/13/2015	0.00	(0.44)	(1.25)	(4.83)	(4.83)	15.12	50.47	19.6
SNL Western U.S. Thrift	103.81	2/13/2015	(0.01)	1.48	4.90	9.54	9.54	8.72	93.58	17.5
SNL Stock Exchange Indexes
SNL U.S. Thrift NYSE	132.34	2/13/2015	0.29	1.70	5.94	0.28	0.28	1.87	44.05	15.3
SNL U.S. Thrift NASDAQ	2,049.73	2/13/2015	0.27	0.93	4.76	(0.71)	(0.71)	10.01	46.24	29.7
SNL U.S. Thrift Pink	231.40	2/13/2015	0.18	0.84	2.89	3.74	3.74	17.46	63.50	16.4
SNL Other Indexes
SNL U.S. Thrift MHCs	4,730.67	2/13/2015	1.07	0.92	2.90	(2.21)	(2.21)	14.87	67.65	62.3
Broad Market Indexes
DJIA	18,019.35	2/13/2015	0.26	1.09	4.98	1.10	1.10	12.43	39.97	NA

Source: SNL Financial | Page 1 of 2

Index Values

S&P 500	2,096.99	2/13/2015	0.41	2.02	5.11	1.85	1.85	14.60	55.13	NA
S&P Mid-Cap	1,502.78	2/13/2015	0.53	1.75	4.72	3.47	3.47	12.01	54.27	NA
S&P Small-Cap	705.45	2/13/2015	0.50	1.23	5.23	1.49	1.49	8.95	53.69	NA
S&P 500 Financials	328.84	2/13/2015	(0.10)	1.20	6.08	(1.34)	(1.34)	13.09	66.20	NA
SNL U.S. Financial Institutions	717.88	2/13/2015	0.08	1.52	7.13	(1.02)	(1.02)	12.05	69.41	17.7
MSCI US IMI Financials	1,213.58	2/12/2015	1.13	1.57	5.53	(0.39)	(0.39)	12.71	60.37	NA
NASDAQ	4,893.84	2/13/2015	0.75	3.15	5.58	3.33	3.33	15.40	66.95	NA
NASDAQ Finl	3,157.32	2/13/2015	0.08	0.84	7.47	0.49	0.49	5.79	49.02	NA
NYSE	11,042.70	2/13/2015	0.43	1.80	4.80	1.88	1.88	7.96	37.07	NA
Russell 1000	1,163.83	2/12/2015	0.98	1.24	4.68	1.70	1.70	14.43	56.44	NA
Russell 2000	1,216.27	2/12/2015	1.22	0.63	4.37	0.96	0.96	7.39	49.54	NA
Russell 3000	1,244.23	2/12/2015	0.99	1.20	4.65	1.64	1.64	13.86	55.87	NA
S&P TSX Composite	15,264.81	2/13/2015	0.23	1.20	4.03	4.32	4.32	9.02	23.12	NA
MSCI AC World (USD)	424.69	2/12/2015	1.13	0.59	3.50	1.82	1.82	5.84	31.09	NA
MSCI World (USD)	1,741.22	2/12/2015	1.14	0.79	3.80	1.85	1.85	6.32	37.14	NA
Bermuda Royal Gazette/BSX	1,373.16	2/12/2015	(3.44)	(0.13)	0.67	1.18	1.18	5.48	25.20	NA

Intraday data is available for certain exchanges. In all cases, the data is at least 15 minutes delayed.

** - Non-publicly traded institutions and institutions outside of your current subscription are not included in custom indexes. Custom indexes including foreign institutions do not take into account currency translations. Data is as of the previous close.

All SNL indexes are market-value weighted; i.e., an institution's effect on an index is proportional to that institution's market capitalization.

Source: MSCI. MSCI makes no express or implied warranties or representations and shall have no liability whatsoever with respect to any MSCI data contained herein. The MSCI data may not be further redistributed or used as a basis for other indices or any securities or financial products.

Mid-Atlantic: DE, DC, MD, NJ, NY, PA, PR	Midwest: IA, IN, IL, KS, KY, MI, MN, MO, ND, NE, OH, SD, WI

New England: CT, ME, MA, NH, RI, VT	Southeast: AL, AR, FL, GA, MS, NC, SC, TN, VA, WV

Southwest: CO, LA, NM, OK, TX, UT	West: AZ, AK, CA, HI, ID, MT, NV, OR, WA, WY

Source: SNL Financial | Page 2 of 2

EXHIBIT IV-4

Massachusetts Thrift Acquisitions 2011 - Present

Exhibit IV-4

Massachusetts Thrift Acquisitions 2011-Present

						Target Financials at Announcement							Deal Terms and Pricing at Announcement
						Total			LTM	LTM	NPAs/	Rsrvs/	Deal	Value/					Prem/
Announce	Complete					Assets	E/A	TE/A	ROAA	ROAE	Assets	NPLs	Value	Share	P/B	P/TB	P/E	P/A	Cdeps
Date	Date	Buyer Short Name		Target Name		($000)	(%)	(%)	(%)	(%)	(%)	(%)	($M)	($)	(%)	(%)	(x)	(%)	(%)

11/04/2014	Def. Agrmt.	Berkshire Hills Bancorp Inc.	MA	Hampden Bancorp, Inc.	MA	705,681	12.14	12.14	0.64	5.20	1.48	55.99	114.5	20.882	134.81	134.81	25.16	16.86	6.00
08/05/2014	Def. Agrmt.	Independent Bank Corp.	MA	Peoples Federal Bancshares, Inc.	MA	606,201	17.11	17.11	0.35	1.96	0.30	220.44	130.6	20.386	122.66	122.66	59.96	21.55	7.28
07/16/2014	01/17/2015	Cape Ann SB	MA	Granite Savings Bank	MA	70,076	13.95	13.95	-0.09	-0.64	0.00	NA	NA	NA	NA	NA	NA	NA	NA
02/13/2014	09/01/2014	North Shore Bancorp	MA	Saugusbank, a Co-operative Bank	MA	206,232	8.91	8.91	0.31	3.56	3.02	25.84	NA	NA	NA	NA	NA	NA	NA
12/31/2013	06/01/2014	North Brookfield SB	MA	FamilyFirst Bank	MA	51,905	9.17	9.15	-0.39	-4.03	1.47	31.54	NA	NA	NA	NA	NA	NA	NA
11/15/2013	04/30/2014	Rockville Financial Inc.	CT	United Financial Bancorp, Inc.	MA	2,490,737	12.16	10.56	0.37	2.93	0.76	81.88	370.7	18.416	119.66	140.26	48.46	14.88	7.21
05/14/2013	11/15/2013	Independent Bank Corp.	MA	Mayflower Bancorp, Inc.	MA	261,344	8.66	8.66	0.58	6.56	0.36	151.76	37.4	17.918	163.48	163.48	25.24	14.29	7.20
05/01/2012	11/09/2012	Independent Bank Corp.	MA	Central Bancorp, Inc.	MA	521,350	8.59	8.20	0.21	2.23	2.75	29.08	54.8	32.006	154.47	164.98	NM	10.51	8.43
03/14/2012	07/01/2012	Framingham Co-operative Bank	MA	Natick Federal Savings Bank	MA	155,587	9.23	9.23	-0.05	-0.53	1.26	11.04	NA	NA	NA	NA	NA	NA	NA
09/13/2011	02/25/2012	South Adams Savings Bank	MA	Adams Co-operative Bank	MA	196,056	9.47	9.47	0.16	1.73	6.05	14.25	NA	NA	NA	NA	NA	NA	NA
09/08/2011	01/03/2012	Haverhill Bank	MA	Economy Co-operative Bank	MA	24,145	10.33	10.33	0.13	1.33	0.31	127.03	NA	NA	NA	NA	NA	NA	NA
09/01/2011	02/01/2012	Salem Five Bancorp	MA	Stoneham Savings Bank	MA	366,819	6.43	5.58	-1.29	-19.55	4.93	18.98	NA	NA	NA	NA	NA	NA	NA
01/20/2011	06/30/2011	People's United Financial Inc.	CT	Danvers Bancorp, Inc.	MA	2,630,968	11.16	10.01	0.65	5.71	0.73	89.87	488.9	22.810	163.16	184.10	28.51	18.58	13.37
01/20/2011	04/01/2011	Hometown Bank A Co-Op Bank	MA	Athol-Clinton Co-operative Bank	MA	89,181	9.17	9.17	-1.50	-15.30	13.20	20.47	NA	NA	NA	NA	NA	NA	NA

				Average:		598,306	10.46	10.18	0.01	-0.63	2.62	67.55			143.04	151.72	37.47	16.11	8.25
				Median:		233,788	9.35	9.35	0.18	1.85	1.37	31.54			144.64	151.87	28.51	15.87	7.25

Source: SNL Financial, LC.

EXHIBIT IV-5

Provident Bancorp, Inc.

Director and Senior Management Summary Resumes

Exhibit IV-5
Provident Bancorp, Inc.
Director and Senior Management Summary Resumes

The business experience for the past five years of each of our directors is set forth below. The biographies also contain information regarding the person’s experience, qualifications, attributes or skills that caused the board of directors to determine that the person should serve as a director. Each director is also a director of The Provident Bank. Unless otherwise indicated, directors have held their positions for the past five years.

John K. Bosen is an attorney and owner of Bosen & Associates, P.L.L.C., located in Portsmouth, New Hampshire, which he founded in April of 2004. Mr. Bosen’s practice focuses in the areas of business law, real estate, and litigation. He is a member of both the New Hampshire and Massachusetts Bar Associations. He is also admitted to practice before the United States District Court, District of New Hampshire, and the United States Court of Appeals for the First Circuit. Mr. Bosen’s experience as an attorney assists the board of directors in analyzing and addressing the legal requirements of Provident Bancorp, Inc. and The Provident Bank, including any litigation matters.

Frank G. Cousins, Jr. has served as the Sheriff of Essex County, Massachusetts for 18 years. Mr. Cousins’ years of service as a law enforcement officer in our community provides valuable insight into the economic and business needs of our community, as well as insight into where we can best serve our community in other ways, including charitable donations.

Charles R. Cullen is the Chairman of the Board of Provident Bancorp, Inc. and The Provident Bank, and previously served as President and Chief Executive Officer of The Provident Bank from May 2003 until May 2013, with 30 years experience in the banking industry. Mr. Cullen’s experience in banking, and specifically at The Provident Bank, provides him with extensive knowledge of our operations, as well as banking regulation and internal controls.

Robert A. Gonthier, Jr. retired in 1999 as the Vice President of Procurement of Gould Shawmut, a national distributor of fuses. Mr. Gonthier employed by the company for 32 years. Mr. Gonthier’s years of experience in business assists us in developing strategic planning.

Laurie H. Knapp is a certified public accountant and sole owner of Laurie H. Knapp CPA PC, an accounting firm located in Amesbury, Massachusetts. Ms. Knapp specializes in personal and corporate taxes. Her experience as a certified public accountant provides the board of directors with experience when assessing our accounting practices and with respect to tax matters.

David P. Mansfield has served as the President and Chief Executive Officer of Provident Bancorp, Inc. and Chief Executive Officer of The Provident Bank since May 2013, having joined The Provident Bank as Chief Financial Officer in 2001. Mr. Mansfield previously worked as a bank examiner for both the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporate, and is a Certified Financial Analyst. Mr. Mansfield’s positions as President and Chief Executive Officer foster clear accountability, effective decision-making, a clear and direct channel of communication from senior management to the full board of directors, and alignment on corporate strategy.

Richard L. Peeke is a former insurance executive who retired in 2007 after 41 years of experience in the insurance industry. Mr. Peeke’s experience as a National General Adjuster at AIG gives him unique insights into our challenges, opportunities and operations in the insurance products field and with respect to our insurance needs.

Wayne S. Tatro retired in 2001 following a 37-year career at LeBaron Bonney, a family owned business that began in the 1930’s. Mr. Tatro was part owner and president of the company. The company manufactured upholstery for antique cars, and distributed their products both nationally and internationally. The company was sold in 1998 and Mr. Tatro continued to work there until his retirement in 2001. Mr. Tatro’s experience owning a business provides us insight with respect to our commercial business customers, and his long career in one of our local markets provides us valuable insight regarding our market area.

Exhibit IV-5 (continued)
Provident Bancorp, Inc.
Director and Senior Management Summary Resumes

Executive Officers Who Are Not Directors of Provident Bancorp, Inc.

The following sets forth information regarding our executive officers who are not directors of Provident Bancorp, Inc. Age information is as of December 31, 2014. The executive officers of Provident Bancorp, Inc. and The Provident Bank are elected annually.

Charles F. Withee, age 52, is the Provident Bank’s President and Chief Lending Officer, positions he has held since May 2013. Mr. Withee is also a director of The Provident Bank. Mr. Withee joined The Provident Bank as Senior Lender in 2004, and had nearly 30 years of commercial banking experience in Massachusetts and New Hampshire.

Carol L. Houle, age 44, is Executive Vice President and Chief Financial Officer of The Provident Bancorp, Inc. and The Provident Bank. Ms. Houle is a Certified Public Accountant, and joined the Provident Bank in September 2013. Previously, Ms. Houle was a partner at the accounting firm of Shatswell, MacLeod & Company, P.C., where she worked for 17 years.

Source: Provident Bancorp’s prospectus.

EXHIBIT IV-6

Provident Bancorp, Inc.

Pro Forma Regulatory Capital Ratios

Exhibit IV-6
Provident Bancorp, Inc.
Pro Forma Regulatory Capital Ratios

	The Provident Bank Historical at		Pro Forma at December 31, 2014, Based Upon the Sale in the Offering of
	December 31, 2014		3,121,200 Shares		3,672,000 Shares		4,222,800 Shares		4,856,220 Shares (1)
	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)
	(Dollars in thousands)

Equity	$75,694	11.49%	$86,530	12.87%	$88,569	13.13%	$90,607	13.38%	$92,951	13.67%

Tier 1 leverage capital	$73,282	11.31%	$84,118	12.72%	$86,157	12.98%	$88,195	13.24%	$90,539	13.53%
Tier 1 leverage requirement	32,393	5.00	33,065	5.00	33,190	5.00	33,315	5.00	33,459	5.00
Excess	$40,889	6.31%	$51,053	7.72%	$52,967	7.98%	$54,880	8.24%	$57,080	8.53%

Tier 1 risk-based capital (3)	$73,282	13.87%	$84,118	15.84%	$86,157	16.21%	$88,195	16.57%	$90,539	17.00%
Tier 1 risk-based requirement	51,829	8.00	52,905	8.00	53,104	8.00	53,304	8.00	53,534	8.00
Excess	$21,453	5.87%	$31,213	7.84%	$33,053	8.21%	$34,891	8.57%	$37,005	9.00%

Total risk-based capital (3)	$81,229	15.37%	$92,065	17.33%	$94,104	17.70%	$96,142	18.07%	$98,486	18.49%
Total risk-based requirement	52,841	10.00	53,110	10.00	53,160	10.00	53,210	10.00	53,268	10.00
Excess	$28,388	5.37%	$38,955	7.33%	$40,944	7.70%	$42,932	8.07%	$45,218	8.49%

Common equity tier 1 capital	$73,282	11.31%	$84,118	12.72%	$86,157	12.98%	$88,195	13.24%	$90,539	13.53%
Common equity tier 1 requirement	34,347	6.50	34,522	6.50	34,554	6.50	34,587	6.50	34,624	6.50
Excess	$38,935	4.81%	$49,596	6.22%	$51,603	6.48%	$53,608	6.74%	$55,915	7.03%

Reconciliation of capital infused into The Provident Bank:
Net proceeds			$14,748		$17,477		$20,206		$23,344
Less: Common stock acquired by employee stock ownership plan			(2,608)		(3,068)		(3,528)		(4,058)
Less: Common stock acquired by stock-based benefit plan			(1,304)		(1,534)		(1,764)		(2,029)
Pro forma increase			$10,836		$12,875		$14,914		$17,257

________________________

(1)	As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.
(2)	Equity and Tier 1 leverage capital levels are shown as a percentage of total average assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.
(3)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.

Source: Provident Bancorp’s prospectus.

EXHIBIT IV-7

Provident Bancorp, Inc.

Pro Forma Analysis Sheet – Fully Converted Basis

Exhibit IV-7

PRO FORMA ANALYSIS SHEET - FULLY CONVERTED BASIS

Provident Bancorp, Inc.

Prices as of February 13, 2015

					Peer Group		Massachusetts Companies		All Publicly-Traded
Price Multiple		Symbol	Subject (1)		Average	Median	Average	Median	Average	Median
Price-earnings ratio (x)		P/E	19.16	x	21.06x	21.79x	20.91x	21.79x	17.62x	15.53x
Price-core earnings ratio (x)		P/Core	20.39	x	22.09x	22.56x	19.46x	21.60x	16.76x	15.21x
Price-book ratio (%)	=	P/B	64.27%		96.30%	94.89%	107.46%	97.65%	105.51%	98.79%
Price-tangible book ratio (%)	=	P/TB	64.27%		103.37%	100.47%	108.11%	97.65%	113.74%	101.92%
Price-assets ratio (%)	=	P/A	11.23%		12.42%	11.14%	14.29%	12.01%	13.62%	12.81%

Valuation Parameters

Pre-Conversion Earnings (Y)	$4,562,000	ESOP Stock Purchases (E)	8.00%	(5)
Pre-Conversion Earnings (CY)	$4,305,000	Cost of ESOP Borrowings (S)	0.00%	(4)
Pre-Conversion Book Value (B)	$58,646,000	ESOP Amortization (T)	15.00	years
Pre-Conv. Tang. Book Val. (TB)	$58,646,000	RRP Amount (M)	4.00%
Pre-Conversion Assets (A)	$658,606,000	RRP Vesting (N)	5.00	years (5)
Reinvestment Rate (2)(R)	1.65%	Foundation (F)	2.31%
Est. Conversion Expenses (3)(X)	3.00%	Tax Benefit (Z)	740,000
Tax Rate (TAX)	40.00%	Percentage Sold (PCT)	100.00%
Shares Tax	$0	Option (O1)	10.00%	(6)
		Estimated Option Value (O2)	21.70%	(6)
		Option vesting (O3)	5.00	(6)
		Option pct taxable (O4)	25.00%	(6)

Calculation of Pro Forma Value After Conversion

1.	V=	P/E * (Y)	V=	$81,600,000
		1 - P/E * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4))*(O1*O2)/O3)

2.	V=	P/Core * (Y)	V=	$81,600,000
		1 - P/core * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4))*(O1*O2)/O3)

3.	V=	P/B * (B+Z)	V=	$81,600,000
		1 - P/B * PCT * (1-X-E-M-F)

4.	V=	P/TB * (TB+Z)	V=	$81,600,000
		1 - P/TB * PCT * (1-X-E-M-F)

5.	V=	P/A * (A+Z)	V=	$81,600,000
		1 - P/A * PCT * (1-X-E-M-F)

				Shares		Aggregate
	Shares Issued	Price Per	Gross Offering	Issued To	Total Shares	Market Value
Conclusion	To the Public	Share	Proceeds	Foundation	Issued	of Shares Issued
Supermaximum	10,580,000	10.00	$105,800,000	211,600	10,791,600	$107,916,000
Maximum	9,200,000	10.00	92,000,000	184,000	9,384,000	93,840,000
Midpoint	8,000,000	10.00	80,000,000	160,000	8,160,000	81,600,000
Minimum	6,800,000	10.00	68,000,000	136,000	6,936,000	69,360,000

(1) Pricing ratios shown reflect the midpoint value.

(2) Net return reflects a reinvestment rate of 1.65 percent and a tax rate of 40.0 percent.

(3) Offering expenses shown at estimated midpoint value.

(4) No cost is applicable since holding company will fund the ESOP loan.

(5) ESOP and MRP amortize over 15 years and 5 years, respectively; amortization expenses tax effected at 40.0 percent.

(6) 10 percent option plan with an estimated Black-Scholes valuation of 21.70 percent of the exercise price, including a 5 year vesting with 25 percent of the options (granted to directors) tax effected at 40.0 percent.

EXHIBIT IV-8

Provident Bancorp, Inc.

Pro Forma Effect of Conversion Proceeds – Fully Converted Basis

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Provident Bancorp, Inc.

At the Minimum

1.	Pro Forma Market Capitalization	$69,360,000
	Less: Foundation Shares	1,360,000
2.	Offering Proceeds	$68,000,000
	Less: Estimated Offering Expenses	2,040,000
	Net Conversion Proceeds	$65,960,000

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$65,960,000
	Less: Cash Contribution to Foundation	250,000
	Less: Non-Cash Stock Purchases (1)	8,323,200
	Net Proceeds Reinvested	$57,386,800
	Estimated net incremental rate of return	0.99%
	Reinvestment Income	$568,129
	Less: Shares Tax	0
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	221,952
	Less: Amortization of Options (4)	270,920
	Less: Recognition Plan Vesting (5)	332,928
	Net Earnings Impact	($257,671)

			Net
		Before	Earnings	After
4.	Pro Forma Earnings	Conversion	Increase	Conversion

	12 Months ended December 31, 2014 (reported)	$4,562,000	($257,671)	$4,304,329
	12 Months ended December 31, 2014 (core)	$4,305,000	($257,671)	$4,047,329

		Before	Net Cash	Tax Benefit	After
5.	Pro Forma Net Worth	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2014	$58,646,000	$57,386,800	$644,000	$116,676,800
	December 31, 2014 (Tangible)	$58,646,000	$57,386,800	$644,000	$116,676,800

		Before	Net Cash	Tax Benefit	After
6.	Pro Forma Assets	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2014	$658,606,000	$57,386,800	$644,000	$716,636,800

(1) Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.

(2) ESOP stock purchases are internally financed by a loan from the holding company.

(3) ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 40.0 percent rate.

(4) Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.

(5) RRP is amortized over 5 years, and amortization expense is tax effected at 40.0 percent.

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Provident Bancorp, Inc.

At the Midpoint

1.	Pro Forma Market Capitalization	$81,600,000
	Less: Foundation Shares	1,600,000
2.	Offering Proceeds	$80,000,000
	Less: Estimated Offering Expenses	2,400,000
	Net Conversion Proceeds	$77,600,000

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$77,600,000
	Less: Cash Contribution to Foundation	250,000
	Less: Non-Cash Stock Purchases (1)	9,792,000
	Net Proceeds Reinvested	$67,558,000
	Estimated net incremental rate of return	0.99%
	Reinvestment Income	$668,824
	Less: Shares Tax	0
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	261,120
	Less: Amortization of Options (4)	318,730
	Less: Recognition Plan Vesting (5)	391,680
	Net Earnings Impact	($302,705)

			Net
		Before	Earnings	After
4.	Pro Forma Earnings	Conversion	Increase	Conversion

	12 Months ended December 31, 2014 (reported)	$4,562,000	($302,705)	$4,259,295
	12 Months ended December 31, 2014 (core)	$4,305,000	($302,705)	$4,002,295

		Before	Net Cash	Tax Benefit	After
5.	Pro Forma Net Worth	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2014	$58,646,000	$67,558,000	$740,000	$126,944,000
	December 31, 2014 (Tangible)	$58,646,000	$67,558,000	$740,000	$126,944,000

		Before	Net Cash	Tax Benefit	After
6.	Pro Forma Assets	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2014	$658,606,000	$67,558,000	$740,000	$726,904,000

(1) Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.

(2) ESOP stock purchases are internally financed by a loan from the holding company.

(3) ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 40.0 percent rate.

(4) Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.

(5) RRP is amortized over 5 years, and amortization expense is tax effected at 40.0 percent.

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Provident Bancorp, Inc.

At the Maximum Value

1.	Pro Forma Market Capitalization	$93,840,000
	Less: Foundation Shares	1,840,000
2.	Offering Proceeds	$92,000,000
	Less: Estimated Offering Expenses	2,760,000
	Net Conversion Proceeds	$89,240,000

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$89,240,000
	Less: Cash Contribution to Foundation	250,000
	Less: Non-Cash Stock Purchases (1)	11,260,800
	Net Proceeds Reinvested	$77,729,200
	Estimated net incremental rate of return	0.99%
	Reinvestment Income	$769,519
	Less: Shares Tax	0
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	300,288
	Less: Amortization of Options (4)	366,539
	Less: Recognition Plan Vesting (5)	450,432
	Net Earnings Impact	($347,740)

			Net
		Before	Earnings	After
4.	Pro Forma Earnings	Conversion	Increase	Conversion

	12 Months ended December 31, 2014 (reported)	$4,562,000	($347,740)	$4,214,260
	12 Months ended December 31, 2014 (core)	$4,305,000	($347,740)	$3,957,260

		Before	Net Cash	Tax Benefit	After
5.	Pro Forma Net Worth	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2014	$58,646,000	$77,729,200	$836,000	$137,211,200
	December 31, 2014 (Tangible)	$58,646,000	$77,729,200	$836,000	$137,211,200

		Before	Net Cash	Tax Benefit	After
6.	Pro Forma Assets	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2014	$658,606,000	$77,729,200	$836,000	$737,171,200

(1) Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.

(2) ESOP stock purchases are internally financed by a loan from the holding company.

(3) ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 40.0 percent rate.

(4) Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.

(5) RRP is amortized over 5 years, and amortization expense is tax effected at 40.0 percent.

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Provident Bancorp, Inc.

At the Super Maximum Value

1.	Pro Forma Market Capitalization	$107,916,000
	Less: Foundation Shares	2,116,000
2.	Offering Proceeds	$105,800,000
	Less: Estimated Offering Expenses	3,174,000
	Net Conversion Proceeds	$102,626,000

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$102,626,000
	Less: Cash Contribution to Foundation	250,000
	Less: Non-Cash Stock Purchases (1)	12,949,920
	Net Proceeds Reinvested	$89,426,080
	Estimated net incremental rate of return	0.99%
	Reinvestment Income	$885,318
	Less: Shares Tax	0
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	345,331
	Less: Amortization of Options (4)	421,520
	Less: Recognition Plan Vesting (5)	517,997
	Net Earnings Impact	($399,530)

			Net
		Before	Earnings	After
4.	Pro Forma Earnings	Conversion	Increase	Conversion

	12 Months ended December 31, 2014 (reported)	$4,562,000	($399,530)	$4,162,470
	12 Months ended December 31, 2014 (core)	$4,305,000	($399,530)	$3,905,470

		Before	Net Cash	Tax Benefit	After
5.	Pro Forma Net Worth	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2014	$58,646,000	$89,426,080	$946,400	$149,018,480
	December 31, 2014 (Tangible)	$58,646,000	$89,426,080	$946,400	$149,018,480

		Before	Net Cash	Tax Benefit	After
6.	Pro Forma Assets	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2014	$658,606,000	$89,426,080	$946,400	$748,978,480

(1) Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.

(2) ESOP stock purchases are internally financed by a loan from the holding company.

(3) ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 40.0 percent rate.

(4) Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.

(5) RRP is amortized over 5 years, and amortization expense is tax effected at 40.0 percent.

EXHIBIT IV-9

Provident Bancorp, Inc.

Pro Forma Analysis Sheet – Minority Stock Offering

EXHIBIT IV-9

PRO FORMA ANALYSIS SHEET - MINORITY STOCK OFFERING

Provident Bancorp, Inc.

February 13, 2015

					Peer Group		Massachusetts Companies		All Publicly-Traded
Price Multiple		Symbol	Subject (1)		Mean	Median	Mean	Median	Mean	Median
Price-earnings ratio (x)		P/E	18.72	x	21.06x	21.79x	20.91x	21.79x	17.62x	15.53x
Price-core earnings ratio (x)		P/Core	19.90	x	22.09x	22.56x	19.46x	21.60x	16.76x	15.21x
Price-book ratio (%)	=	P/B	91.16%		96.30%	94.89%	107.46%	97.65%	105.51%	98.79%
Price-tangible book ratio (%)	=	P/TB	91.16%		103.37%	100.47%	108.11%	97.65%	113.74%	101.92%
Price-assets ratio (%)	=	P/A	11.84%		12.42%	11.14%	14.29%	12.01%	13.62%	12.81%

Valuation Parameters

Pre-Conversion Earnings (Y)	$4,562,000	ESOP Stock Purchases (E)	8.00%	(5)
Pre-Conversion Earnings (CY)	$4,305,000	Cost of ESOP Borrowings (S)	0.00%	(4)
Pre-Conversion Book Value (B)	$58,646,000	ESOP Amortization (T)	15.00	years
Pre-Conv. Tang. Book Value (TB)	$58,646,000	MRP Amount (M)	4.00%
Pre-Conversion Assets (A)	$658,606,000	MRP Vesting (N)	5.00	years (5)
Reinvestment Rate (2)(R)	1.65%	Foundation (F)	4.44%
Est. Conversion Expenses (3)(X)	4.81%	Tax Benefit (Z)	752,800
Tax Rate (TAX)	40.00%	Percentage Sold (PCT)	47.00%
		Option (O1)	10.00%	(6)
		Estimated Option Value (O2)	28.30%	(6)
		Option vesting (O3)	5.00	(6)
		Option pct taxable (O4)	25.00%	(6)

Calculation of Pro Forma Value After Conversion

1.	V=	P/E * (Y)	V=	$81,600,000
		1 - P/E * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4))*(O1*O2)/O3)

2.	V=	P/Core * (Y)	V=	$81,600,000
		1 - P/core * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4))*(O1*O2)/O3)

3.	V=	P/B * (B+Z)	V=	$81,600,000
		1 - P/B * PCT * (1-X-E-M-F)

4.	V=	P/TB * (TB+Z)	V=	$81,600,000
		1 - P/TB * PCT * (1-X-E-M-F)

5.	V=	P/A * (A+Z)	V=	$81,600,000
		1 - P/A * PCT * (1-X-E-M-F)

							Aggregate
					Shares		Market Value
	Shares Owned by	Shares Issued	Price Per	Gross Offering	Issued to	Total Shares	of Shares Issued	Full Value
Conclusion	The MHC	To the Public	Share	Proceeds	Foundation	Issued Publicly	Publicly	Total Shares
Super Maximum	5,719,548	4,856,220	10.00	$ 48,562,200	215,832	5,072,052	$ 50,720,520	10,791,600
Maximum	4,973,520	4,222,800	10.00	$ 42,228,000	187,680	4,410,480	44,104,800	9,384,000
Midpoint	4,324,800	3,672,000	10.00	$ 36,720,000	163,200	3,835,200	38,352,000	8,160,000
Minimum	3,676,080	3,121,200	10.00	$ 31,212,000	138,720	3,259,920	32,599,200	6,936,000

(1) Pricing ratios shown reflect the midpoint value.

(2) Net return reflects a reinvestment rate of 1.65 percent, and a tax rate of 40.0 percent.

(3) Offering expenses shown at estimated midpoint value.

(4) No cost is applicable since holding company will fund the ESOP loan.

(5) ESOP and MRP amortize over 15 years and 5 years, respectively; amortization expenses tax effected at 40.0 percent.

(6) 10 percent option plan with an estimated Black-Scholes valuation of 28.30 percent of the exercise price, including a 5 year vesting with 25 percent of the options (granted to directors) tax effected at 40.0 percent.

EXHIBIT IV-10

Provident Bancorp, Inc.

Pro Forma Effect of Conversion Proceeds – Minority Stock Offering

Exhibit IV-10

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Provident Bancorp, Inc.

At the Minimum

1.	Pro Forma Market Capitalization	$32,599,200
	Less: Foundation Shares	1,387,200
2.	Offering Proceeds	$31,212,000
	Less: Estimated Offering Expenses	1,715,791
	Net Conversion Proceeds	$29,496,209

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$29,496,209
	Less: Cash Contribution to Foundation	250,000
	Less: Non-Cash Stock Purchases (1)	3,911,904
	Net Proceeds Reinvested	$25,334,305
	Estimated net incremental rate of return	0.99%
	Reinvestment Income	$250,810
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	104,317
	Less: Amortization of Options (4)	166,060
	Less: Recognition Plan Vesting (5)	156,476
	Net Earnings Impact	($176,044)

			Net
		Before	Earnings	After
4.	Pro Forma Earnings	Conversion	Increase	Conversion

	12 Months ended December 31, 2014 (reported)	$4,562,000	($176,044)	$4,385,956
	12 Months ended December 31, 2014 (core)	$4,305,000	($176,044)	$4,128,956

		Before	Net Cash	Tax Benefit	After
5.	Pro Forma Net Worth	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2014	$58,646,000	$25,334,305	$654,880	$84,635,185
	December 31, 2014 (Tangible)	$58,646,000	$25,334,305	$654,880	$84,635,185

		Before	Net Cash	Tax Benefit	After
6.	Pro Forma Assets	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2014	$658,606,000	$25,334,305	$654,880	$684,595,185

(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the public shares, respectively.

(2) ESOP stock purchases are internally financed by a loan from the holding company.

(3) ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 40.0 percent rate.

(4) Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25 percent taxable.

(5) MRP is amortized over 5 years, and amortization expense is tax effected at 40.0 percent.

Exhibit IV-10

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Provident Bancorp, Inc.

At the Midpoint

1.	Pro Forma Market Capitalization	$38,352,000
	Less: Foundation Shares	1,632,000
2.	Offering Proceeds	$36,720,000
	Less: Estimated Offering Expenses	1,766,268
	Net Conversion Proceeds	$34,953,732

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$34,953,732
	Less: Cash Contribution to Foundation	250,000
	Less: Non-Cash Stock Purchases (1)	4,602,240
	Net Proceeds Reinvested	$30,101,492
	Estimated net incremental rate of return	0.99%
	Reinvestment Income	$298,005
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	122,726
	Less: Amortization of Options (4)	195,365
	Less: Recognition Plan Vesting (5)	184,090
	Net Earnings Impact	($204,176)

			Net
		Before	Earnings	After
4.	Pro Forma Earnings	Conversion	Increase	Conversion

	12 Months ended December 31, 2014 (reported)	$4,562,000	($204,176)	$4,357,824
	12 Months ended December 31, 2014 (core)	$4,305,000	($204,176)	$4,100,824

		Before	Net Cash	Tax Benefit	After
5.	Pro Forma Net Worth	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2014	$58,646,000	$30,101,492	$752,800	$89,500,292
	December 31, 2014 (Tangible)	$58,646,000	$30,101,492	$752,800	$89,500,292

		Before	Net Cash	Tax Benefit	After
6.	Pro Forma Assets	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2014	$658,606,000	$30,101,492	$752,800	$689,460,292

(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the public shares, respectively.

(2) ESOP stock purchases are internally financed by a loan from the holding company.

(3) ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 40.0 percent rate.

(4) Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25 percent taxable.

(5) MRP is amortized over 5 years, and amortization expense is tax effected at 40.0 percent.

Exhibit IV-10

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Provident Bancorp, Inc.

At the Maximum

1.	Pro Forma Market Capitalization	$44,104,800
	Less: Foundation Shares	1,876,800
2.	Offering Proceeds	$42,228,000
	Less: Estimated Offering Expenses	1,816,746
	Net Conversion Proceeds	$40,411,254

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$40,411,254
	Less: Cash Contribution to Foundation	250,000
	Less: Non-Cash Stock Purchases (1)	5,292,576
	Net Proceeds Reinvested	$34,868,678
	Estimated net incremental rate of return	0.99%
	Reinvestment Income	$345,200
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	141,135
	Less: Amortization of Options (4)	224,670
	Less: Recognition Plan Vesting (5)	211,703
	Net Earnings Impact	($232,308)

			Net
		Before	Earnings	After
4.	Pro Forma Earnings	Conversion	Increase	Conversion

	12 Months ended December 31, 2014 (reported)	$4,562,000	($232,308)	$4,329,692
	12 Months ended December 31, 2014 (core)	$4,305,000	($232,308)	$4,072,692

		Before	Net Cash	Tax Benefit	After
5.	Pro Forma Net Worth	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2014	$58,646,000	$34,868,678	$850,720	$94,365,398
	December 31, 2014 (Tangible)	$58,646,000	$34,868,678	$850,720	$94,365,398

		Before	Net Cash	Tax Benefit	After
6.	Pro Forma Assets	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2014	$658,606,000	$34,868,678	$850,720	$694,325,398

(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the public shares, respectively.

(2) ESOP stock purchases are internally financed by a loan from the holding company.

(3) ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 40.0 percent rate.

(4) Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25 percent taxable.

(5) MRP is amortized over 5 years, and amortization expense is tax effected at 40.0 percent.

Exhibit IV-10

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Provident Bancorp, Inc.

At the Super Maximum Value

1.	Pro Forma Market Capitalization	$50,720,520
	Less: Foundation Shares	2,158,320
2.	Offering Proceeds	$48,562,200
	Less: Estimated Offering Expenses	1,874,796
	Net Conversion Proceeds	$46,687,404

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$46,687,404
	Less: Cash Contribution to Foundation	250,000
	Less: Non-Cash Stock Purchases (1)	6,086,462
	Net Proceeds Reinvested	$40,350,942
	Estimated net incremental rate of return	0.99%
	Reinvestment Income	$399,474
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	162,306
	Less: Amortization of Options (4)	258,370
	Less: Recognition Plan Vesting (5)	243,458
	Net Earnings Impact	($264,660)

			Net
		Before	Earnings	After
4.	Pro Forma Earnings	Conversion	Increase	Conversion

	12 Months ended December 31, 2014 (reported)	$4,562,000	($264,660)	$4,297,340
	12 Months ended December 31, 2014 (core)	$4,305,000	($264,660)	$4,040,340

		Before	Net Cash	Tax Benefit	After
5.	Pro Forma Net Worth	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2014	$58,646,000	$40,350,942	$963,328	$99,960,270
	December 31, 2014 (Tangible)	$58,646,000	$40,350,942	$963,328	$99,960,270

		Before	Net Cash	Tax Benefit	After
6.	Pro Forma Assets	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2014	$658,606,000	$40,350,942	$963,328	$699,920,270

(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the public shares, respectively.

(2) ESOP stock purchases are internally financed by a loan from the holding company.

(3) ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 40.0 percent rate.

(4) Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25 percent taxable.

(5) MRP is amortized over 5 years, and amortization expense is tax effected at 40.0 percent.

EXHIBIT V-1

RP® Financial, LC.
Firm Qualifications Statement

RP FINANCIAL, LC.

Advisory | Planning | Valuation

FIRM QUALIFICATION STATEMENT
RP® Financial, LC. ("RP Financial") provides financial and management consulting, merger advisory and valuation services to the financial services companies, including banks, thrifts, credit unions, insurance companies, mortgage companies and others. We offer a broad array of services, high quality and prompt service, hands-on involvement by our senior staff, careful structuring of strategic initiatives and sophisticated valuation and other analyses consistent with industry practices and regulatory requirements. Our staff has extensive consulting, valuation, financial advisory and industry backgrounds.

STRATEGIC PLANNING SERVICES
RP Financial’s strategic planning services, for established or de novo banking companies, provide effective feasible plans with quantifiable results to enhance shareholder value, achieve regulatory approval or realize other objectives. We conduct situation analyses; establish mission/vision statements, develope strategic goals and objectives; and identify strategies to enhance value, address capital, increase earnings, manage risk and tackle operational or organizational matters. Our proprietary financial simulation models facilitate the evaluation of the feasibility, impact and merit of alternative financial strategies.

MERGER ADVISORY SERVICES
RP Financial’s merger advisory services include targeting buyers and sellers, assessing acquisition merit, conducting due diligence, negotiating and structuring deal terms, preparing merger business plans and financial simulations, rendering fairness opinions, preparing fair valuation analyses and supporting post-merger strategies. RP Financial is also expert in de novo charters, shelf charters and failed bank deals with loss sharing or other assistance. Through financial simulations, valuation proficiency and regulatory familiarity, RP Financial's merger advisory services center on enhancing shareholder returns.

VALUATION SERVICES
RP Financial’s extensive valuation practice includes mergers, thrift stock conversions, insurance company demutualizations, merger valuation and goodwill impairment, ESOPs, going private, secondary offerings and other purposes. We are highly experienced in performing appraisals conforming with regulatory guidelines and appraisal standards. RP Financial is the nation’s leading valuation firm for thrift stock conversions, with offerings ranging up to $4 billion.

MANAGEMENT STUDIES
RP Financial provides effective organizational planning, and we are often engaged to prepare independent management studies required for regulatory enforcement actions. We evaluate Board, management and staffing needs, assess existing talent and capabilities and make strategic recommendations for new positions, replacement, succession and other organizational matters.

ENTERPRISE RISK ASSESSMENT SERVICES
RP Financial provides effective enterprise risk assessment consulting services to assist our clients in evaluating the degree to which they have properly identified, understood, measured, monitored and controlled enterprise risk as part of a deliberate risk/reward strategy and to help them implement strategies to mitigate risk, enhance performance, ensure effective reporting and compliance with laws and regulations and avoid potential future damage to their reputation and associated consequences and to mitigate residual risk and unanticipated losses.

OTHER CONSULTING SERVICES
RP Financial provides other consulting services including evaluating regulatory changes, development diversification and branching strategies, conducting feasibility studies and other research, and preparing management studies in response to regulatory enforcement actions. We assist clients with CRA plans and revising policies and procedures. Our other consulting services are aided by proprietary valuation and financial simulation models.

KEY PERSONNEL (Years of Relevant Experience & Contact Information)

Ronald S. Riggins, Managing Director (34)	(703) 647-6543	rriggins@rpfinancial.com
William E. Pommerening, Managing Director (31)	(703) 647-6546	wpommerening@rpfinancial.com
Marcus Faust, Director (29)	(703) 647-6553	mfaust@rpfinancial.com
Gregory E. Dunn, Director (32)	(703) 647-6548	gdunn@rpfinancial.com
James P. Hennessey, Director (29)	(703) 647-6544	jhennessey@rpfinancial.com
James J. Oren, Director (28)	(703) 647-6549	joren@rpfinancial.com
Timothy M. Biddle, Senior Vice President (25)	(703) 647-6552	tbiddle@rpfinancial.com
Carla H. Pollard, Senior Vice President (26)	(703) 647-6556	cpollard@rpfinancial.com

RP Financial, LC.		Phone: (703) 528-1700
1100 North Glebe Road, Suite 600		Fax: (703) 528-1788
Arlington, VA 22201	1	www.rpfinancial.com